    As filed with the Securities and Exchange Commission on March 25, 1998

                                                      Registration No. 333-_____
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               _________________
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               _________________

                           NORTHFIELD BANCORP, INC.
                (Name of Small Business Issuer in its charter)

         MARYLAND                          6035                        [APPLIED FOR]
------------------------------------------------------------------------------------------
    (State or other jurisdiction    (Primary standard industrial    (I.R.S. employer
of incorporation or organization)   classification code number)     identification number)

                               8005 HARFORD ROAD
                          BALTIMORE, MARYLAND  21234
                                (410) 665-7900
--------------------------------------------------------------------------------
(Address and telephone number of principal executive offices and principal place of business)

                          G. RONALD JOBSON, PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                           NORTHFIELD BANCORP, INC.
                               8005 HARFORD ROAD
                          BALTIMORE, MARYLAND  21234
                                (410) 665-7900
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                  COPIES TO:
                          Gary R. Bronstein, Esquire
                           Cynthia R. Cross, Esquire
                      Housley Kantarian & Bronstein, P.C.
                       1220 19th Street, N.W., Suite 700
                            Washington, D.C.  20036

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

================================================================================================
 Title of Each Class     Dollar       Proposed Maximum   Proposed Maximum
of Securities To Be     Amount To       Offering Price      Aggregate            Amount Of
  Registered          Be Registered       Per Share      Offering Price (1)   Registration Fee
------------------------------------------------------------------------------------------------
Common Stock, $.01
 par value              $6,129,790          $10.00          $6,129,790           $1,808.29
================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
Up to 595,125 Shares of Common Stock

                    NORTHFIELD BANCORP, INC.

                    Executive Offices:                 Main Office:
                    8005 Harford Road                  1844 E. Joppa Road
                    Baltimore, Maryland 21234          Baltimore, Maryland 21234
                    (410) 665-7900                     (410) 663-2500
================================================================================

     Northfield Federal Savings is converting from a federally chartered mutual savings association to a federally chartered stock savings bank. As part of the conversion, Northfield Federal Savings will become a wholly owned subsidiary of Northfield Bancorp, Inc. and will adopt the name "Northfield Federal Saving Bank." The Company was formed in March 1998 and upon completion of the conversion will own all of the shares of Northfield Federal Savings. The common stock of the Company is being offered to the public in accordance with a plan of conversion. The plan of conversion must be approved by the Office of Thrift Supervision and by a majority of the votes eligible to be cast by members of Northfield Federal Savings. The offering will not go forward if Northfield Federal Savings does not receive these approvals and the Company does not sell at least the minimum number of shares.

     The shares of common stock are first being offered pursuant to nontransferable subscription rights in a Subscription Offering. Depositor and borrower members as of certain eligibility dates will receive subscription rights. Shares of common stock not subscribed for in the Subscription Offering may be offered for sale in a community offering with preference given to certain residents of Baltimore County, Maryland.
================================================================================
                               TERMS OF OFFERING

An independent appraiser has estimated the market value of the converted Northfield Federal Savings to be between $3,825,000 and $5,175,000, which establishes the number of shares to be offered at a price of $10.00 per share. Subject to Office of Thrift Supervision approval, an additional 15% above the maximum number of shares, or 595,125 shares may be offered. Based on these estimates, we are making the following offering of shares of common stock:

     .    Price Per Share:                             $10.00

     .    Number of Shares Minimum/
          Maximum as adjusted:                         382,500 to 595,125

     .    Offering Expenses:                           $375,000

     .    Net Proceeds to the Company
          Minimum/Maximum as adjusted:                 $3,463,000 to $5,549,250

     .    Net Proceeds Per Share
          Minimum/Maximum as adjusted:                 $9.05 to $9.32

It is possible that we would issue an additional 3% of the total shares sold under certain circumstances involving an improper allocation of shares in the conversion.

Please refer to Risk Factors beginning on page 1 of this document.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, Office of Thrift Supervision, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For information on how to subscribe, call the Stock Information Center at (410) 668-2160.

                            TRIDENT SECURITIES, INC.
                The date of this Prospectus is ___________, 1998

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Questions and Answers About the Stock Offering ............................. (i)
Summary.................................................................... (iv)
Selected Financial and Other Data......................................... (vii)
Risk Factors................................................................  1
Proposed Purchases by Directors and Officers................................  6
The Company.................................................................  6
Northfield Federal Savings..................................................  7
Use of Proceeds.............................................................  7
Dividends...................................................................  8
Market for the Common Stock.................................................  9
Capitalization.............................................................. 10
Historical and Pro Forma Capital Compliance................................. 11
Pro Forma Data.............................................................. 12
The Conversion.............................................................. 15
Management's Discussion and Analysis of Financial Condition and
 Results of Operations...................................................... 29
Business of Northfield Bancorp, Inc......................................... 40
Business of Northfield Federal Savings...................................... 40
Regulation.................................................................. 58
Taxation.................................................................... 65
Management of the Company................................................... 66
Management of Northfield Federal Savings.................................... 67
Restrictions on Acquisitions of the Company................................. 73
Description of Capital Stock................................................ 78
Legal and Tax Matters....................................................... 80
Experts..................................................................... 80
Additional Information...................................................... 80
Index to Financial Statements of Northfield Federal Savings................. 81
Glossary..................................................................  A-1


     This document contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page 1 of this document.

     Please see the Glossary beginning on page A-1 for the meaning of capitalized terms that are not defined in this document.

                           [MAP OF NORTHFIELD FEDERAL
                              SAVINGS MARKET AREA]

     QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

Q.   What is a mutual to stock conversion?

A: The conversion is a change in our form of organization. Currently, we operate as a federally chartered mutual savings association with no stockholders. As a result of the conversion, we will become a federally chartered stock savings bank. As part of our conversion, the Company is offering for sale shares of its common stock The Company will be our sole stockholder and will purchase our stock in exchange for a portion of the proceeds from its offering.

Q:   What is the purpose of the conversion and the offering?

A: As a stock savings bank operating through a holding company structure, we will have the ability to plan and develop long-term growth and improve our future access to the capital markets. The stock offering will increase our capital and the amount of funds available to us for lending and investment activities. This will give us greater flexibility to diversify operations and expand into other geographic markets if we choose to do so. If the Company's earnings are sufficient in the future, you might also receive dividends and benefit from the long-term appreciation of our stock price.

Q:   How many shares of stock will be sold?

A:   Between 382,500 and 517,500 shares of common stock will be sold, all at a
     price of $10.00 per share.   The number of shares to be sold may be
     increased to 595,125 shares without further notice to you, subject to receipt of approval of the Office of Thrift Supervision, if market or financial conditions change prior to completion of the conversion or if additional shares are needed to fill the order of our employee stock ownership plan (the "ESOP"). Also, it is possible that we would issue an additional 3% of the total shares sold in the event our board feels it is necessary to correct an improper allocation of shares in the conversion.

Q:   How do I subscribe for the stock?

A: You must complete and return the Stock Order Form to us together with your payment or your authorization for withdrawal of the payment amount from an account you have with us, on or before ___________, 1998. See pages __ to
     __.

Q:   How much stock may I purchase?

A: The minimum purchase is 25 shares (or $250). The maximum purchase per eligible depositor in the Subscription Offering is 12,500 shares (or $125,000). We may decrease or increase the maximum purchase limitation without notifying you.


                                      (i)

     If shares are sold in a Community Offering, the maximum number of shares that may be purchased by any party in the Community Offering, when combined with the number of shares purchased by other parties with whom your shares may be aggregated is 12,500 shares ($125,000).

     Total purchases of stock in the conversion (i.e., combined purchases in the
                                                 ----
     Subscription and Community Offerings) may not exceed the lesser of $225,000 or 5% of the shares issued in the conversion. See pages __ to __.

Q:   What happens if there are not enough shares to fill all orders?

A: You might not receive any or all of the shares you want to purchase. If there is an over subscription, the stock will be offered on a priority basis to the following persons:

     . Eligible Account Holders - Persons who had a deposit account with us on December 31, 1995 with a balance of at least $50.00. Any remaining shares will be offered to:

     .    Our ESOP.  Any remaining shares will be offered to:

     . Supplemental Eligible Account Holders - Persons who had a deposit account with us on March 31, 1998 with a balance of at least $50.00. Any remaining shares will be offered to:

     . Other Members - Other depositors and certain borrowers of ours, as of __________, 1998.

     If the above persons do not subscribe for all of the shares, the remaining shares will be offered to certain members of the general public with preference given to people who live in Baltimore County, Maryland. See pages __ to __.

Q: What particular factors should I consider when deciding whether or not to buy the stock?

A: There are numerous risks associated with purchasing our stock. Before you decide to purchase stock, you should read the Risk Factors section beginning on page 1 of this document.

Q: As a depositor or borrower member of Northfield Federal Savings, what will happen if I do not purchase any stock?

A: You presently have voting rights while we are in the mutual form; however, once we convert to the stock form you will lose your voting rights unless you purchase stock. You are not

                                     (ii)
     required to purchase stock. Your deposit account, certificate accounts and any loans you may have with us will be not be affected. See pages __ to __.

Q: Who can help answer any other questions I may have about the stock offering?

A: In order to make an informed investment decision, you should read this entire document. In addition, you should contact:

                            Stock Information Center
                            Northfield Bancorp, Inc.
                               8005 Harford Road
                           Baltimore, Maryland  21234
                                 (410) 668-2160


                                     (iii)

                                 SUMMARY

     This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the stock offering fully, you should read carefully this entire document, including the financial statements and the notes to the financial statements of Northfield Federal Savings. References in this document to "we," "us," and "our" refer to Northfield Federal Savings. In certain instances where appropriate, "us" or "our" refers collectively to Northfield Bancorp, Inc. and Northfield Federal Savings. References in this document to "the Company" refer to Northfield Bancorp, Inc.

Northfield Bancorp, Inc.

     Northfield Bancorp, Inc. was formed in March 1998 as a Maryland corporation
to be the holding company for Northfield Federal Savings Bank.   The Company is
not an operating company and has not engaged in any significant business to date. The holding company structure will provide greater flexibility in terms of operations, expansion and diversification. See page __.

Northfield Federal Savings

     We are a community and customer oriented federal mutual savings association with two offices located in Baltimore, Maryland. We were originally founded in
1923 as a federally chartered mutual savings and loan association.   Our primary
market area consists of Baltimore County, Maryland. In addition we focus our lending efforts on Harford and Cecil Counties, Maryland. We emphasize residential construction lending, primarily originating construction/permanent mortgage loans on one- to four-family properties. We also make commercial real estate loans and limited types of consumer loans. We have recently begun to offer home equity loans. Our loans are primarily funded by deposit accounts, approximately 61.6% of which were certificates of deposit at December 31, 1997. At December 31, 1997, we had total assets of $36.1 million, deposits of $32.6 million, and total retained earnings of $2.9 million. See page __.

The Stock Offering

     The Company is offering between 382,500 and 517,500 shares of common stock at $10.00 per share. Subject to approval by the Office of Thrift Supervision, the number of shares to be sold may be increased to 595,125 shares without further notice to you if market or financial conditions change prior to completion of the conversion or if additional shares are needed to fill the order of our ESOP. During the 30 days following the conversion, we may also issue an additional 3% of the total shares sold in the event our board feels it is necessary to correct an improper allocation of shares in the conversion. These additional shares (the "Contingent Shares"), are not reflected in the pro forma financial data in this Prospectus.



                                     (iv)

Stock Purchases

     The Company is first offering its shares of common stock in a Subscription Offering. Depositor and borrower members as of certain eligibility dates will receive subscription rights. The shares of common stock will be offered on the basis of priorities. Any remaining shares may be offered in a Community Offering or in a Syndicated Community Offering. See pages __ to __.

Subscription Rights

     You may not sell or assign your subscription rights. Any transfer of subscription rights is prohibited by law. All persons exercising their subscription rights will be required to certify that they are purchasing shares solely for their own account and that they have no agreement or understanding regarding the sale or transfer of shares. The Company intends to pursue any and all legal and equitable remedies in the event that the Company becomes aware of the transfer of any subscription rights. The Company will reject orders that are determined to involve the transfer of such rights.

The Offering Range and Determination of the Price Per Share

     The offering range is based on an independent appraisal of the pro forma market value of the common stock by Ferguson & Company ("Ferguson"), an appraisal firm experienced in appraisals of savings institutions. The pro forma market value of the shares is our market value after giving effect to the sale of shares in this offering. Ferguson has estimated that in its opinion as of February 27, 1998 such value ranged between $3.8 million and $5.2 million (with a midpoint of $4.5 million) (the "Estimated Valuation Range"). The appraisal was based in part upon our financial condition and operations and the effect of the additional capital raised by the sale of common stock in this offering. The $10.00 price per share was determined by our board of directors and is the price most commonly used in stock offerings involving conversions of mutual savings institutions. The appraisal will be updated prior to the completion of the conversion. If the updated pro forma market value of the common stock is either below $3.8 million or above $6.0 million (excluding the Contingent Shares), we will notify you and you will have the opportunity to modify or cancel your order. See pages __ to __.

Termination of the Offering

     The Subscription Offering will terminate at __:__ .m., Eastern Time, on ___________, 1998. The Community Offering, if any, may terminate at any time without notice but no later than ___________, 1998, without approval by the OTS.

Benefits to Management from the Offering

     Our full-time employees will participate in the offering through purchases of stock by our employee stock ownership plan (the "ESOP"), which is a form of retirement plan. Following the


                                      (v)
conversion, we also intend to implement a management recognition plan ("MRP") under which officers will be entitled to receive awards of restricted stock at no cost to them and a stock option and incentive plan (the "Option Plan"), which will benefit our officers and directors. However, the MRP and Option Plan may not be adopted until at least six months after the conversion and are subject to stockholder approval and compliance with OTS regulations if adopted within the first year following our conversion. See pages __ to __.

Use of the Proceeds from the Sale of Common Stock

     The Company intends to retain 50% of the net proceeds from the stock offering. The Company will use a portion of the net proceeds from the stock offering to make a loan to our ESOP to fund its purchase of 8% of the common stock issued in the conversion. The Company will use a portion of the net proceeds to purchase all the capital stock to be issued by us in the conversion. The Company will retain the balance of the funds as its initial capitalization. The Bank intends to use its portion of the net proceeds to finance a new office building for its main office and a new branch office in Cecil County, Maryland. The Bank will also use a portion of the net proceeds from the conversion to expand its small business lending, which we expect to commence in the summer of 1998 with the hiring of a small business lending officer. The remainder of the net proceeds will be used to fund the Bank's other lending activities. See page
__.

Dividends

     Our board of directors intends to adopt a policy of paying regular semi-annual cash dividends on the common stock at a rate of 2% of the $10.00 per share purchase price of the common stock ($0.20 per share). The first dividend will be declared and paid no earlier than the semi-annual period ending June 30, 1999. See page __.

Market for the Common Stock

     The Company intends to list the common stock over-the-counter through the OTC "Electronic Bulletin Board" under the symbol "____." The Company intends to request Trident Securities undertake to match offers to buy and offers to sell the common stock. Since the size of the offering is small, it is unlikely that an active and liquid trading market for the shares will develop and be maintained. Investors should have a long-term investment intent. Persons purchasing shares may not be able to sell their shares when they desire or to sell them at a price equal to or above $10.00. See page __.

Important Risks in Owning the Company's Common Stock

     Before you decide to purchase stock in the offering, you should read the "Risk Factors" section beginning on page 1 of this document.


                                     (vi)

                       SELECTED FINANCIAL AND OTHER DATA

     We are providing the following summary financial information about us for your benefit. This information is derived from our audited financial statements for each of the fiscal years shown below. The following information is only a summary and you should read it in conjunction with our financial statements and notes to our financial statements which you can find beginning on page F-1 of this Prospectus.


Selected Financial Data

  The following table sets forth certain information concerning our financial position at the dates indicated.

                                                           At December 31,
                                                      --------------------------
                                                         1997             1996
                                                      --------          --------
                                                            (In thousands)
Total assets........................................  $ 36,084          $ 32,228
Cash................................................       117               173
Interest-bearing deposits in other banks............     3,514             5,186
Securities available for sale.......................        --               197
Mortgage-backed securities..........................     1,955             2,333
Loans receivable - net..............................    29,961            23,841
Federal Home Loan Bank of Atlanta stock.............       226               226
Deposit accounts....................................    32,622            29,116
Total retained earnings - substantially restricted..     2,894             2,729


Summary of Operations

   The following table sets forth certain information concerning our results of operations for the periods shown.

                                                        Year Ended December 31,
                                                       -------------------------
                                                         1997             1996
                                                       -------           -------
                                                            (In thousands)
Interest income.....................................   $ 2,626           $ 2,457
Interest expense....................................     1,493             1,397
                                                       -------           -------
Net interest income.................................     1,133             1,060
Provision for loan losses...........................       123                10
                                                       -------           -------
Net interest income after provision
 for loan losses....................................     1,010             1,050
Noninterest income (loss)...........................        (2)               31
Noninterest expense.................................       772               843
                                                       -------           -------
Income before taxes.................................       236               238
Income tax expense..................................        91                89
                                                       -------           -------
Net income..........................................   $   145           $   149
                                                       =======           =======

                                     (vii)

Key Operating Ratios

     The table below sets forth certain performance ratios for us for the periods indicated.

                                                          At or for the
                                                     Year Ended December 31,
                                                     -----------------------
                                                     1997     1996      1995
                                                     ----     ----      ----
Performance Ratios:
   Return on assets (ratio of net earnings
    to average total assets)......................    .43%     .46%      .85%
   Return on equity (ratio of net earnings
    to average equity)............................   4.99     5.50     10.47
   Ratio of average interest-earning assets
    to average interest-bearing liabilities....... 111.11   109.99    109.33
   Ratio of net interest income, after
    provision for loan losses and
    noninterest expense........................... 130.83   124.56    161.31
   Net interest rate spread.......................   2.88     2.90      3.08
   Net interest margin............................   3.37     3.34      3.50

Asset Quality Ratios:
   Nonperforming loans to total loans
    at end of period..............................   1.31     1.07       .50
   Nonperforming loans to total assets............   1.15      .84       .35
   Nonperforming assets to total assets
    at end of period..............................   1.15      .84       .35
   Allowance for loan losses to nonperforming
    loans at end of period........................  52.17    37.04     79.65
   Allowance for loan losses to total loans,
    net...........................................    .72      .42       .41

Capital Ratios:
   Equity to total assets at end of period........   8.02     8.47      8.04
   Average equity to average assets...............   8.52     8.39      8.07

Other Data:
   Number of full service offices.................      2        2         2

                                    (viii)

                                  RISK FACTORS

     In addition to the other information in this document, you should consider carefully the following risk factors in deciding whether to invest in the common stock.

Potential Impact of Changes in Interest Rates and the Current Interest Rate Environment

     Our ability to make a profit, like that of most financial institutions, is substantially dependent on our net interest income, which is the difference between the interest income we earn on our interest-earning assets (such as mortgage loans and investments) and the interest expense we pay on our interest-bearing liabilities (such as deposits). Because most of the loans we originate have fixed rates and have longer effective maturities than our interest-bearing liabilities, the yield on our interest-earning assets adjusts more slowly to changes in interest rates than the cost of our interest-bearing liabilities. Accordingly, our net interest income could be adversely affected by material and prolonged increases in interest rates since our interest expense would increase at a faster rate than our interest income. Unlike many other thrift institutions who offer both adjustable and fixed rates on single family loans and tend to emphasize adjustable rate loans under rising interest rate conditions, our policy is to originate all of our one- to four-family residential loans, representing 81.4% of our total loans at December 31, 1997, with fixed rates. As a result, we have significant exposure to interest rate risk. Our earnings may also be adversely affected by rising interest rates due to decreased customer demand. We attempt to reduce this risk by seeking shorter term assets, longer term liabilities and originating variable rate loans if possible. We also believe that our interest rate risk exposure will be partly mitigated by the introduction of shorter-term home equity loans and small business loans, all of which will have variable rates.

     The average life of loans and mortgage-backed securities can also be affected by changes in interest rates. As interest rates decline, borrowers tend to refinance higher-rate, fixed rate loans at lower rates. We also experience an increase in prepayments on mortgage-backed securities as the loans underlying such securities are prepaid. Since rates will have declined, we would not be able to reinvest such prepayments in assets earning interest rates as high as the rates on the prepaid loans or mortgage-backed securities. As a result our interest income could decline.

     Our investment portfolio is also affected by changes in interest rates since a substantial portion of our investments carry fixed rates. Generally, the value of a fixed rate investment will decrease as interest rates rise. As of December 31, 1997, the market value of our mortgage-backed securities portfolio (the primary component of our investment portfolio) exceeded the carrying value of such investments by $56,000.

Below Average Return on Average Equity and Increased Expenses After Conversion

     Return on average equity (net income divided by average equity) is a ratio used by many investors to compare the performance of a savings institution to its peers. As a result of the conversion, our equity will increase substantially. Our expenses also will increase due to several factors. First, we plan to spend approximately $1.5 million on a new office building for our main office. We will also incur significant expenses relating to the development of a new branch office in Cecil County, Maryland. Our compensation expense will increase due to added personnel to staff our new branch and due to the addition of a small business loan officer. We will also see added expense associated with the ESOP and, later on, the MRP as well as with the costs of being a public company. Because of the increases in our equity and expenses, we expect our return on equity to decrease as compared to our performance in previous years. At December 31, 1996 and 1997 our return on average equity was 5.5% and 4.99%, respectively. A lower return on equity could reduce the trading price of our shares. While increases in our operating expenses may be offset by earnings on the conversion proceeds, there can be no assurance that we will be able to increase net income in future periods. We plan to use a portion of the net proceeds from the conversion to expand our small business lending, which we commenced in ________ 1998 when we hired a small business lending officer. See "Business of Northfield Federal Savings -- Lending Activities."

Commercial Leases

     We purchase commercial finance leases from a local leasing company. At December 31, 1997, our portfolio of commercial leases totaled $741,000 or 2.3% of total loans. In recent years, we have come under regulatory criticism based on violation of the OTS's loans to one borrower regulation. We have made changes to the program and are in the process of bringing the program into compliance with the loans to one borrower regulation. Since the program began, we have experienced losses of $7,700 in connection with these leases, all involving non-recourse purchases. Currently, all of our purchases are on a recourse basis.

     Commercial leases are subject to the same risk of default as direct commercial loans. See "Business of Northfield Federal Savings -- Lending Activities."

Risks Associated with Construction, Commercial Real Estate, Consumer Lending and the Introduction of Small Business Lending

     Our primary lending activity is the origination of loans to finance the construction of one-to four-family residential properties. Nearly all of these loans are structured to be converted to permanent loans at the end of the construction phase. A majority of our one-to four- family residential loans were originated as construction/permanent loans. Construction financing involves a greater risk of loss than long-term financing on improved, occupied real estate. Our risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction or development and the estimated cost (including interest) of construction. If the estimate of construction cost proves to be inaccurate, we may be required to advance funds beyond the amount originally committed to permit completion of the development. If the estimate of value proves to be inaccurate, we may be confronted, at or prior to the maturity of the loan, with a project with a value which is insufficient to assure full repayment.

     We are also actively involved in commercial real estate lending. At December 31, 1997, these loans represented approximately 8.9% of the loans in our portfolio. These loans are secured by small office buildings or by multi-family residential investment properties. Commercial real estate lending involves a higher degree of credit risk than one- to four-family residential lending due primarily to concentration of funds in a limited number of loans and because such loans depend on cash flow from the property to service the debt. Cash flow may be significantly affected by general economic conditions.

     We also plan to begin offering small business loans guaranteed by the Small Business Administration in the summer of 1998. Unlike residential mortgage loans, commercial business loans are typically made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business, and therefore involve a greater degree of risk than one- to four-family residential loans.

Lack of Active Market for Common Stock

     Due to the small size of the offering, it is highly unlikely that an active trading market will develop and be maintained. If an active market does not develop, you may not be able to sell your shares promptly or perhaps at all, or sell your shares at a price equal to or above the price you paid for the shares. The common stock may not be appropriate as a short-term investment. See "Market for the Common Stock."

Risk of Decline in Demand for Construction Loans in Our Market Areas

     A majority of our one- to four-family residential loans are originated as construction/permanent loans. As a result, our business is heavily dependent on the continued demand for single family housing construction in our market areas. In the event the demand for new houses in our market areas were to decline, we would be forced to shift our lending emphasis. There can be no assurance of our ability to continue growth and profitability in our lending activities in the event of such a decline.

Impact of Technological Advances; Year 2000 Compliance

     Our industry is experiencing rapid changes in technology. Technology-driven products and services are frequently introduced. In addition to improving customer services, effective use of technology increases efficiency and enables financial institutions to reduce costs. Our future success will thus depend partly on our ability to address our customers' needs by using technology. Many of our competitors have far greater resources than we have to invest in technology. There can be no assurance that we will be able to effectively develop new technology-driven products and services or be successful in marketing these products to our customers.

     Our operations are also dependent on computers and computer systems, whether we maintain them internally or they are maintained by a third party. We have taken steps to ensure that our computer systems will properly recognize information when the year changes to 2000. Systems that do not properly recognize the correct year could produce faulty data or cause a system to fail. We have also taken steps to ensure that we are in compliance with regulatory directives in this area. There can be no assurance, however, that we and our third party providers will be successful in making all necessary changes to avoid computer system failure related to the year 2000.

Anti-Takeover Provisions and Statutory Provisions That Could Discourage Hostile Acquisitions of Control

     Provisions in the Company's articles of incorporation and bylaws, the General Corporation Law of the State of Maryland, and certain federal regulations may make it difficult, and expensive, to pursue a tender offer, change in control or takeover attempt which we oppose. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current board of directors or management of the Company more difficult. In addition, these provisions may reduce the trading price of our stock. These provisions include: restrictions on the acquisition of the Company's equity securities and limitations on voting rights; the classification of the terms of the members of the board of directors; certain provisions relating to the meeting of stockholders; denial of cumulative voting by stockholders in the election of directors; the issuance of preferred stock and additional shares of common stock without shareholder approval; and super-majority provisions for the approval of certain business combinations. See "Restrictions on Acquisitions of the Company"

Possible Voting Control by Directors and Officers

     The proposed purchases of the common stock by our directors, officers and ESOP (estimated to be approximately 103,000 shares, or 22.89% of the shares to be outstanding assuming 450,000 shares are sold), as well as the potential acquisition of common stock through the Option Plan and MRP, could make it difficult to obtain majority support for stockholder proposals which are opposed by us. In addition, the voting of those shares could enable us to block the approval of transactions (i.e., business combinations and amendment to our articles of incorporation and bylaws) requiring the approval of 80% of the stockholders under the Company's articles of incorporation. See "Management of Northfield Federal Savings -- Executive Compensation -- Employee Stock Ownership Plan," " -- Proposed Future Stock Benefit Plans -- Stock Option Plan," " -- Management Recognition Plan," "Description of Capital Stock," and "Restrictions on Acquisitions of the Company."

Possible Dilutive Effect and Expense of MRP and Stock Options

     If the conversion is completed and stockholders subsequently approve the MRP and Option Plan, we will issue stock to our officers and directors through these plans. If the shares for the MRP are issued from our authorized but unissued stock, your ownership percentage could be diluted by up to approximately 4% and the trading price of our stock may be reduced. See "Pro Forma Data," "Management of Northfield Federal Savings -- Proposed Future Stock Benefit Plans -- Stock Option Plan," and "-- Management Recognition Plan." These plans will also involve additional expense. See "Risk Factors -- Below Average Return on Average Equity and Increased Expenses After Conversion."

Financial Institution Regulation of the Thrift Industry

     We are subject to extensive regulation, supervision, and examination by the OTS and FDIC. A bill has been introduced in the House Banking Committee that would consolidate the OTS with the Office of the Comptroller of the Currency ("OCC"). If this regulation is approved, we could be forced to become a state or national commercial bank. If we become a commercial bank, our investment authority, branching authority and the ability of the Company to engage in, diversified activities may be limited, which could affect our profitability.
See "Regulation."

Possible Adverse Tax Consequences of the Subscription Rights

     We have received the opinion of Ferguson that the subscription rights granted to eligible members in connection with the conversion have no value. This opinion is not binding on the Internal Revenue Service ("IRS"), however. Should the IRS determine that the subscription rights do have ascertainable value, you could be taxed as a result of your exercise of such rights in an amount equal to such value.

Restrictions on Repurchase of Shares

     Generally, during the first year following the conversion, the Company may not repurchase its shares. During each of the second and third years following the conversion, the Company may repurchase up to 5% of its outstanding shares. During those periods, if we decide that additional repurchases would be a good use of funds, we would not be able to do so, without obtaining OTS approval. There is no assurance that OTS approval would be given. See "The Conversion -- Restrictions on Repurchase of Shares."

                  PROPOSED PURCHASES BY DIRECTORS AND OFFICERS

     The following table sets forth the approximate purchases of common stock by each director and executive officer and their associates in the conversion. The table assumes that 450,000 shares (the midpoint of the Estimated Valuation Range) of the common stock will be sold at $10.00 per share and that sufficient shares will be available to satisfy their subscriptions.


                                                                              Aggregate
                                                                   Total       Price of      Percent
                                                                  Shares       Shares       of Shares
Name                                 Position                    Purchased    Purchased     Purchased
----                                 --------                    ---------    ---------     ---------
Gary R. Bozel                        Chairman of the Board        12,500       $125,000        2.78%

J. Thomas Hoffman                    Director                     12,500        125,000        2.78

G. Ronald Jobson                     Director, President and
                                      Chief Executive Officer     12,500        125,000        2.78

E. Thomas Lawrence, Jr.              Director                      3,000         30,000         .67

David G. Rittenhouse                 Director                     12,500        125,000        2.78

William R. Rush                      Director                     12,500        125,000        2.78

All directors and executive
officers as a group (8 persons)                                   67,000        670,000       14.89

ESOP                                                              36,000        360,000        8.00
Management Recognition Plan                                       18,000        180,000        4.00
                                                                --------     ----------       -----
                                                                 121,000     $1,210,000       26.89%
                                                                ========     ==========       =====

                                  THE COMPANY

     The Company was formed as a Maryland corporation on March 5, 1998 at our direction for the purpose of serving as our holding company after the conversion. Prior to the conversion, the Company has not engaged and is not expected to engage in any significant operations. The Company has received the approval of the OTS to acquire control of us upon completion of the conversion. Upon consummation of the conversion, the only assets the Company is expected to own are the capital stock we will issue in the conversion, a note receivable from our ESOP and any proceeds from the offering it retains.

     As a holding company, the Company will have greater flexibility than we would have to diversify its business activities through the formation of subsidiaries or through acquisition. The Company will be classified as a unitary savings and loan holding company after the conversion and will be required to comply with OTS regulations and be subject to examination.

     The Company's executive offices are located at 8005 Harford Road, Baltimore, Maryland 21234 and its main telephone number is (410) 665-7900.


                          NORTHFIELD FEDERAL SAVINGS

     We are a federal mutual savings association operating through two offices in Baltimore County, Maryland. We were founded in 1923 as a federally chartered savings institution and are a member of the FHLB System. Upon our conversion to stock form, we will adopt the name "Northfield Federal Savings Bank." Our deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") under the SAIF. At December 31, 1997, we had total assets of $36.1 million, total deposits of $32.6 million and total retained earnings of $2.9 million.

     Our principal business consists of attracting deposits, primarily certificates of deposit, from the general public and originating residential mortgage loans, primarily construction/permanent loans on one- to four-family properties. We also offer commercial real estate and limited types of consumer loans. We also have a portfolio of purchased commercial leases.

     Our executive offices are located at 8005 Harford Road, Baltimore, Maryland 21234 and our main telephone number is (410) 665-7900.


                                USE OF PROCEEDS

     The Company intends to retain 50% of the net proceeds from the stock offering. Currently, we expect that in accordance with applicable OTS regulations and policies, the Company will retain $1,502,000, $1,792,500, $2,083,500 and $2,417,550, respectively, at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Valuation Range. The balance will be used to purchase all of the capital stock we will issue in connection with the conversion. A portion of the net proceeds to be retained by the Company will be lent to our ESOP to fund its purchase of 8% of the shares sold in the conversion. On a short-term basis, the balance of the net proceeds retained by the Company initially will be invested in short-term investments. A portion of the net proceeds may also be used to fund the purchase of 4% of the shares for the MRP, which is anticipated to be adopted following the conversion. See "Pro Forma Data."

     The Bank expects to use its portion of the net conversion proceeds as follows. First, we estimate that approximately $1.5 million will be used to finance the purchase and construction of a new main office in the same general area as our current main office is located. We expect that our current main office would then be converted into a branch office. We also have plans in the future for the lease or purchase of property to establish a branch in Cecil or Harford County, Maryland, areas which we consider attractive for future growth. We estimate spending approximately $120,000 on establishing the branch and expect that the new branch will cost approximately $40,000 in its first year of operation. We believe that a new main office building and the establishment of new branches will help us take advantage of strong loan demand in our market areas. Based on preliminary estimates, we also expect to spend approximately $750,000 in the year following conversion to expand our small business lending, which we plan to commence in the summer of 1998 when we hired a small business lending officer who has considerable experience in this area. The remainder of the net proceeds distributed to the Bank will be used to fund our other lending activities. See "Business of Northfield Federal Savings -- Lending Activities."

     The net proceeds may vary because the total expenses of the conversion may be more or less than those estimated. We expect our estimated expenses to be $375,000. Our estimated net proceeds will range from $3.5 million to $4.8 million (or up to $5.6 million in the event the maximum of the Estimated Valuation Range is increased to $6.0 million) (excluding the value of any
Contingent Shares issued).   See "Pro Forma Data."  The net proceeds will also
vary if the number of shares to be issued in the conversion is adjusted to reflect a change in our estimated pro forma market value. Payments for shares made through withdrawals from existing deposit accounts with us will not result in the receipt of new funds for investment by us but will result in a reduction of our liabilities and interest expense as funds are transferred from interest-bearing certificates or accounts.

     For a period of one year following the completion of the conversion, we will not pay any dividends that would be construed as a return of capital nor take any actions to pursue or propose such dividends.

                                   DIVIDENDS

     The payment of dividends is determined and declared by the Company's board of directors. The board currently intends to establish a policy of paying regular semi-annual cash dividends on the common stock at an initial annual rate of 2.0% of the $10.00 per share purchase price of the common stock in the conversion ($0.20 per share), with the first dividend being declared and paid no earlier than for the semi-annual period ending June 30, 1999. In addition, from time to time in an effort to manage capital at a desirable level, the board may determine to pay special cash dividends. We cannot assure you that special dividends will be paid, or, if paid, will continue to be paid. See "Historical and Pro Forma Capital Compliance," "The Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Northfield Federal Savings -- Liquidation Account" and "Regulation -- Regulation of Northfield Federal Savings -- Dividend and Other Capital Distribution Limitations."

     The Company is not subject to OTS regulatory restrictions on the payment of dividends to its stockholders although the source of such dividends will be
dependent in part upon the receipt of dividends from us.   The Company is
subject, however, to the requirements of Maryland law. Under Maryland law, the Company may pay a dividend as long as it will not affect the ability of the Company, after the dividend has been distributed, to pay its debts in the ordinary course of business or result in its assets being less than the sum of its liabilities plus the amount that would be needed (if any) to satisfy any preferential rights upon a dissolution of the Company of any stockholders with rights ahead of those receiving the dividend.

     In addition to the foregoing, the portion of our earnings which have been appropriated for bad debt reserves and deducted for federal income tax purposes cannot be used by us to pay cash dividends to the Company without the payment of federal income taxes by us at the then current income tax rate on the amount deemed distributed, which would include the amount of any federal income taxes attributable to the distribution. See "Taxation -- Federal Taxation" and Note 10 to the Financial Statements. The Company does not contemplate any distribution by us that would result in a recapture of our bad debt reserve or otherwise create federal tax liabilities.


                          MARKET FOR THE COMMON STOCK

     The Company has never issued common stock to the public. Consequently, there is no established market for the common stock. Following completion of the Offering, the Company intends to list the common stock over-the-counter through the OTC "Electronic Bulletin Board" under the symbol "______," and the Company intends to request that Trident Securities, Inc. ("Trident Securities") undertake to match offers to buy and offers to sell the common stock. Trident Securities has no obligation to match offers to buy and offers to sell and may cease doing so at any time. There can be no assurance that timely or accurate quotations will be available on the OTC "Electronic Bulletin Board." In addition, the existence of a public trading market will depend upon the presence in the market of both willing buyers and willing sellers at any given time. The presence of a sufficient number of buyers and sellers at any given time is a factor over which neither the Company nor any broker or dealer has control. Due to the relatively small number of shares of common stock being offered in the conversion and the concentration of ownership, it is unlikely that an active or liquid trading market will develop or be maintained. Further, the absence of an active and liquid trading market may make it difficult to sell the common stock and may have an adverse effect on the price of the common stock. Purchasers should consider the potentially illiquid and long-term nature of their investment in the shares offered hereby.

     The aggregate price of the common stock is based upon an independent appraisal of the pro forma market value of the common stock. However, there can be no assurance that an investor will be able to sell the common stock purchased in the conversion at or above the purchase price.

                                 CAPITALIZATION

     The following table presents our historical capitalization as of December 31, 1997 and the pro forma consolidated capitalization of the Company after giving effect to the conversion, based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data." The table does not reflect issuance of any Contingent Shares.


                                                                              Pro Forma Consolidated Capitalization of
                                              Capitalization           the Company at December 31, 1997 Based on the Sale of
                                                  of the        --------------------------------------------------------------------
                                                 Bank at        382,500 Shares    450,000 Shares    517,500 Shares    595,125 Shares
                                               December 31,        at $10.00         at $10.00         at $10.00         at $10.00
                                                   1997            Per Share         Per Share         Per Share         Per Share
                                              --------------------------------------------------------------------------------------
                                                                                    (In thousands)

Deposits(1)...................................   $ 32,622          $ 32,622          $ 32,622          $ 32,622          $ 32,622
Other borrowed funds..........................         --                --                --                --                --
                                                 --------          --------          --------          --------          --------
  Total deposits and borrowed funds...........   $ 32,622          $ 32,622          $ 32,622          $ 32,622          $ 32,622
                                                 ========          ========          ========          ========          ========
Capital stock:
 Preferred stock, $0.01 par value per share:
  authorized - 2,000,000 shares; assumed
  outstanding - none..........................         --                --                --                --                --
 Common stock, $0.01 par value per share
  authorized - 8,000,000 shares; shares
  to be outstanding - as shown................         --                 4                 5                 5                 6
 Paid-in capital(2)...........................         --             3,459             4,120             4,783             5,543
 Less: Common stock acquired by ESOP(3).......         --              (306)             (360)             (414)             (476)
       Common stock acquired by MRP(4)........         --              (153)             (180)             (207)             (238)
 Retained earnings -- substantially
  restricted..................................      2,894             2,894             2,894             2,894             2,894
                                                 --------          --------          --------          --------          --------
  Total stockholders' equity..................   $  2,894          $  5,898          $  6,479          $  7,061          $  7,729
                                                 ========          ========          ========          ========          ========

---------------
(1) Withdrawals from savings accounts for the purchase of stock have not been reflected in these adjustments. Any withdrawals will reduce pro forma capitalization by the amount of such withdrawals.
(2) Based upon the estimated net proceeds from the sale of capital stock less the par value of shares sold.
(3) Assumes 8% of the shares of common stock to be sold in the conversion are purchased by the ESOP and that the funds used to purchase such shares are borrowed from the Company. See "Pro Forma Data" for additional details.
(4) Assumes the Company issues 4% of the shares sold in the offering to the MRP and the purchase price for the shares purchased by the MRP was equal to the purchase price of $10.00 per share and 20% of the amount contributed was an amortized expense during such period. As a result of the MRP, stockholders' interests will be diluted by approximately 4%. See "Management of Northfield Federal Savings - Proposed Future Stock Benefit Plans - Management Recognition Plan." Implementation of the MRP within one year of conversion would require regulatory and stockholder approval at a meeting of our stockholders to be held no earlier than six months after the conversion.

                  HISTORICAL AND PRO FORMA CAPITAL COMPLIANCE

     The following table shows our historical capital position relative to our regulatory capital requirements as of December 31, 1997 and on a pro forma basis after giving effect to the conversion and based upon the sale of the number of shares shown below and the other assumptions set forth under "Pro Forma Data." The table does not reflect the issuance of any Contingent Shares. The definitions of the terms used in the table are those provided in the capital regulations issued by the OTS. For a discussion of the capital standards applicable to us, see "Regulation -- Regulation of the Bank -- Regulatory Capital Requirements."

                                                                      Pro Forma At December 31, 1997 Based on the Sale of/(1)/:
                                                               ---------------------------------------------------------------------
                                                                      Minimum of             Midpoint of             Maximum of
                                                                   382,500 Shares          450,000 Shares          517,500 Shares
                                            Historical at             at $10.00               at $10.00               at $10.00
                                          December 31, 1997           Per Share               Per Share               Per Share
                                      -----------------------  ---------------------------------------------------------------------
                                                  Percent of              Percent of              Percent of              Percent of
                                        Amount    Assets (2)    Amount    Assets (2)    Amount    Assets (2)    Amount    Assets (2)
                                        ------    ----------    ------    ----------    ------    ----------    ------    ----------
                                                                            (Dollars in Thousands)
Capital under generally accepted
 accounting principles................  $ 2,894      8.0%       $ 4,167      11.1%      $ 4,417      11.6%      $ 4,667      12.2%
                                        =======     ====        =======      ====       =======      ====       =======      ====

Tangible capital......................  $ 2,894      8.0%       $ 4,167      11.1%      $ 4,417      11.6%      $ 4,667      12.2%
Tangible capital requirement..........      541      1.5            565       1.5           570       1.5           574       1.5
                                        -------     ----        -------      ----       -------      ----       -------      ----
  Excess..............................  $ 2,353      6.5%       $ 3,602       9.6%      $ 3,847      10.1%      $ 4,093      10.1%
                                        =======     ====        =======      ====       =======      ====       =======      ====

Core capital..........................  $2,894       8.0%       $ 4,167      11.1%      $ 4,417      11.6%      $ 4,667      12.2%
Core capital requirement..............   1,083       3.0          1,130       3.0         1,139       3.0         1,148       3.0
                                        -------     ----        -------      ----       -------      ----       -------      ----
  Excess..............................  $ 1,811      5.0%       $ 3,037       8.1%      $ 3,278       8.6%      $ 3,519       9.2%
                                        =======     ====        =======      ====       =======      ====       =======      ====

Risk-based capital....................  $ 3,109     17.2%       $ 4,382      23.8%      $ 4,632      25.1%      $ 4,882      26.3%
Risk-based capital requirement........    1,447      8.0          1,473       8.0         1,477       8.0         1,482       8.0
                                        -------     ----        -------      ----       -------      ----       -------      ----
  Excess..............................  $ 1,662      9.2%       $ 2,909      15.8%      $ 3,155      17.1%      $ 3,400      18.3%
                                        =======     ====        =======      ====       =======      ====       =======      ====
                                          Maximum as adjusted
                                            595,125 Shares
                                              at $10.00
                                              Per Share
                                        -----------------------
                                                    Percent of
                                         Amount     Assets (2)
                                         ------     ----------
Capital under generally accepted
 accounting principles................  $ 4,955       12.8%
                                        =======       ====

Tangible capital......................  $ 4,955       12.8%
Tangible capital requirement..........      579        1.5
                                        -------       ----
  Excess..............................  $ 4,376       11.3%
                                        =======       ====

Core capital..........................  $ 4,955       12.8%
Core capital requirement..............    1,159        3.0
                                        -------       ----
  Excess..............................  $ 3,796        9.8%
                                        =======       ====

Risk-based capital....................  $ 5,170       27.8%
Risk-based capital requirement........    1,488        8.0
                                        -------       ----
  Excess..............................  $ 3,682       19.8%
                                        =======       ====

---------------
(1) Assumes that the Company will retain net proceeds of $1,502,000, $1,792,500, $2,083,500 and $2,417,550, respectively, at the minimum, midpoint, maximum and maximum as adjusted, with the remainder to be used by the Company to purchase all of our capital stock to be issued upon conversion. Assumes net proceeds distributed to the Company or to us initially are invested in short-term securities that carry a risk-weight equal to the ratio of risk-weighted assets to total assets at December 31, 1997. Assumes the ESOP purchases 8% of the shares to be sold in the conversion and borrows the funds needed to purchase such shares from the Company. Although repayment of such debt will be secured solely by the shares purchased by the ESOP, we expect to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. The approximate amount expected to be borrowed by the ESOP is not reflected in this table as borrowed funds but is reflected as a reduction of capital. Assumes a number of issued and outstanding shares of common stock equal to 4% of the common stock to be sold in the conversion will be purchased by the MRP after the conversion. The dollar amount of the common stock possibly to be purchased by the MRP is based on the price per share in the conversion and represents unearned compensation and is reflected as a reduction of capital. Such amounts do not reflect possible increases or decreases in the value of such stock relative to the price per share in the conversion. As we accrue compensation expense to reflect the vesting of such shares pursuant to the MRP, the charge against capital will be reduced accordingly. Does not reflect a possible increase in capital upon the exercise of options by participants in the Option Plan, under which directors, executive officers and other employees could be granted options to purchase an aggregate amount of common stock equal to 10% of the shares issued in the conversion (450,000 shares at the midpoint of the Estimated Valuation Range) at exercise prices equal to the market price of the common stock on the date of grant. Under the MRP and the Option Plan, shares issued to participants could be newly issued shares or, subject to regulatory restrictions, shares repurchased in the market. The MRP and the Option Plan are required to be approved by the Company's stockholders and will not be implemented until at least six months after the conversion. See "Management of Northfield Federal Savings -- Proposed Future Stock Benefit Plans."
(2) Based on our total assets determined under generally accepted accounting principles for equity purposes ($36.1 million for all scenarios), adjusted total assets for the purposes of the tangible and core capital requirements ($37.7 million, $38.0 million, $38.3 million and $38.6 million, respectively, at December 31, 1997 and on a pro forma basis at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Valuation Range) and risk-weighted assets for the purpose of the risk-based capital requirement ($18.41 million, $18.5 million, $18.53 million and $18.6 million, respectively, at December 31, 1997 and on a pro forma basis at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Valuation Range).

                                PRO FORMA DATA

     The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds are currently estimated to be between $3.5 million and $5.6 million at the minimum and maximum as adjusted, of the Estimated Valuation Range, based upon the following assumptions: (i) all of the shares will be sold in the Subscription or Community Offering; (ii) expenses, including commissions to be paid to Trident Securities, will amount to $375,000.

     The following table sets forth our historical net earnings and stockholders' equity prior to the conversion and the pro forma consolidated net income and stockholders' equity of the Company following the conversion. Pro forma consolidated net income and stockholders' equity have been calculated as if the common stock to be issued in the conversion had been sold at January 1, 1997, and the estimated net proceeds had been invested at 5.55%, which was approximately equal to the one-year U.S. Treasury bill rate at December 31, 1997. The one-year U.S. Treasury bill rate, rather than an arithmetic average of the average yield on interest-earning assets and average rate paid on deposits, has been used to estimate income on net proceeds because we believe that it is a more accurate estimate of the rate that would be obtained on an investment of net proceeds from the offering. In calculating pro forma income, an effective state and federal income tax rate of 38% has been assumed, resulting in an after tax yield of 3.44%. Withdrawals from deposit accounts for the purchase of shares are not reflected in the pro forma adjustments. As discussed under "Use of Proceeds," the Company expects to retain a portion of the net conversion proceeds, part of which will be lent to the ESOP to fund its purchase of 8% of the shares issued in the conversion. No effect has been given in the pro forma stockholders' equity calculation for the assumed earnings on the net proceeds. Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares.

     No effect has been given in the following table to the possible issuance of any Contingent Shares. For a detailed discussion of the circumstances under which these shares would be issued, see "The Conversion -- Contingent Shares."

     THE STOCKHOLDERS' EQUITY INFORMATION IS NOT INTENDED TO REPRESENT THE FAIR MARKET VALUE OF THE COMMON STOCK, OR THE CURRENT VALUE OF OUR ASSETS OR LIABILITIES, OR THE AMOUNTS, IF ANY, THAT WOULD BE AVAILABLE FOR DISTRIBUTION TO STOCKHOLDERS IN THE EVENT OF LIQUIDATION. FOR ADDITIONAL INFORMATION REGARDING THE LIQUIDATION ACCOUNT, SEE "THE CONVERSION -- EFFECTS OF CONVERSION TO STOCK FORM ON DEPOSITORS AND BORROWERS OF NORTHFIELD FEDERAL SAVINGS -- LIQUIDATION ACCOUNT" AND NOTE 12 TO THE FINANCIAL STATEMENTS. THE PRO FORMA INCOME DERIVED FROM THE ASSUMPTIONS SET FORTH ABOVE SHOULD NOT BE CONSIDERED INDICATIVE OF THE ACTUAL RESULTS OF OUR OPERATIONS FOR ANY PERIOD. SUCH PRO FORMA DATA MAY BE MATERIALLY AFFECTED BY A CHANGE IN THE PRICE PER SHARE OR NUMBER OF SHARES TO BE ISSUED IN THE CONVERSION AND BY OTHER FACTORS.

                                                                         At or for the Year Ended December 31, 1997
                                                              --------------------------------------------------------------
                                                                                                                 Maximum as
                                                              Minimum of       Midpoint of      Maximum of      Adjusted, of
                                                                382,500          450,000          517,500          595,125
                                                                Shares           Shares           Shares           Shares
                                                               at $10.00        at $10.00        at $10.00        at $10.00
                                                               Per Share        Per Share        Per Share        Per Share
                                                              -----------      -----------      -----------      -----------
                                                                       (In thousands, except per share amounts)

Gross offering proceeds...................................    $    3,825       $    4,500       $    5,175       $    5,951
Less estimated offering expenses..........................          (362)            (375)            (387)            (402)
                                                              ----------       ----------       ----------       ----------
  Estimated net offering proceeds.........................    $    3,463       $    4,125       $    4,788       $    5,549
                                                              ==========       ==========       ==========       ==========

Less:  Common stock acquired by ESOP......................    $     (306)      $     (360)      $     (414)      $     (476)
       Common stock acquired by MRP.......................          (153)            (180)            (207)            (238)
                                                              ----------       ----------       ----------       ----------
  Estimated investable net proceeds.......................    $    3,004       $    3,585       $    4,167       $    4,835
                                                              ==========       ==========       ==========       ==========

Net income:
  Historical net income...................................    $      145       $      145       $      145       $      145
  Pro forma income on net proceeds........................           103              123              143              166
  Pro forma ESOP adjustment(1)............................           (16)             (19)             (22)             (25)
  Pro forma MRP adjustment(2).............................           (19)             (22)             (26)             (30)
                                                              ----------       ----------       ----------       ----------
    Total.................................................    $      214       $      227       $      241       $      257
                                                              ==========       ==========       ==========       ==========

Net income per share:(3)
  Historical net income...................................    $      .41       $      .35       $      .30       $      .26
  Pro forma income on net proceeds........................           .29              .29              .30              .30
  Pro forma ESOP adjustment(1)............................          (.04)            (.05)            (.05)            (.04)
  Pro forma MRP adjustment(2).............................          (.05)            (.05)            (.05)            (.05)
                                                              ----------       ----------       ----------       ----------
    Total(3)..............................................    $      .60       $      .54       $      .50       $      .47
                                                              ==========       ==========       ==========       ==========

Number of shares used in calculating earnings
  per share...............................................       354,450          417,000          479,550          551,483
                                                              ==========       ==========       ==========       ==========

Stockholders' equity:(4)
  Historical..............................................    $    2,894       $    2,894       $    2,894       $    2,894
  Estimated net offering proceeds(2)......................         3,463            4,125            4,788            5,549
   Less:  Common stock acquired by ESOP(1)................          (306)            (360)            (414)            (476)
          Common stock acquired by MRP(2).................          (153)            (180)            (207)            (238)
                                                              ----------       ----------       ----------       ----------
    Total.................................................    $    5,898       $    6,479       $    7,061       $    7,729
                                                              ==========       ==========       ==========       ==========

Stockholders' equity per share:(3)(4)
  Historical..............................................    $     7.56       $     6.43       $     5.59       $     4.86
  Estimated net offering proceeds.........................          9.04             9.17             9.24             9.33
   Less:  Common stock acquired by ESOP(1)................          (.80)            (.80)            (.80)            (.80)
          Common stock acquired by MRP(2).................          (.40)            (.40)            (.40)            (.40)
                                                              ----------       ----------       ----------       ----------
    Total.................................................    $    15.40       $    14.40       $    13.63       $    12.99
                                                              ==========       ==========       ==========       ==========

Offering price as a percentage of pro forma
  stockholders' equity per share(4).......................          64.9%            69.4%            73.3%            77.0%
                                                              ==========       ==========       ==========       ==========
Ratio of offering price to pro forma
  annualized net income per share(4)......................          16.7             18.5             20.0             21.3
                                                              ==========       ==========       ==========       ==========
Number of shares used in calculating
  equity per share(4).....................................       382,500          450,000          517,500          595,125
                                                              ==========       ==========       ==========       ==========

                                                  (Footnotes on succeeding page)

(footnotes continued from preceding page)

-------------------------
(1) Assumes the ESOP purchases 8% of the shares sold in the conversion and the Company lends the ESOP the funds to do so. The approximate amount expected to be borrowed by the ESOP is reflected as a reduction of capital. We intend to make annual contributions to the ESOP over a 12 year period in an amount at least equal to the principal and interest requirement of the debt. The pro forma net income assumes: (i) the ESOP loan is payable over 12 years, (ii) the average fair value of the ESOP shares is $10.00 per share in accordance with Statement of Position ("SOP") 93-6 of the American Institute of Certified Public Accountants ("AICPA"), and (iii) the effective tax rate was 38% for such period. The pro forma stockholders' equity per share calculation assumes all ESOP shares were outstanding, regardless of whether such shares would have been released. Because the Company will be providing the ESOP loan, only principal payments on the ESOP loan are reflected as employee compensation and benefits expense.

(2) Assumes the Company issues 4% of the shares sold in the offering to the MRP and the purchase price for the shares purchased by the MRP was equal to the purchase price of $10.00 per share and 20% of the amount contributed was an amortized expense during such period. As we accrue compensation expense to reflect the five-year vesting period of such shares pursuant to the MRP, the charge against capital will be reduced accordingly. In calculating the pro forma effect of the MRP, an effective state and federal income tax rate of 38% has been assumed. Implementation of the MRP within one year of conversion would require regulatory and stockholder approval at a meeting of our stockholders to be held no earlier than six months after the conversion. For purposes of this table, it is assumed that the MRP will be adopted by the board of directors, reviewed by the OTS, and approved by the stockholders, and that the MRP will purchase the shares in the open market within the year following the conversion. If the shares to be purchased by the MRP are assumed at January 1, 1997, to be newly issued shares purchased from the Company at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Valuation Range, pro forma stockholders' equity per share would have been $15.21, $14.23, $13.50, and $12.87 at December 31, 1997, respectively. As a result of the MRP, stockholders' interests will be diluted by approximately 4%. See "Management of Northfield Federal Savings-Proposed Future Stock Benefit Plans - Management Recognition Plan."

(3) Per share data has been computed based on the assumed numbers of shares sold in the conversion. This treatment is in accordance with SOP 93-6. No effect has been given to shares to be reserved for issuance pursuant to the Option Plan.

(4) Consolidated stockholders' equity represents the excess of the carrying value of the assets over its liabilities. The calculations are based upon the number of shares issued in the conversion, without giving effect to SOP 93-6. The amounts shown do not reflect the federal income tax consequences of the potential restoration to income of the tax bad debt reserves for income tax purposes, which would be required in the event of liquidation. The amounts shown also do not reflect the amounts required to be distributed in the event of liquidation to eligible depositors from the liquidation account which will be established upon the consummation of the conversion. Pro forma stockholders' equity information is not intended to represent the fair market value of the shares, the current value of our assets or liabilities or the amounts, if any, that would be available for distribution to stockholders in the event of liquidation. Such pro forma data may be materially affected by a change in the number of shares to be sold in the conversion and by other factors.

                                THE CONVERSION

     THE OTS HAS APPROVED THE PLAN OF CONVERSION (THE "PLAN") SUBJECT TO THE PLAN'S APPROVAL BY OUR MEMBERS AT A SPECIAL MEETING OF MEMBERS, AND SUBJECT TO THE SATISFACTION OF CERTAIN OTHER CONDITIONS IMPOSED BY THE OTS IN ITS APPROVAL. OTS APPROVAL, HOWEVER, DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN BY THE OTS.


General

     On December 17, 1997 our board of directors adopted a plan of conversion, pursuant to which we will convert from a federally chartered mutual savings association to a federally chartered stock savings bank and become a wholly owned subsidiary of the Company and will adopt the name "Northfield Federal Savings Bank." The Plan was amended on March __, 1998. The conversion will include adoption of the proposed Federal Stock Charter and Bylaws which will authorize the issuance of capital stock by us. Under the Plan, our capital stock is being sold to the Company and the common stock of the Company is being offered to our customers and then to the public.

     The OTS has approved the Company's application to become a savings and loan holding company and to acquire all of our capital stock to be issued in the conversion. Pursuant to such OTS approval, the Company plans to retain a portion of the net proceeds from the sale of shares of common stock and to use the remainder to purchase all of the capital stock we will issue in the conversion.

     The shares are first being offered in a Subscription Offering to holders of subscription rights. To the extent shares of common stock remain available after the Subscription Offering, we may offer shares of common stock in a Community Offering. The Community Offering, if any, may begin any time subsequent to the beginning of the Subscription Offering. Shares not subscribed for in the Subscription and Community Offerings may be offered for sale by the Company in a Syndicated Community Offering. We have the right, in our sole discretion, to accept or reject, in whole or in part, any orders to purchase shares of common stock received in the Community and Syndicated Community Offering. See "-- Community Offering" and "-- Syndicated Community Offering."

     We must sell common stock in an amount equal to our pro forma market value as a stock savings institution in order for the conversion to become effective. We must complete the Community Offering within 45 days after the last day of the Subscription Offering, unless we extend such period and obtain the approval of the OTS to do so. The Plan provides that the conversion must be completed within 24 months after the date of the approval of the Plan by our members.

     In the event that we are unable to complete the sale of common stock and complete the conversion within 45 days after the end of the Subscription Offering, we may request an extension of the period by the OTS. We cannot assure you that the extension would be granted if requested, nor can we assure you that our valuation would not substantially change during any such extension.

If the Estimated Valuation Range of the shares must be amended, we cannot assure that the OTS would approve such amended Estimated Valuation Range. Therefore, it is possible that if the conversion cannot be completed within the requisite period of time, we may not be permitted to complete the conversion. A substantial delay caused by an extension of the period may also significantly increase the expense of the conversion. We cannot sell any shares of common stock unless the Plan is approved by our members.

     The completion of the offering is subject to market conditions and other factors beyond our control. We cannot give you any assurances as to the length of time following approval of the Plan at the meeting of our members that will be required to complete the Community Offering or other sale of the shares being offered in the conversion. If we experience delays, our Estimated Valuation Range value upon conversion could change significantly, together with corresponding changes in the offering price and the net proceeds to be realized by us from the sale of the shares. In the event we terminate the conversion, we would be required to charge all conversion expenses against current income and promptly return any funds collected by us in the offering to each potential investor, plus interest at the prescribed rate.

Effects of Conversion to Stock Form on Depositors and Borrowers of Northfield Federal Savings

     Voting Rights. Currently in our mutual form, our depositor and borrower members have voting rights and may vote for the election of directors. Following the conversion, depositors and borrower members will cease to have voting rights.

     Savings Accounts and Loans. The conversion will not affect the balances, terms and FDIC insurance coverage of savings accounts, nor will the amounts and terms of loans and obligations of the borrowers under their individual contractual arrangements with us be affected.

     Tax Effects. We have received an opinion from our counsel, Housley Kantarian & Bronstein, P.C. on the material federal tax consequences of the conversion. We have filed the opinion as an exhibit to the registration statement of which this prospectus is a part. The opinion provides, in part, that,: (i) the conversion will qualify as a reorganization under
Section 368(a)(1)(F) of the Code, and we will not recognize any taxable gain in either our mutual form or our stock form as a result of the proposed conversion;
(ii) we will not recognize any taxable gain upon the receipt of money from the Company for our stock, nor will the Company recognize any gain upon the receipt of money for the common stock; (iii) our assets in either our mutual or our stock form will have the same basis before and after the conversion; (iv) the holding period of our assets will include the period during which the assets were held by us in our mutual form prior to conversion; (v) no gain or loss will be recognized by the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members upon the issuance to them of withdrawable savings accounts in us in the stock form in the same dollar amount as their savings accounts in us in the mutual form plus an interest in the liquidation account of us in the stock form in exchange for their savings accounts in us in the mutual form; (vi) depositors will recognize gain or loss upon the receipt of liquidation rights and the receipt of subscription rights in the conversion, to the extent such liquidation rights and subscription rights are deemed to have value, as discussed below; (vii) the basis of each account holder's savings accounts in us after the conversion will be the same as the basis of his savings accounts in us prior to the conversion, decreased by the fair market value of the nontransferable subscription rights received and increased by the amount, if any, of gain recognized on the exchange; (viii) the basis of each account holder's interest in the liquidation account will be zero; and (ix) the holding period of the common stock acquired through the exercise of subscription rights shall begin on the date on which the subscription rights are exercised.

     With respect to the subscription rights, we have received an opinion of Ferguson which, based on certain assumptions, concludes that the subscription rights to be received by Eligible Account Holders and other eligible subscribers do not have any economic value at the time of distribution or at the time the subscription rights are exercised, whether or not a public offering takes place. Such opinion is based on the fact that such rights are: (i) acquired by the recipients without payment therefor, (ii) non-transferable, (iii) of short duration, and (iv) afford the recipients the right only to purchase shares at a price equal to their estimated fair market value, which will be the same price at which shares for which no subscription right is received in the Subscription Offering will be offered in the Community Offering. If the subscription rights granted to Eligible Account Holders or other eligible subscribers are deemed to have an ascertainable value, receipt of such rights would be taxable only to those Eligible Account Holders or other eligible subscribers who exercise the subscription rights in an amount equal to such value (either as a capital gain or ordinary income), and we could recognize gain on such distribution.

     We are also subject to Maryland income taxes and have received an opinion from Anderson Associates, LLP that the conversion will be treated for Maryland state tax purposes similar to the conversion's treatment for federal tax purposes.

     Unlike a private letter ruling, the opinions of Housley Kantarian & Bronstein, P.C., Ferguson and Anderson Associates, LLP have no binding effect or official status, and we cannot give you any assurance that a court would sustain the conclusions reached in any of those opinions if contested by the IRS or the Maryland tax authorities. WE ENCOURAGE ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS, AND OTHER MEMBERS TO CONSULT WITH THEIR OWN TAX ADVISERS AS TO THE TAX CONSEQUENCES IN THE EVENT THE SUBSCRIPTION RIGHTS ARE DEEMED TO HAVE AN ASCERTAINABLE VALUE.

     Liquidation Account. In the unlikely event of our complete liquidation in our present mutual form, each depositor is entitled to equal distribution of any of our assets, pro rata to the value of his accounts, remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). Each depositor's pro rata share of such remaining assets would be in the same proportion as the value of his deposit accounts was to the total value of all deposit accounts in us at the time of liquidation.

     Upon a complete liquidation after the conversion, each depositor would have a claim, as a creditor, of the same general priority as the claims of all other general creditors of ours. Therefore, except as described below, a depositor's claim would be solely in the amount of the balance in his deposit account plus accrued interest. A depositor would not have an interest in the residual value of our assets above that amount if any.

     The Plan provides for the establishment, upon the completion of the conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to our regulatory capital as reflected in the latest statement of financial condition in the Prospectus. Each Eligible Account Holder and Supplemental Eligible Account Holder, if he continues to maintain his deposit account with us, would be entitled on a complete liquidation of us after conversion, to an interest in the liquidation account prior to any payment to stockholders. Each Eligible Account Holder would have an initial interest in such liquidation account for each deposit account held in us on the qualifying date, December 31, 1995. Each Supplemental Eligible Account Holder would have a similar interest as of the qualifying date, March 31, 1998. The interest as to each deposit account would be in the same proportion of the total liquidation account as the balance of the deposit account on the qualifying dates was to the aggregate balance in all the deposit accounts of Eligible Account Holders and Supplemental Eligible Account Holders on such qualifying dates. However, if the amount in the deposit account on any annual closing date of ours is less than the amount in such account on the respective qualifying dates, then the interest in this special liquidation account would be reduced from time to time by an amount proportionate to any such reduction, and the interest would cease to exist if such deposit account were closed. The interest in the special liquidation account will never be increased despite any increase in the related deposit account after the respective qualifying dates.

     No merger, consolidation, purchase of bulk assets with assumptions of savings accounts and other liabilities, or similar transactions with another insured institution in which transaction we, in our converted form, are not the surviving institution shall be considered a complete liquidation. In such transactions, the liquidation account shall be assumed by the surviving institution.

Subscription Rights and the Subscription Offering

     In accordance with OTS regulations, non-transferable subscription rights to purchase shares of the common stock have been granted to all persons and entities entitled to purchase shares in the Subscription Offering under the Plan. The number of shares which these parties may purchase will be determined, in part, by the total number of shares to be issued and by the availability of the shares for purchase under the categories set forth in the Plan. If the Community Offering, as described below, extends beyond 45 days following the completion of the Subscription Offering, we will resolicit subscribers and permit them to increase, decrease or rescind their orders. Subscription priorities have been established for the allocation of stock to the extent that shares are available after satisfaction of all subscriptions of all persons having prior rights and subject to the maximum and minimum purchase limitations set forth in the Plan and as described below under " -- Limitations on Purchases of Shares." The following priorities have been established:

     Category 1: Eligible Account Holders. Each depositor qualifying as an Eligible Account Holder (which collectively encompasses all names on a joint account) will receive non-transferable subscription rights on a priority basis to purchase 12,500 shares ($125,000); provided, however, that stock purchases in the conversion by any person, when aggregated with purchases by associates of and persons acting in concert with that person, may not exceed the lesser of $225,000 of conversion stock or 5% of the shares of stock issued in the conversion, excluding Contingent Shares. Under our Plan of Conversion, a person will not qualify as more than one Eligible Account Holder by virtue of multiple
deposit accounts held in his or her name.   If there are insufficient shares to
satisfy the orders of all Eligible Account Holders, shares shall be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase the lesser of 100 shares or the total amount of his subscription. Any shares remaining shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective qualifying deposits as compared to the total qualifying deposits of all subscribing Eligible Account Holders. Subscription rights received by officers and directors in this category based on their increased deposits in us in the one-year period preceding December 31, 1995, are subordinated to the subscription rights of other Eligible Account Holders. See " -- Limitations on Purchases and Transfer of Shares."

     Category 2: ESOP. The ESOP has been granted subscription rights to purchase up to 10% of the total shares issued in the conversion.

     Although the right of the ESOP to subscribe for shares is subordinate to the right of the Eligible Account Holders, in the event the offering results in the issuance of shares above the maximum of the Estimated Valuation Range (i.e., more than 517,500 shares), the ESOP has a priority right to fill its subscription. The ESOP currently intends to purchase up to 8.0% of the common stock issued in the conversion (excluding any Contingent Allocation Shares which may be issued). The ESOP may, however, determine to purchase some or all of the shares covered by its subscription after the conversion in the open market or, if approved by the OTS, out of authorized but unissued shares in the event of an over subscription.

     Category 3: Supplemental Eligible Account Holders. Each depositor qualifying as a Supplemental Eligible Account Holder (which collectively encompasses all names on a joint account) who is not an Eligible Account Holder will receive non-transferable subscription rights to purchase that number of shares which is equal to 12,500 shares ($125,000); provided, however, that total stock purchases in the conversion by any person, when aggregated with purchases by associates of and persons acting in concert with that person, may not exceed the lesser of $225,000 of conversion stock or 5% of the shares of stock issued in the conversion, excluding Contingent Shares. If the allocation made in this paragraph results in an over subscription, shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase the lesser of 100 shares or the total amount of his subscription. Any shares not so allocated shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis, related to the amounts of their respective qualifying deposits as compared to the total qualifying deposits of all subscribing Supplemental Eligible Account Holders. See "-- Limitations on Purchases and Transfer of Shares."

     The right of Supplemental Eligible Account Holders to subscribe for shares is subordinate to the rights of the Eligible Account Holders and the ESOP to subscribe for shares.

     Category 4: Other Members. Each Other Member (which collectively encompasses all names on a joint account) who is not an Eligible Account Holder or Supplemental Eligible Account Holder, will receive non-transferable subscription rights to purchase up to 12,500 shares ($125,000) to the extent such shares are available following subscriptions by Eligible Account Holders, the ESOP, and Supplemental Eligible Account Holders ; provided, however, that total stock purchases in the conversion by any person, when aggregated with purchases by associates of and persons acting in concert with that person, may not exceed the lesser of $225,000 of conversion stock or 5% of the shares of stock issued in the conversion, excluding Contingent Shares. In the event there are not enough shares to fill the orders of the Other Members, the subscriptions of the Other Members will be allocated so that each subscribing Other Member will be entitled to purchase the lesser of 100 shares or the number of shares ordered. Any remaining shares will be allocated among Other Members whose subscriptions remain unsatisfied on a reasonable basis. See "-- Limitations on Purchases and Transfer of Shares."

     Members in Non-Qualified States. We will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for the shares pursuant to the Plan reside. However, no person will be offered or allowed to purchase any shares under the Plan if he resides in a foreign country or in a state with respect to which any of the following apply: (i) a small number of persons otherwise eligible to subscribe for shares under the Plan reside in that state or foreign country; (ii) the granting of subscription rights or offer or sale of shares of common stock to those persons would require either us, or our employees to register, under the securities laws of that state or foreign country, as a broker or dealer or to register or otherwise qualify our securities for sale in that state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise. We will not make any payment in lieu of the granting of subscription rights to any person.

     Restrictions on Transfer of Subscription Rights and Shares. Persons are prohibited from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of their subscription rights. Only the person to whom they are granted may exercise subscription rights and only for his account. Each person subscribing for shares will be required to certify that he is purchasing shares solely for his own account and has not entered into an agreement or understanding regarding the sale or transfer of those shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock prior to the completion of the conversion.

    We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights and will not honor orders believed by us to involve the transfer of subscription rights.

     Expiration Date. The Subscription Offering will expire at __:__ .m., Eastern Time, on ___________, 1998. Subscription rights will become void if not exercised prior to the Expiration Date.

Community Offering

    To the extent that shares remain available for purchase after filling all orders received in the Subscription Offering, we may offer shares of common stock to certain members of the general public with a preference to natural persons residing in Baltimore County, Maryland under such terms and conditions as may be established by the board of directors. In the Community Offering, the minimum purchase is 25 shares, and no person, together with associates of and persons acting in concert with such persons, may purchase more than 12,500 shares ($125,000).

     WE MAY BEGIN THE COMMUNITY OFFERING AT ANY TIME AFTER THE SUBSCRIPTION OFFERING HAS BEGUN. THE COMMUNITY OFFERING, ONCE COMMENCED, MAY EXPIRE AT ANY TIME WITHOUT NOTICE BUT NO LATER THAN __:__ .M., EASTERN TIME, ON ___________, 1998 UNLESS WE EXTEND IT WITH THE PERMISSION OF THE OTS. PURCHASES OF SHARES IN THE COMMUNITY OFFERING ARE SUBJECT TO OUR RIGHT IN OUR SOLE DISCRETION, TO ACCEPT OR REJECT SUCH PURCHASES IN WHOLE OR IN PART EITHER AT THE TIME AND RECEIPT OF AN ORDER, OR AS SOON AS PRACTICABLE FOLLOWING THE COMPLETION.

     In the event Community Offering orders are not filled, we will promptly refund funds received by us with interest at our passbook rate. In the event an insufficient number of shares are available to fill all orders in the Community Offering, the available shares will be allocated on an equitable basis determined by the board of directors, provided however that a preference will be given to natural persons residing in Baltimore County, Maryland. If regulatory approval is received to extend the Community Offering beyond 45 days following the completion of the Subscription Offering, subscribers will be resolicited. Shares sold in the Community Offering will be sold at $10.00 per share.

Syndicated Community Offering

     The Plan provides that, if necessary, we may offer shares of common stock not purchased in the Subscription and Community Offerings for sale to the general public in a Syndicated Community Offering through a syndicate of selected dealers to be formed and managed by Trident Securities. No individual purchaser together with any associate or group of persons acting in concert may
purchase more than 12,500 shares ($125,000).    Neither Trident Securities nor
any registered broker-dealer will be obligated to take or purchase any shares in the Syndicated Community Offering, although Trident Securities has agreed to use its best efforts in the sales of shares in any

Syndicated Community Offering. Shares sold in the Syndicated Community Offering will be sold at the Purchase Price. See "-- Stock Pricing,"

     The Syndicated Community Offering will terminate no more than 45 days following the Expiration Date, unless the Company extends it with the approval of the OTS.

Limitations on Purchases and Transfer of Shares

    The Plan provides for certain additional limitations to be placed upon the purchase of the shares in the conversion. The minimum purchase is 25 shares.
No persons, together with associates, or group of persons acting in concert, may purchase more than 22,500 shares ($225,000), except for the ESOP which may purchase up to 10% of the shares sold. The OTS regulations governing the conversion provide that officers and directors and their associates may not purchase, in the aggregate, more than 35% of the shares issued pursuant to the conversion.

     Depending on market conditions and the results of the offering, the board of directors may increase or decrease any of the purchase limitations without the approval of our members and without resoliciting subscribers. If the maximum purchase limitation is increased, persons who ordered the maximum amount will be given the first opportunity to increase their orders. In doing so, the preference categories in the offerings will be followed.

    In the event of an increase in the total number of shares offered in the conversion due to an increase in the Estimated Valuation Range of up to 15% (the "Adjusted Maximum"), the additional shares will be allocated in the following order of priority: (i) to fill the ESOP's subscription of up to 8% of the Adjusted Maximum number of shares (the ESOP currently intends to subscribe for 8%); (ii) in the event that there is an over subscription by Eligible Account Holders, to fill unfulfilled subscriptions of Eligible Account Holders exclusive of the Adjusted Maximum; (iii) in the event that there is an over subscription by Supplemental Eligible Account Holders, to fill unfulfilled subscriptions to Supplemental Eligible Account Holders exclusive of the Adjusted Maximum; (iv) in the event that there is an over subscription by Other Members, to fill unfulfilled subscriptions of Other Members exclusive of the Adjusted Maximum; and (v) to fill unfulfilled subscriptions in the Community Offering to the extent possible, exclusive of the Adjusted Maximum.

     The term "associate" of a person means (i) any corporation or organization (other than us or a majority-owned subsidiary of ours) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (excluding tax-qualified employee stock benefit plans), and (iii) any relative or spouse of such person or any relative of such spouse, who has the same home as such person or who serves as a director for us or any of our subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of that person, and therefore all shares purchased by that corporation would be included with the number of shares which that person individually could purchase under the above limitations.

     The term "officer" may include our chairman of the board, president, vice presidents in charge of principal business functions, Secretary and Treasurer and any other person performing similar functions. All references herein to an officer have the same meaning as used for an officer in the Plan.

     The term "residing," as used in relation to the preference afforded natural persons in Baltimore County, Maryland, means any natural person who occupies a dwelling within Baltimore County, has an intention to remain within Baltimore County (manifested by establishing a physical, on-going, non-transitory presence within Baltimore County), and continues to reside in Baltimore County at the time of the offering. We may utilize deposit or loan records or such other evidence provided to us to make the determination whether a person is residing in Baltimore County. Such determination will be in our sole discretion.

     TO ORDER SHARES IN THE CONVERSION, PERSONS MUST CERTIFY THAT THEIR PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS. IN THE EVENT THAT THE PURCHASE LIMITATIONS ARE VIOLATED BY ANY PERSON (INCLUDING ANY ASSOCIATE OR GROUP OF PERSONS AFFILIATED OR OTHERWISE ACTING IN CONCERT WITH SUCH PERSONS), WE WILL HAVE THE RIGHT TO PURCHASE FROM THAT PERSON AT $10.00 PER SHARE ALL SHARES ACQUIRED BY THAT PERSON IN EXCESS OF THE PURCHASE LIMITATIONS. IF THE EXCESS SHARES HAVE BEEN SOLD BY THAT PERSON, WE MAY RECOVER THE PROFIT FROM THE SALE OF THE SHARES BY THAT PERSON. WE MAY ASSIGN OUR RIGHT EITHER TO PURCHASE THE EXCESS SHARES OR TO RECOVER THE PROFITS FROM THEIR SALE.

     Shares of common stock purchased pursuant to the conversion will be freely transferable, except for shares purchased by our directors and officers. For certain restrictions on the shares purchased by directors and officers, see " -- Restrictions on Sales and Purchases of Shares by Directors and Officers." In addition, under guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of such securities.

Contingent Shares

     For a period of 30 days following the closing of the conversion, the Company's board of directors may determine to issue up to an additional 3% of the shares issued in the conversion. These shares, the Contingent Shares, may be issued if necessary in the discretion of the Company's board of directors, to fill orders resulting from allocation oversights resulting in an oversubscription, lost or damaged stock order forms which the board determines legitimately should have been filled during the conversion, or orders initially rejected but later found to be legitimate. Any Contingent Shares issued will not be included in the total number of shares for purposes of determining the level of stock to be purchased by the ESOP, MRP or stock options, and commissions will not be payable to Trident Securities on these shares. Contingent Shares will be allocated to a subscriber based on the allocation of shares to persons who had the same or similar deposit account balance as that subscriber.

Ordering and Receiving Shares

     Use of Order Forms. Subscription rights to subscribe may only be exercised by completion of an original order form. Persons ordering shares in the Subscription Offering must deliver by mail or in person a properly completed and executed original order form to us prior to the Expiration Date. Order forms must be accompanied by full payment for all shares ordered. See "-- Payment for Shares." Furthermore, to ensure your proper allocation of shares in the event of an oversubscription, you must list all of your eligible accounts in the appropriate space on the stock order form. Your subscription rights under the Plan will expire on the Expiration Date, whether or not we have been able to locate each person entitled to subscription rights. ONCE SUBMITTED, SUBSCRIPTION ORDERS CANNOT BE REVOKED WITHOUT OUR CONSENT UNLESS THE CONVERSION IS NOT COMPLETED WITHIN 45 DAYS OF THE EXPIRATION DATE.

     Persons and entities not purchasing shares in the Subscription Offering may, subject to availability, purchase shares in the Community Offering by returning to us a completed and properly executed order form along with full payment for the shares ordered.

     In the event an order form (i) is not delivered and is returned to us by the United States Postal Service or we are unable to locate the addressee, (ii) is not received or is received after the Expiration Date, (iii) is defectively completed or executed, or (iv) is not accompanied by full payment for the shares subscribed for (including instances where a savings account or certificate balance from which withdrawal is authorized is insufficient to fund the amount of such required payment), the subscription rights for the person to whom such rights have been granted will lapse as though that person failed to return the completed order form within the time period specified. We may, but will not be required to, waive any irregularity on any order form or require the submission of corrected order forms or the remittance of full payment for subscribed shares by such date as we specify. The waiver of an irregularity on an order form in no way obligates us to waive any other irregularity on that, or any irregularity on any other, order form. Waivers will be considered on a case by case basis. Photocopies of order forms, payments from private third parties, or electronic transfers of funds will not be accepted. Our interpretation of the terms and conditions of the Plan and of the acceptability of the order forms will be final. We have the right to investigate any irregularity on any order form.

    To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the order form will confirm receipt or delivery in accordance with Rule 15c2-8. Order forms will only be distributed with the Prospectus.

    Payment for Shares. Payment for shares of common stock may be made (i) in cash, if delivered in person, (ii) by check or money order, or (iii) by authorization of withdrawal from savings accounts (including certificates of deposit) maintained with us or (iv) by an IRA not held by us. Appropriate means by which such withdrawals may be authorized are provided in the order form.
Once such a withdrawal has been authorized, none of the designated withdrawal amount may be used by the subscriber for any purpose other than to purchase the shares. Where payment has been authorized to be made through withdrawal from a savings account, the sum authorized for withdrawal will continue to earn interest at the contract rate until the conversion has been completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares; however, if a partial withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate evidencing the remaining balance will earn interest at the passbook savings account rate subsequent to the withdrawal. An executed order form, once received by us, may not be modified, amended, or rescinded without our consent, unless the conversion is not completed within 45 days after the conclusion of the Subscription Offering, in which case subscribers may be given an opportunity to increase, decrease, or rescind their order.

    Payments made in cash or by check or money order, will be placed in a segregated saving account and will earn interest at our passbook savings account rate from the date payment is received until the conversion is completed or terminated. In the event that the conversion is not consummated, all funds submitted pursuant to the offering will be refunded promptly with interest.

     Owners of self-directed IRAs may use the assets of such IRAs to purchase shares in the offering, provided that such IRAs are not maintained on deposit with us. Persons with IRAs maintained with us must have their accounts transferred to an unaffiliated institution or broker to purchase shares in the offering. The Stock Information Center can assist you in transferring your self-directed IRA. Because of the paperwork involved, persons owning IRAs with us who wish to use their IRA account to purchase stock in the Offering, must contact the Stock Information Center no later than __________ __, 1998.

     Delivery of Stock Certificates. Certificates representing shares of common stock issued in the conversion will be mailed to the person(s) at the address noted on the order form, as soon as practicable following consummation of the conversion. Any certificates returned as undeliverable will be held until properly claimed or otherwise disposed. Persons ordering shares might not be able to sell their shares until they receive their stock certificates.

     FEDERAL REGULATIONS PROHIBIT US FROM LENDING FUNDS OR EXTENDING CREDIT TO ANY PERSON TO PURCHASE SHARES IN THE CONVERSION.

Marketing Arrangements

     We have engaged Trident Securities as our financial advisor in connection with the offering. Trident Securities has agreed to exercise its best efforts to assist us in the sale of the shares in the Subscription and Community Offerings. As compensation, Trident Securities will receive a variable fee of two percent of the dollar amount of the common stock sold in the conversion, excluding shares sold to our directors and executive officers and their associates and shares sold to our ESOP. If shares are offered for sale in a Syndicated Community Offering, Trident Securities will organize and manage the syndicate of selected broker-dealers. The commission to be paid to any such selected broker-dealers will be at a rate to be agreed to jointly by Trident Securities and us. Fees paid to

Trident Securities and to any other broker-dealer may be deemed to be underwriting fees, and Trident Securities and such broker-dealers may be deemed to be underwriters. Trident Securities will also be reimbursed for allocable expenses incurred by them, including legal fees. Trident's reimbursable out-of-pocket expenses other than legal fees will not exceed $10,000 and its reimbursable legal fees will not exceed $28,000. We have agreed to indemnify Trident Securities for reasonable costs and expenses in connection with certain claims or liabilities which might be asserted against Trident Securities.

     The shares will be offered principally by the distribution of this document and through activities conducted at a Stock Information Center located at our office. The Stock Information Center is expected to operate during our normal business hours throughout the offering. A registered representative employed by Trident Securities will be working at, and supervising the operation of, the Stock Information Center. Trident Securities will assist us in responding to questions regarding the conversion and the offering and processing order forms. Our personnel will be present in the Stock Information Center to assist Trident Securities with clerical matters and to answer questions related solely to our business.

Stock Pricing

     We have retained Ferguson, an independent economic consulting and appraisal firm, which is experienced in the evaluation and appraisal of business entities, including savings institutions involved in the conversion process to prepare an appraisal of our estimated pro forma market value. We will pay Ferguson a fee of $20,000 for preparing the appraisal and will reimburse Ferguson for reasonable out-of-pocket expenses. We have agreed to indemnify Ferguson under certain circumstances against liabilities and expenses arising out of or based on any misstatement or untrue statement of a material fact contained in the information supplied by us to Ferguson.

    Ferguson prepared the appraisal in reliance upon the information contained herein, including the financial statements. The appraisal contains an analysis of a number of factors including, but not limited to, our financial condition and operating trends, the competitive environment within which we operate, operating trends of certain savings institutions and savings and loan holding companies, relevant economic conditions, both nationally and in the state of Maryland which affect the operations of savings institutions, and stock market values of certain savings institutions. In addition, Ferguson has advised us that it has considered the effect of the additional capital raised by the sale of the shares on our estimated aggregate pro forma market value.

    On the basis of the above, Ferguson has determined, in its opinion, that as of February 27, 1998 our estimated aggregate pro forma market value was $4,500,000. OTS regulations require, however, that the appraiser establish a range of value for the stock to allow for fluctuations in the aggregate value of the stock due to changing market conditions and other factors. Accordingly, Ferguson has established the Estimated Valuation Range from $3,825,000 to $5,175,000 for the offering. The Estimated Valuation Range will be updated prior to consummation of the conversion and the Estimated Valuation Range may increase to $5,951,250 (excluding the value of any Contingent Shares which may be issued).

    The board of directors has reviewed the independent appraisal, including the stated methodology of the independent appraiser and the assumptions used in the preparation of the independent appraisal. The board of directors is relying upon the expertise, experience and independence of the appraiser and is not qualified to determine the appropriateness of the assumptions.

     In order for stock sales to take place, Ferguson must confirm to the OTS that, to the best of Ferguson's knowledge and judgment, nothing of a material nature has occurred which would cause Ferguson to conclude that the Purchase Price on an aggregate basis was incompatible with Ferguson's estimate of our pro forma market value of us in converted form at the time of the sale. If, however, the facts do not justify such a statement, an amended Estimated Valuation Range may be established.

     THE APPRAISAL IS NOT A RECOMMENDATION OF ANY KIND AS TO THE ADVISABILITY OF PURCHASING THESE SHARES. IN PREPARING THE APPRAISAL, FERGUSON HAS RELIED UPON AND ASSUMED THE ACCURACY AND COMPLETENESS OF FINANCIAL AND STATISTICAL INFORMATION PROVIDED BY US. FERGUSON DID NOT INDEPENDENTLY VERIFY THE FINANCIAL STATEMENTS AND OTHER INFORMATION PROVIDED BY US, NOR DID FERGUSON VALUE INDEPENDENTLY OUR ASSETS AND LIABILITIES. THE APPRAISAL CONSIDERS US ONLY AS A GOING CONCERN AND SHOULD NOT BE CONSIDERED AS OUR LIQUIDATION VALUE. MOREOVER, BECAUSE THE APPRAISAL IS BASED UPON ESTIMATES AND PROJECTIONS OF A NUMBER OF MATTERS WHICH ARE SUBJECT TO CHANGE, THE MARKET PRICE OF THE COMMON STOCK COULD DECLINE BELOW $10.00.

Change in Number of Shares to be Issued in the Conversion

     Depending on market and financial conditions at the time of the completion of the Subscription and Community Offerings, we may significantly increase or decrease the number of shares to be issued in the conversion. In the event of an increase in the valuation, we may increase the total number of shares to be issued in the conversion. An increase in the total number of shares to be issued in the conversion would decrease a subscriber's percentage ownership interest and the pro forma net worth (book value) per share and increase the pro forma net income and net worth (book value) on an aggregate basis. In the event of a material reduction in the valuation, we may decrease the number of shares to be issued to reflect the reduced valuation. A decrease in the number of shares to be issued in the conversion would increase a subscriber's percentage ownership interest and the pro forma net worth (book value) per share and decrease pro forma net income and net worth on an aggregate basis.

    Persons ordering shares will not be permitted to modify or cancel their orders unless the change in the number of shares to be issued in the conversion results in an offering which is either less than $3,825,000 or more than $5,951,250 (excluding the value of any Contingent Shares which may be issued).

Restrictions on Repurchase of Shares

    Generally, during the first year following the conversion, the Company may not repurchase its shares and during each of the second and third years following the conversion, the Company may repurchase five percent of the outstanding shares provided they are purchased in open-market transactions. Repurchases must not cause us to become undercapitalized and at least 10 days prior notice of the repurchase must be provided to the OTS. The OTS may disapprove a repurchase program upon a determination that (i) the repurchase program would adversely affect our financial condition, (ii) the information submitted is insufficient upon which to base a conclusion as to whether the financial condition would be adversely affected, or (iii) a valid business purpose was not demonstrated. In addition, SEC rules also govern the method, time, price, and number of shares of common stock that may be repurchased by the Company and affiliated purchasers. If, in the future, the rules and regulations regarding the repurchase of stock are liberalized, the Company may utilize the rules and regulations then in effect.

Restrictions on Sales and Purchases of Shares by Directors and Officers

     Shares purchased by directors and officers of the Company may not be sold for one year following completion of the conversion. An exception to this rule is a disposition of shares in the event of the death of the director or officer. Any shares issued to directors and officers as a stock dividend, stock split, or otherwise with respect to restricted stock shall be subject to the same restrictions.

     For three years following the conversion, directors and officers may purchase shares only through a registered broker or dealer. Exceptions are available only if the OTS has approved the purchase or the purchase is an arm's length transaction and involves more than one percent of the outstanding shares.

Interpretation and Amendment of the Plan

     We are authorized to interpret and amend the Plan. Our interpretations are final. Amendments to the Plan after the receipt of member approval will not need further member approval unless required by the OTS.

Conditions and Termination

     Completion of the conversion requires (i) the approval of the Plan by the affirmative vote of not less than a majority of the total number of votes eligible to be cast by our members; and (ii) completion of the sale of shares within 24 months following approval of the Plan by our members. If these conditions are not satisfied, the Plan will be terminated and we will continue our business in the mutual form of organization. We may terminate the Plan at any time prior to the meeting of members to vote on the Plan or at any time thereafter with the approval of the OTS.

Other

     ALL STATEMENTS MADE IN THIS DOCUMENT ARE HEREBY QUALIFIED BY THE CONTENTS OF THE PLAN OF CONVERSION, THE MATERIAL TERMS OF WHICH ARE SET FORTH HEREIN. THE PLAN OF CONVERSION IS ATTACHED TO THE PROXY STATEMENT. COPIES OF THE PLAN ARE AVAILABLE FROM US AND WE SHOULD BE CONSULTED FOR FURTHER INFORMATION. ADOPTION OF THE PLAN BY OUR MEMBERS AUTHORIZES US TO INTERPRET, AMEND OR TERMINATE THE PLAN.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Management's discussion and analysis of financial condition and results of operations is intended to assist you in understanding our financial condition and results of operations. The information in this section should also be read with our Financial Statements and Notes to the Financial Statements elsewhere in this document.

    The Company has recently been formed and accordingly, has no results of operations. The following discussion relates only to our financial condition and results of operations.

    Our results of operations depend primarily on net interest income, which is determined by (i) the difference between rates of interest we earn on our interest-earning assets and the rates we pay on interest-bearing liabilities (interest rate spread), and (ii) the relative amounts of interest earning assets and interest-bearing liabilities. Our results of operations are also affected by non-interest expense, including primarily compensation and employee benefits, federal deposit insurance premiums and office occupancy costs. Our results of operations also are affected significantly by general and economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory authorities, all of which are beyond our control.

    Following the conversion, we believe there will be sufficient demand in our market area to continue our policy of emphasizing construction and permanent lending in the one- to four-family real estate loan area. In addition, we hope to experience continued moderate growth in our other loan portfolios; however, there is no assurance that we will be able to do so.

Year 2000 Compliance

    A great deal of information has been disseminated about the global computer problem that may occur in the year 2000 which would affect the speed and accuracy of the data processing that is essential to our operations. We are conducting a thorough review of our internal systems as well as the efforts of our outside data processing service provider. The progress of the plan is monitored by our board of directors. We began testing our internal PC based applications beginning in February 1998. While we believe that we will need to replace several outdated teller terminal units, we do not expect to incur significant costs to replace existing hardware or software. The greatest potential for problems, however, concerns the data processing provided by our third party service bureau. The service bureau is providing us with quarterly updates of its compliance progress and has advised us that it expects to resolve this problem before the year 2000. We are in the process of developing a contingency plan to deal with the potential that our service bureau is unable to bring its systems into compliance by September 30, 1998. We believe that we would be able to engage another service provider if necessary if our current provider is unable to resolve this problem in time. There can be no assurance in this regard, however, and it is possible that as a result we could experience data processing delays, errors or failures, all of which could have a significant adverse impact on our financial condition and results of operations.

    In October 1997, the OTS performed an off-site examination of our year 2000 compliance efforts. In January 1998, the OTS indicated that we have achieved moderate progress toward achieving year 2000 compliance and that our management and board have placed adequate emphasis on this issue.

Market Risk Disclosure

    Asset/Liability Management. Our assets and liabilities may be analyzed by examining the extent to which our assets and liabilities are interest-rate sensitive and by monitoring the expected effects of interest rate changes on our net portfolio value.

    An asset or liability is interest rate sensitive within a specific time period if it will mature or reprice within that time period. If our assets mature or reprice more quickly or to a greater extent than our liabilities, our net portfolio value and net interest income would tend to increase during periods of rising interest rates but decrease during periods of falling interest rates. Conversely, if our assets mature or reprice more slowly or to a lesser extent than our liabilities, our net portfolio value and net interest income would tend to decrease during periods of rising interest rates but increase during periods of falling interest rates. Our policy has been to mitigate the interest rate risk inherent in the historical savings institution business of originating long-term loans funded by short-term deposits by pursuing certain strategies designed to decrease the vulnerability of our earnings to material and prolonged changes in interest rates.

    To manage the interest rate risk of this type of loan portfolio, we are attempting to emphasize loans with shorter terms and variable interest rates and longer term deposits. Most of the loans in our portfolio, however, have fixed rates. Unlike many other thrift institutions who offer both adjustable and fixed rates on single family loans and tend to emphasize adjustable rate loans under rising interest rate conditions, our policy is to originate all of our one- to four-family residential loans, representing 81.4% of our total loans at December 31, 1997, with fixed rates. While we plan to emphasize the origination of home equity and small business loans with shorter terms and variable rates, our primary loan product will continue to be long term, fixed rate construction/permanent loans. Our interest rate risk is, therefore, significant, and our earnings will continue to be vulnerable to a rise in prevailing interest rates.

At December 31, 1997, the average weighted term to maturity of our mortgage loan portfolio was approximately 23 years and the average weighted term of our fixed maturity deposits was slightly less than 2 years.

    Net Portfolio Value. In recent years, we have measured our interest rate sensitivity by computing the "gap" between the assets and liabilities which were expected to mature or reprice within certain time periods, based on assumptions regarding loan prepayment and deposit decay rates formerly provided by the OTS. However, the OTS now measures an institution's interest rate risk by computing the amount by which the net present value of cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value or "NPV") would change in the event of a range of assumed changes in market interest rates. These computations estimate the effect on an institution's NPV from instantaneous and permanent 1% to 4% (100 to 400 basis points) increases and decreases in market interest rates. The following table presents the interest rate sensitivity of our NPV at December 31, 1997, as calculated by the OTS, which is based upon quarterly information that we voluntarily provided to the OTS.


                       Net Portfolio Value               NPV as % of Portfolio Value of Assets
   Change       ----------------------------------       -------------------------------------
  in Rates      $ Amount     $ Change     % Change          NPV Ratio     Basis Point Change
  --------      --------     --------     --------          ---------     ------------------
                                           (Dollars in thousands)
  + 400 bp         152        (3,519)       (96)%             (0.47)%           (943) bp
  + 300 bp         990        (2,681)       (73)               2.95             (695) bp
  + 200 bp       1,892        (1,778)       (48)               5.44             (445) bp
  + 100 bp       2,823          (848)       (23)               7.85             (205) bp
      0 bp       3,671                                         9.89
  - 100 bp       4,188           518         14               11.05              115  bp
  - 200 bp       4,286           616         17               11.18              129  bp
  - 300 bp       4,397           726         20               11.34              145  bp
  - 400 bp       4,657           987         27               11.83              194  bp


     While we cannot predict future interest rates or their effects on our NPV or net interest income, we do not expect current interest rates to have a material adverse effect on our NPV or net interest income in the near future. Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, prepayments and deposit runoff and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in such computations. Although certain assets and liabilities may have similar maturity or periods of repricing, they may react at different times and in different degrees to changes in the market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while rates on other types of assets and liabilities may lag behind changes in market interest rates. Certain assets, such as variable rate loans, generally have features which restrict changes in interest rates on a short-term basis and over the life of the loan. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making calculations set forth above. Additionally, an increased credit risk may result as the ability of many borrowers to service their debt may decrease in the event of an interest rate increase.

     The board of directors reviews our asset and liability policies. The board of directors meets regularly to review interest rate risk and trends, as well as liquidity and capital ratios and requirements. Management administers the policies and determinations of the board of directors with respect to our asset and liability goals and strategies. We expect that our asset and liability policies and strategies will continue as described so long as competitive and regulatory conditions in the financial institution industry and market interest rates continue as they have in recent years.

Average Balances, Interest and Average Yields

     The following table sets forth certain information relating to our average statement of financial condition and reflects the average yield on assets and average cost of liabilities for the periods indicated and the average yields earned and rates paid at the date and for the periods indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of assets or liabilities, respectively, for the periods presented. Average balances are derived from month-end balances. We do not believe that the use of month-end balances instead of daily balances has caused any material difference in the information presented.


                                                                                        Year Ended December 31,
                                                                        ---------------------------------------------------------
                                                      At December 31,               1997                         1996
                                                            1997        ---------------------------  ----------------------------
                                                      ----------------                      Average                       Average
                                                                Yield/  Average              Yield/  Average               Yield/
                                                      Balance    Cost   Balance  Interest     Cost   Balance   Interest     Cost
                                                      -------   ------  -------  --------    ------  -------   --------    ------
                                                                                 (Dollars in thousands)
Interest-earning assets:
  Loans.....................................          $29,961    7.84%  $27,282   $ 2,209     8.10%  $23,157   $ 1,928      8.32%
  Investment securities available for sale..               --      --       183        15     8.19       189        15      7.94
  Mortgage-backed securities................            1,955    7.79     2,167       166     7.66     2,057       162      7.88
  Other interest-earning assets (1).........            3,740    6.15     4,003       236     5.90     6,353       352      5.54
                                                      -------           -------   -------            -------   -------
   Total interest-earning assets............           35,656    7.66    33,635     2,626     7.81    31,756     2,457      7.74
Non-interest-earning assets.................              428               433                          527
                                                      -------           -------                      -------
   Total assets.............................          $36,084           $34,068                      $32,283
                                                      =======           =======                      =======

Interest-bearing liabilities:
  Savings deposits..........................          $32,269    4.24   $29,854   $ 1,474     4.94   $28,796   $ 1,394      4.84
  Short-term borrowings (2).................               51    3.05       419        19     4.53        77         3      3.90
   Total interest-bearing liabilities.......           32,320    4.24    30,273     1,493     4.93    28,873     1,397      4.84
Non-interest bearing liabilities............              870               891                          702
   Total liabilities........................           33,190            31,164                       29,575
Retained earnings...........................            2,894             2,904                        2,708
   Total liabilities and retained earnings..          $36,084           $34,068                      $32,283

Net interest income.........................                                      $ 1,133                      $ 1,060
Net interest rate spread (3)................                                                  2.88%                         2.90%
Net interest-earning assets.................                            $ 3,362                      $ 2,883
Net interest margin (4).....................                                                  3.37%                         3.34%
Ratio of average interest-earning assets
 to average interest-bearing liabilities....                                       111.11%                     109.99 %


--------------------
(1) Other interest-earning assets includes interest-bearing deposits and FHLB of Atlanta stock.
(2) Short-term borrowings includes FHLB advances and advance payments by borrowers for expenses.
(3) Net interest rate spread represents the difference between the average yield on interest-earning assets and the average rate on interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.

Rate/Volume Analysis

     The table shows certain information regarding changes in our interest income and interest expense of the Bank for the periods indicated. For each category of interest-earning asset and interest-bearing liability, information is provided on changes attributable to: (i) changes in volume (changes in volume multiplied by old rate); and (ii) changes in rates (change in rate multiplied by old volume); and (iii) change in rate-volume (changes in rate multiplied by the changes in volume).


                                                                    Year Ended December 31,
                                              -------------------------------------------------------------------
                                                   1997      vs.     1996             1996     vs.     1995
                                              --------------------------------   --------------------------------
                                                    Increase (Decrease)               Increase (Decrease)
                                                           Due to                            Due to
                                              --------------------------------   --------------------------------
                                                                 Rate/                             Rate/
                                              Volume    Rate    Volume   Total   Volume    Rate   Volume    Total
                                              ------    ----    ------   -----   ------    ----   ------    -----
                                                                               (In thousands)
Interest-earning assets:
  Loans.....................................   $ 341     $(51)   $  (9)  $ 281     $127   $ (63)     $(4)    $ 60
  Investment securities available for sale..       1       --       (1)     --       --      --       --       --
  Mortgage-backed securities................       9       (4)      --       5      (15)     (2)      --      (17)
  Interest-bearing deposits.................    (129)      20       (8)   (117)      (1)     (6)      --       (5)
                                               -----     ----    -----   -----     ----   -----   ------     ----
    Total interest-earning assets...........     222      (35)     (18)    169      113     (71)      (4)      38
                                               -----     ----    -----   -----     ----   -----   ------     ----

Interest-bearing liabilities:
  Deposits..................................      49       29        1      79       49      (5)      --       44
  Short-term borrowings (1).................      17       --       --      17       (1)     --       --       (1)
                                               -----     ----    -----   -----     ----   -----   ------     ----
                                                  66       29        1      96       48      (5)      --       43
                                               -----     ----    -----   -----     ----   -----   ------     ----

  Increase (decrease) in net interest
    income..................................   $ 156     $(64)   $ (19)  $  73     $ 65   $ (66)     $(4)    $ (5)
                                               =====     ====    =====   =====     ====   =====   ======     ====


---------------
(1) Includes Federal Home Loan Bank of Atlanta advances and advance payments by borrowers for expenses.

Comparison of Financial Condition at December 31, 1997 and December 31, 1996

     Total assets increased by $3.9 million or 12.1% from $32.2 million at December 31, 1996 to $36.1 million at December 31, 1997. Total liabilities increased $3.7 million or 12.5%, from $29.5 million at December 31, 1996 to $33.2 million at December 31, 1997. The increase in assets for the period was primarily attributable to the growth in our loan portfolio of $6.2 million which was the result of our capitalizing on strong loan demand in our market area. Loan growth was funded from a net increase in deposits of $3.5 million, a net reduction in interest-earning deposits of $1,672,000 and net maturities and repayments on investment and mortgage-backed securities of $575,000.

Comparison of Results of Operations for the Years Ended December 31, 1997 and
1996

     Net Income. Our net income declined $4,000, from $149,000 for the fiscal year ended December 31, 1996 to $145,000 for the fiscal year ended December 31, 1997. The primary reasons for the decline were an increase of $113,000 in the provision for losses on loans, a $32,000 loss on the sale of securities during 1997 and an increase in compensation and related expenses of $141,000. These were offset by a $235,000 decrease in deposit insurance expense due to a special assessment that all thrift institutions were required to pay in order to recapitalize the SAIF, the FDIC fund that insures our deposits. The special assessment amounted to $182,000 which was paid during the quarter ended December
31, 1996.   The most significant component in the increase in compensation during 1997 was a $115,000 charge associated with adoption of our Deferred Compensation Plan for Directors. See "Management of Northfield Federal Savings -- Director Compensation."

     Net Interest Income. Our net interest income, which is the difference between our interest income and our interest expense, increased from $1.06 million for fiscal year 1996 to $1.13 million for fiscal year 1997. The $73,000 increase was due to an increase in the level of interest income we received on our loan and securities portfolio. Although the average yield on these portfolios actually declined, the average balance of these assets rose which accounted for the income growth. Total interest expense also increased during the fiscal year $97,000 due to an increase in both the volume and the average cost of our deposits and other borrowings, our two main categories of interest-bearing liabilities.

     Provision for Loan Losses. Financial institutions are required to establish an allowance for loan losses. The balance of such allowance depends on the risk in the institution's loan portfolio, its level of problem loans and general economic conditions, among other factors. Loans which cannot be collected are charged against the allowance and thereby reduce its balance. An institution adds to the allowance by making a provision for loan losses which is an expense item. During fiscal year 1997, we made a provision for loan losses of $123,000 as compared to a $10,000 provision during the previous fiscal year. The greater provision was based on the level of nonperforming loans at December 31, 1997.

     Noninterest Income. Noninterest income (e.g., gains or losses on the sale of securities, loan and deposit account fees) was a negative $2,000 for fiscal 1997 due primarily to the $32,000 loss on the sale of available for sale securities.

     Noninterest Expense. Our noninterest expenses consist mainly of salaries and employee benefits, rent on our offices, federal deposit insurance premiums, data processing fees, the expenses associated with our fixtures and equipment and advertising. For fiscal year 1997, total noninterest expenses were $772,000 as compared to $843,000 for fiscal year 1996. The decline in this expense level was due mainly to the special SAIF assessment of $182,000 in 1996, offset by a $141,000 increase in compensation expense primarily due to adoption of our deferred compensation plan for directors, which amounted to a charge of $115,000.

     Our noninterest expense will increase following the conversion due to several factors. First, we will incur significant expenses relating to our new office building and branch office. Our compensation expense will increase due to added personnel to staff our new branch and to develop our small business lending program. We will also see added expense associated with the ESOP and, later on, the MRP. Further, we will experience the costs of being a public company.

     Our deposit insurance premium expense has been reduced as the rate we have to pay for such insurance was significantly reduced effective January 1, 1997.

     Income Tax Expense. Our income tax expense for fiscal year 1997 was slightly higher for fiscal 1997 as compared to fiscal 1996, rising $1,600.

Liquidity and Capital Resources

    We are required to maintain minimum levels of liquid assets as defined by OTS regulations. This requirement, which varies from time to time (currently 4%) depending upon economic conditions and deposit flows, is based upon a percentage of our deposits and short-term borrowings. The required ratio at December 31, 1997 was 4% and our liquidity ratio for the month ended December 31, 1997 was 8.9%. It is our belief that upon completion of the conversion our liquidity ratio will increase due to the additional funds we will receive.

    Our primary sources of funds are deposits, repayment of loans and mortgage-backed securities, maturities of investments and interest-bearing deposits, funds provided from operations and advances from the FHLB of Atlanta. While scheduled repayments of loans and mortgage-backed securities and maturities of investment securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by the general level of interest rates, economic conditions and competition. We use our liquidity resources principally to fund existing and future loan commitments, to fund maturing certificates of deposit and demand deposit withdrawals, to invest in other interest-earning assets, to maintain liquidity, and to meet operating expenses.

    Liquidity may be adversely affected by unexpected deposit outflows, higher interest rates paid by competitors, adverse publicity relating to the savings and loan industry, and similar matters. Management monitors projected liquidity needs and determines the level desirable, based in part on our commitments to make loans and management's assessment of our ability to generate funds.

    We are subject to federal regulations that impose certain minimum capital requirements. For a discussion on such capital levels, see "Historical and Pro Forma Capital Compliance" and "Regulation -- Regulation of the Bank -- Regulatory Capital Requirements."

Impact of Inflation and Changing Prices

    Our financial statements and the accompanying notes presented elsewhere in this document, have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of our operations. As a result, interest rates have a greater impact on our performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Recent Pronouncements

    FASB Statement on Accounting for Stock-Based Compensation. In October 1995, the FASB issued SFAS No. 123. SFAS No. 123 defines a "fair value based method" of accounting for an employee stock option whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. FASB has encouraged all entities to adopt the fair value based method, however, it will allow entities to continue the use of the "intrinsic value based method" prescribed by Accounting Principles Board ("APB") Opinion No. 25. Under the intrinsic value based method, compensation cost is the excess of the market price of the stock at the grant date over the amount an employee must pay to acquire the stock. However, most stock option plans have no intrinsic value at the grant date and, as such, no compensation cost is recognized under APB Opinion No. 25. Entities electing to continue use of the accounting treatment of APB Opinion No. 25 must make certain pro forma disclosures as if the fair value based method had been applied. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years beginning after December 15, 1995. Pro forma disclosures must include the effects of all awards granted in fiscal years beginnings after December 15, 1994. If the proposed Option Plan is adopted we will use the intrinsic value method. Accordingly, there will be no impact as a result of our adoption of SFAS No. 123.

     FASB Statement on Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. In June 1996, FASB issued SFAS No. 125, which will be effective, on a prospective basis, for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. SFAS No. 125 supersedes SFAS No. 122, Accounting for Mortgage Servicing Rights. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of a financial-components approach that focuses on control. SFAS No. 125 extends the "available for sale" and "trading" approach of SFAS No. 115 to non-security financial assets that can be contractually prepaid or otherwise settled in such a way that the holder of the asset would not recover substantially all of its recorded investment. In addition, SFAS No. 125 amends SFAS No. 115 to prevent a security from being classified as held to maturity if the security can be prepaid or settled in such a manner that the holder of the security would not recover substantially all of its recorded investment. The extension of the SFAS No. 115 approach to certain non-security financial assets and the amendment to SFAS No. 115 are effective for financial assets held on or acquired after January 1, 1997. The FASB has proposed to defer the effective date of SFAS No. 125 until January 1, 1998 for certain transactions including repurchase agreements, dollar-roll, securities lending and similar transactions. We adopted SFAS No. 125 on January 1, 1997. There was no impact on our financial statements of such adoption.

     FASB Statement on Earnings Per Share. In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share." SFAS 128 supersedes APB Opinion No. 15, "Earnings Per Share" and specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock. SFAS No. 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share and fully diluted earnings per share with diluted earnings per share. It also requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires the reconciliation of the numerator and denominator of the basic earnings per share computation to the numerator and denominator of the diluted earnings per share computation. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. We will adopt SFAS No. 128 in the initial period after conversion. We do not believe the impact of adopting SFAS No. 128 will be material to our financial statements.

     FASB Statement on Disclosure of Information about Capital Structure. In February 1997, the FASB issued SFAS No. 129. The Statement incorporates the disclosure requirements of APB Opinion No. 15, "Earnings per Share," and makes them applicable to all public and nonpublic entities that have issued securities addressed by the Statement. APB Opinion No. 15 requires disclosure of descriptive information about securities that is not necessarily related to the computation of earnings per share. The statement continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinion No. 10, Omnibus Opinion - 1966 and No. 15, Earnings Per Share and FASB Statement No. 47, Disclosure of Long-

Term Obligations, for entities that were subject to the requirements of those standards. This Statement eliminates the exemption of nonpublic entities from certain disclosure requirements of Opinion 15 as provided by Statement No. 21, Suspension of the Reporting of Earnings per Share and Segment Information for Nonpublic Enterprises. It supersedes specific disclosure requirements of Opinion 10 and 15 and Statement 47 and consolidates them in this Statement for ease of retrieval and for greater visibility to nonpublic entities. This Statement is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 will be adopted by us in the initial period after December 15, 1997. We do not believe the impact of adopting SFAS No. 129 will be material to our financial statements.

     FASB Statement on Reporting Comprehensive Income. In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, expense, gains and losses that bypass the income statement and are reported in a separate component of equity, i.e., unrealized gains and losses on certain investment securities. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. We do not believe that adoption of SFAS No. 130 will have a material adverse effect on our financial position or results of operations.

     FASB Statement on Disclosures Regarding Segments. In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." Statement 131 establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement 131 supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise" but retains the requirement to report information about major customers. It amends Statement No. 94, "Consolidation of all Majority-Owned Subsidiaries" to remove the special disclosure requirements for previously unconsolidated subsidiaries. Statement 131 is effective for financial statements for periods beginning after December 15, 1997. We do not believe the impact of adopting SFAS No. 131 will be material to our financial statements.

     FASB Statement on Employers Disclosures About Pensions and Other Postretirement Benefits. In February 1998, the FASB issued SFAS No. 132, "Employers Disclosures About Pension and Other Postretirement Benefits," which standardizes disclosure requirements for pensions and postretirement benefits. This Statement is effective for fiscal years beginning after December 15, 1997. We do not believe that the adoption of SFAS No. 132 will have a material effect on our financial statements.

                      BUSINESS OF NORTHFIELD BANCORP, INC.

     The Company is not an operating company and has not engaged in any significant business to date. It was formed on March 5, 1998 as a Maryland-chartered corporation to be the holding company for Northfield Federal Savings Bank. The holding company structure and retention of proceeds will facilitate:
(i) diversification into non-banking activities, (ii) acquisitions of other financial institutions, such as savings institutions, (iii) expansion within existing and into new market areas and (iv) stock repurchases without adverse tax consequences. There are no present plans regarding diversification, acquisitions of other companies or stock repurchases.

     Northfield Federal Savings has operated as an independent community oriented savings institution since 1923. It is our intention to continue to operate as an independent community oriented savings association following the conversion.

     Since the Company will own only one savings association, it generally will not be restricted in the types of business activities in which it may engage, provided that we retain a specified percentage of our assets in housing-related investments. The Company initially will not conduct any active business and does not intend to employ any persons other than officers but will utilize our support staff from time to time.

                     BUSINESS OF NORTHFIELD FEDERAL SAVINGS

     The principal sources of funds for our activities are deposits and payments on loans. Our deposits totaled $32.6 million at December 31, 1997. Funds are used principally for the origination of construction and permanent loans secured on one- to four-family residences which are located in our market area. We also originate other types of loans, including loans secured by multi-family residential property, commercial real estate, home equity and savings account loans. We also purchase commercial leases from a local leasing company, as well as investment and mortgage-backed securities. Our principal source of revenue is interest received on loans and investments and our principal expense is interest paid on deposits.

Market Area

     We consider our primary market area to be Baltimore, Harford and Cecil County, Maryland. The economy of our market area has historically been based on industry such as steel, shipyards and automobile assembly.

     The principal sources of employment in Baltimore, Harford and Cecil Counties are the services, retail trade and manufacturing industries. The 1996 median household income is estimated to be $40,481 for Baltimore County, $50,300 for Harford County and $43,000 for Cecil County. In the period from 1990 to 1996, Baltimore County's population increased 4.28% compared to the State of Maryland at 6.40% and the United States at 6.67%. During the same period, the populations of Harford and Cecil County grew 12.8% and 8.5%, respectively. Based on projected increases in population and households in these market areas over the next several years, we believe that the Bank's market areas can support future lending growth, though there can be no assurance in this regard.

Lending Activities

     Most of our loans are construction/permanent loans on one- to four-family residences. We also make multi-family real estate mortgage loans as well as commercial real estate, home equity and savings account loans. We also purchase commercial leases from a local leasing company.

     The following table sets forth information concerning the types of loans held by us at the dates indicated.

                                                   At December 31,
                                      ------------------------------------------
                                            1997                    1996
                                      ------------------      ------------------
                                      Amount          %       Amount          %
                                      ------         ---      ------         ---
                                                  (Dollars in thousands)
Real estate loans:
  One- to four-family residential
   mortgage loans..................   $ 25,740     81.35%     $ 19,439    77.18%
  Construction loans...............      2,105      6.65         2,462     9.78
  Commercial real estate loans.....      2,805      8.87         2,195     8.71
  Commercial loans collateralized
   by lease finance receivables....        741      2.34         1,018     4.04

Consumer loans:
  Home equity lines of credit......        177       .56            --       --
  Loans secured by deposits........         74       .23            74      .29
                                        ------    ------        ------   ------
        Total loans................     31,642    100.00%       25,188   100.00%
                                                  ======                 ======

Less:
  Undisbursed portion of loans
   in process......................      1,197                   1,028
  Deferred loan
   origination fees................        268                     219
  Allowance for losses.............        216                     100
                                      --------                --------
       Loan portfolio, net.........   $ 29,961                $ 23,841
                                      ========                ========

     The following table sets forth the estimated maturity of our loan portfolio at December 31, 1997. The table does not include the effects of possible prepayments or scheduled repayments. All mortgage loans are shown as maturing based on the date of the last payment required by the loan agreement.

                                                                                      Due After              Due After
                                               Due During the Year Ending             3 Through              5 Through
                                                       December 31,                  5 Years After         10 Years After
                                            1998         1999          2000        December 31, 1997      December 31, 1997
                                          -------       -------       -------      -----------------      -----------------
                                                                            (In Thousands)
Real estate loans:
  One- to four-family...............      $   371       $     4       $    48          $   377                 $ 1,165
  Construction......................        1,038         1,067            --               --                      --
  Commercial real estate............          137             2            --              314                     852
Commercial loans collateralized
   by lease finance receivables.....          120           154           372               95                      --
Consumer loans:
  Home equity lines of credit.......          177            --            --               --                      --
  Loans secured by deposits.........           74            --            --               --                      --
                                          -------       -------       -------          -------                 -------
     Total..........................      $ 1,917       $ 1,227       $   420          $   786                 $ 2,017
                                          =======       =======       =======          =======                 =======


                                             Due After
                                            10 Through           Due After 15
                                          15 Years After          Years After
                                         December 31, 1997      December 31, 1997        Total
                                         -----------------      -----------------       --------
Real estate loans:
  One- to four-family...............        $  2,909                $ 20,866            $ 25,740
  Construction......................              --                      --               2,105
  Commercial real estate............           1,010                     490               2,805
Commercial loans collateralized
   by lease finance receivables.....              --                      --                 741
Consumer loans:
  Home equity lines of credit.......              --                      --                 177
  Loans secured by deposits.........              --                      --                  74
                                            --------                --------            --------
     Total..........................        $  3,919                $ 21,356            $ 31,642
                                            ========                ========            ========

     The next table sets forth at December 31, 1997, the dollar amount of all loans due one year or more after December 31, 1997 which have predetermined interest rates and have floating or adjustable interest rates.

                                        Predetermined      Floating or
                                            Rate         Adjustable Rates
                                        -------------    ----------------
                                                  (In thousands)
Real estate loans:
  One- to four-family...............      $  25,369         $      --
  Construction......................          1,067                --
  Commercial real estate............          2,668                --
Commercial loans collateralized by
  lease finance receivables.........            621                --
Consumer loans:
  Home equity lines of credit.......             --                --
  Loans secured by deposits.........             --                --
                                          ---------         ---------
      Total.........................      $  29,725         $      --
                                          =========         =========

     Residential Construction Loans. Our most significant loan product is lending to finance the construction of one- to four-family residential property to the individuals who will be the owners and occupants upon completion of construction. Construction/permanent loans account for a majority of our single family loan originations. We have historically emphasized these loans and have established a reputation in our market areas for this type of lending. We believe that we can continue to respond to the demand for these loans by borrowers engaged in building and development of single family residential properties in the growing communities of our market areas. Virtually all of these loans are structured to be converted to permanent loans at the end of the construction phase. Borrowers are required to pay interest during the construction period. Loan proceeds are disbursed according to a draw schedule and we inspect the progress of the construction before additional funds are disbursed. The interest rate we charge is fixed during the construction phase (based on the prime rate) and fixed thereafter, and these loans generally have 30 year terms.

     While we believe we have substantial experience in construction lending, this type of lending involves a higher degree of credit risk than long term financing of residential properties. Our risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction and the estimated cost of construction. If the estimate of construction cost and the marketability of the property upon completion of the project prove to be inaccurate, we may be compelled to advance additional funds to complete the construction. Furthermore, if the final value of the completed property is less than the estimated amount, the value of the property might not be sufficient to assure the repayment of the loan.

     Our underwriting criteria are designed to evaluate and minimize the risks of each construction loan. Among other things, we consider the amount of the borrower's equity in the project, independent valuations and reviews of cost estimates and pre-construction sale, the builder's financial report and the reputation of the borrower. In addition, we review the builder's financial reports and other information. We have longstanding relationships with several builders in our area and do most of our construction lending with them.

     One- to Four-Family Residential Loans. We also originate standard one- to four-family residential mortgage loans secured by property located in our primary market area. These are made in amounts up to 80% of the lesser of the appraised value or purchase price, with private mortgage insurance or additional collateral required on loans with a loan to-value ratio in excess of 80%. Although, all of our one- to four-family loans are underwritten to conform with secondary market standards, we originate such loans with the intention that they will be held in our portfolio rather than sold in the secondary mortgage market.

     Mortgage loans originated and held by us generally include due-on-sale clauses. This gives us the right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property securing the mortgage loan without our consent.

     Commercial Real Estate Loans. Our commercial real estate loans are secured primarily by office buildings and multi-family residential investment properties. Some of our commercial real estate loans are participations with other financial institutions in our market area. Commercial real estate loans are made in amounts of up to 75% of the appraised value of the property. Our commercial real estate loans generally have variable rates with terms of five years and amortization schedules of up to 30 years. At December 31, 1997, the largest of our commercial real estate loans was an $886,000 loan participation, of which our interest totaled $333,000. This loan was secured by an office building.

     Commercial real estate lending, which accounted for approximately 8.9% of our loan portfolio at December 31, 1997, entails significant additional risks compared to single-family residential property lending. These loans typically involve large loan balances to single borrowers or groups of related borrowers. The repayment of these loans typically is dependent on the successful operation of the real estate project securing the loan. These risks can be significantly affected by supply and demand conditions in the market for office and retail space and may also be subject to adverse conditions in the economy. To minimize these risks, we generally limit this type of lending to our market area and to borrowers who are otherwise well known to us.

     Commercial Leases. For over ten years, we have purchased commercial finance leases from a local leasing company. These leases are primarily on office equipment. We purchase the lease but all servicing is conducted by the seller. The average length of the individual leases ranges from 3.5 to four
years and the average size ranges from $1,500 to $5,000.   At December 31, 1997,
our portfolio of commercial leases totaled $741,000 or 2.3% of total loans. In recent years, we have come under regulatory criticism based on violation of the OTS's loans to one borrower regulation. We are in the process of bringing the
program into compliance with the loans to one borrower regulation.   Our
portfolio includes both recourse and non-recourse purchases, but in accordance with OTS comments, we are currently purchasing on a recourse basis only. Following the conversion, we will be back into compliance with the loans to one borrower regulation.

     Commercial leases are subject to the same risk of default as direct commercial loans. Although these loans provide for higher interest rates and shorter terms than permanent single family residential real estate loans, they involve more credit risk because of the type and nature of the collateral. Commercial business loans are typically made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business, and repayment is therefore substantially dependent on the success of the business itself.

     Since the program began, we have experienced losses of $7,700 in connection with these leases, all involving non-recourse purchases. Currently, we are not purchasing these leases. Following the conversion, we expect to increase the level of these leases to the amount allowed by the loans to one borrower regulation, which we estimate will be approximately $1.0 million after receipt of the conversion proceeds.

     Consumer Loans. Our consumer loans consist of home equity lines of credit and savings account loans. We began offering home equity lines of credit in December 1996. These loans are secured by a real estate mortgage with our security interest in the borrower's primary residence. These are variable rate loans indexed to the prime rate with terms of 20 years. Our savings account loans are made for up to 90% of the balance on deposit in savings accounts or certificates of deposit. These loans are secured by an interest in the borrower's account.

     Small Business Lending. In the summer of 1998, we plan to initiate a small business loan program in which we originate loans with Small Business Administration ("SBA") guarantees. SBA generally guarantees between 80% and 90% of the loan balance. However, the SBA imposes some limitations on the interest rate and loan origination fees charged. We currently expect that our commercial business lending activities will encompass loans with a variety of purposes and forms of security, including loans to finance accounts receivable, inventory and equipment. We intend to market these loans to small local sole proprietorships and other small businesses. The interest rates we charge on these loans are variable.

     Unlike residential mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment and other income and which are secured by real property whose value tends to be more easily ascertainable, commercial business loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial business loans may be substantially dependent on the success of the business itself. Further, the collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value based on the success of the business. We feel that these risks are mitigated in the case of our commercial business lending activities since our commercial business loan program will involve loans with SBA guarantees.

     Loan Approval Authority and Underwriting. Our President may approve all commercial leases that we purchase up to $25,000 and all home equity lines of credit up to that amount. All other loans are approved by our board of directors.

     Upon receipt of a completed loan application from a prospective borrower, a credit report is ordered. Income and certain other information is verified. If necessary, additional financial information may be requested. An appraisal or other estimate of value of the real estate intended to be used as security for the proposed loan is obtained. Appraisals are prepared by outside fee appraisers who are approved by the board of directors.

     Either title insurance or a title opinion is generally required on all real estate loans. Borrowers also must obtain fire and casualty insurance. Flood insurance is also required on loans secured by property which is located in a flood zone.

     Loan Originations, Purchases and Sales. The following table sets forth certain information with respect to our loan originations. We did not purchase or sell any loans during the periods.


                                                        Year Ended December 31,
                                                       -------------------------
                                                           1997         1996
                                                       ------------  -----------
                                                           (In thousands)

Net loans, beginning of period......................      $23,841      $21,695

Origination by type:
-------------------
Real estate loans:
   One- to four-family..............................      $ 9,621      $ 6,366
   Commercial real estate...........................          439          142

Consumer loans:
   Loans secured by deposits........................           50            8
   Home equity lines of credit......................          505           --
                                                          -------      -------
          Total loans originated....................       10,615        6,516

Purchases:
---------
   Loan participations..............................          350           --
   Commercial loans collateralized by lease finance
      receivables...................................          340          207
                                                          -------      -------

Repayments..........................................       (4,843)      (4,329)

Decrease (increase) in other items, net.............         (342)        (248)
                                                          -------      -------

      Net increase in loans receivable, net.........        6,120        2,146
                                                          -------      -------

Net loans, end of period............................      $29,961      $23,841
                                                          =======      =======


     All of the loans we originate are intended to be held in our portfolio rather than sold in the secondary mortgage market. Our one- to four-family residential loans do, however, conform to secondary market guidelines. We may, therefore, decide to sell loans in the secondary market in the future. We occasionally purchase loan participations from other financial institutions. These participation interest purchases are reflected in the above table. Generally, the purchase of participation interests involves the same risks as would the origination of the same types of loans as well as the additional risk that results from the fact that we have less control over the origination and subsequent administration of such loans.

     Loan Commitments. Written commitments are given to prospective borrowers on all approved real estate loans. Generally, the commitment requires acceptance within 30 days of the date of issuance. At December 31, 1997, commitments to cover originations of mortgage loans were $395,000. We believe that virtually all of our commitments will be funded.

     Loans to One Borrower. The maximum amount of loans which we may make to any one borrower may not exceed the greater of $500,000 or 15% of our unimpaired capital and unimpaired surplus. We may lend an additional 10% of our unimpaired capital and unimpaired surplus if the loan is fully secured by readily marketable collateral. Our loan-to-one borrower limit was approximately $500,000 at December 31, 1997. At December 31, 1997, our largest loan outstanding had a balance of $500,000.

Nonperforming and Problem Assets

     Loan Delinquencies. Generally when a mortgage loan becomes 30 days past due, a notice of nonpayment is sent to the borrower. Additional notices and letters from us are sent if the loan remains delinquent after 45, 60 and 75 days. If the loan continues in a delinquent status for 90 days past due and no repayment plan is in effect, a notice of right to cure default is sent to the borrower giving 30 additional days to bring the loan current before foreclosure is commenced. Our board meets regularly to determine when foreclosure proceedings should be initiated. The customer will be notified when foreclosure is commenced. At December 31, 1997, our loans past due between 30 and 89 days totaled $110,000.

     Loans are reviewed on a monthly basis and are generally placed on a non-accrual status when the loan becomes more than 90 days' delinquent or when, in our opinion, the collection of additional interest is doubtful. Interest accrued and unpaid at the time a loan is placed on nonaccrual status is charged against interest income. Subsequent interest payments, if any, are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

     Nonperforming Assets. The following table sets forth information regarding our nonperforming loans. As of the dates indicated, we had no loans categorized as troubled debt restructurings within the meaning of SFAS 15 and no real estate owned.

                                                               At December 31,
                                                             -------------------
                                                              1997         1996
                                                             ------       ------
                                                               (In thousands)
Loans accounted for on a non-accrual basis: (1)
  Real estate loans:
    One- to four-family....................................  $  --        $  --
    Commercial real estate.................................    135          270
                                                             -----        -----
       Total real estate loans.............................    135          270
   Commercial loans collateralized by lease finance
    receivables............................................     --           --
   Consumer loans:
    Loans secured by deposits..............................     --           --
    Home equity lines of credit...........................      --           --
    Automobile.............................................     --           --
    Other consumer.........................................     --           --
                                                             -----        -----
       Total...............................................    135          270
                                                             -----        -----

Accruing loans delinquent 90 days or more:
  Real estate:
    One- to four-family....................................  $  --        $  --
    Commercial real estate.................................    279   (2)     --
Commercial loans collateralized by lease finance
 receivables...............................................     --           --
Consumer loans.............................................     --           --
    Loan secured by deposits...............................     --           --
    Home improvement.......................................     --           --
    Automobile.............................................     --           --
    Other consumer.........................................     --           --
                                                             -----        -----
       Total...............................................    279   (2)     --
                                                             -----        -----
          Total nonperforming loans........................    414          270
                                                             =====        =====

Total non-performing loans as a percentage of total net
 loans.....................................................   1.31%        1.07%
                                                             =====        =====
Total non-performing assets as a percentage of total
 assets....................................................   1.15%         .84%
                                                             =====        =====

------------------
(1)  In January 1998, these loans were fully repaid.
(2) This balance represents a loan participation on which the borrower experienced cash flow difficulties on the collateral, several commercial properties, and became 180 days delinquent. In February 1998, the borrower resumed regular payments on the loan but the loan, has not yet been brought current.


     During the year ended December 31, 1997, we would have recorded additional interest income of approximately $5,772 on nonaccrual loans if such loans had been current throughout the period. We included income of $9,442 on such nonaccrual loans during the year. We had no loans which were not classified as nonaccrual, 90 days past due or restructured, but where known information causes us to have serious concerns as to the ability of these borrowers to comply with their current loan terms.

     Classified Assets. OTS regulations provide for a classification system for problem assets of savings associations which covers all problem assets. Under this classification system, problem assets of savings associations such as ours are classified as "substandard," "doubtful," or "loss." An asset is considered substandard if it is inadequately protected by the current net worth and paying capacity of the borrower or of the collateral pledged, if any. Substandard assets include those characterized by the "distinct possibility" that the savings association will sustain "some loss" if the deficiencies are not corrected. Assets classified as doubtful have all of the weaknesses inherent in those classified substandard, with the added characteristic that the weaknesses present make "collection or liquidation in full, on the basis of currently existing facts, conditions, and, values, "highly questionable and improbable." Assets classified as loss are those considered "uncollectible" and of such little value that their continuance as assets without the establishment of a specific loss reserve is not warranted. Assets may be designated "special mention" because of potential weakness that do not currently warrant classification in one of the aforementioned categories.

     When a savings association classifies problem assets as either substandard or doubtful, it may establish general allowances for loan losses in an amount deemed prudent by management. General allowances represent loss allowances which have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When a savings association classifies problem assets as loss, it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge off such amount. A savings association's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the OTS, which may order the establishment of additional general or specific loss allowances. A portion of general loss allowances established to cover possible losses related to assets classified as substandard or doubtful may be included in determining a savings association's regulatory capital. Specific valuation allowances for loan losses generally do not qualify as regulatory capital.

     At December 31, 1997, $339,000 of our assets were classified as special mention, none were classified as doubtful, $135,000 of our assets were classified as substandard and none were classified as loss. At December 31, 1997, a $83,000 specific reserve had been established for the amounts classified as loss.

     Foreclosed Real Estate. Real estate acquired by us as a result of foreclosure is recorded as "real estate owned" until such time as it is sold. When real estate owned is acquired, it is recorded at the lower of the unpaid principal balance of the related loan or its fair value less estimated disposal costs. Any write down of real estate owned is charged to operations. At December 31, 1997, we did not have any real estate owned.

     Allowance for Loan Losses. Our policy is to provide for losses on unidentified loans in our loan portfolio. A provision for loan losses is charged to operations based on management's evaluation of the losses that may be incurred in our loan portfolio. The evaluation, including a review of all loans on which full collectibility of interest and principal may not be reasonably assured, considers: (i) our past loan loss experience, (ii) known and inherent risks in our portfolio, (iii) adverse situations that may affect the borrower's ability to repay, (iv) the estimated value of any underlying collateral, and (v) current economic conditions.

     We monitor our allowance for loan losses and make additions to the allowance as economic conditions dictate. Although we maintain our allowance for loan losses at a level that we consider adequate for the inherent risk of loss in our loan portfolio, actual losses could exceed the balance of the allowance for loan losses and additional provisions for loan losses could be required. In addition, our determination as to the amount of its allowance for loan losses is subject to review by the OTS, as part of its examination process. After a review of the information available, the OTS might require the establishment of an additional allowance.

     The following table sets forth an analysis of our allowance for loan losses for the periods indicated.

                                                      Year Ended December 31,
                                                     -------------------------
                                                       1997             1996
                                                     --------         --------
                                                      (Dollars in thousands)

Balance at beginning of period.............          $    100         $     90

Charge-offs
-----------
Real estate loans:
 One- to four-family.......................                --               --
 Commercial real estate....................                --               --
                                                     --------         --------
   Total real estate loans.................                --               --

 Commercial loans collateralized by lease
    finance receivables....................                (7)              --
                                                     --------         --------
                                                           (7)              --
                                                     --------         --------

Consumer loans:
  Loan secured by deposits.................                --               --
  Home equity lines of credit..............                --               --
  Automobile...............................                --               --
  Other consumer...........................                --               --
                                                     --------         --------

Recoveries.................................                --               --
                                                     --------         --------

Net recoveries (charge-offs)...............                (7)              --
                                                     --------         --------
Additions charged to operations............               123               10
                                                     --------         --------
Balance at end of period...................          $    216         $    100
                                                     ========         ========

Allowance for loan losses to total
 non-performing loans at end of period.....             52.17%           37.04%
                                                     ========         ========

Allowance for loan losses to net loans
 at end of period..........................               .72%             .42%
                                                     ========         ========
Net loans charge-offs......................                (7)              --
                                                     --------         --------
Provision for loan losses..................               123               10
                                                     --------         --------
Ratio of net charge-offs to average
 loans outstanding during the period.......               .03%              --
                                                     ========         ========

     The following table illustrates the allocation of the allowance for loan losses for each category of loan. The allocation of the allowance to each category is not necessarily indicative of future loss in any particular category and does not restrict our use of the allowance to absorb losses in other loan categories.

                                                    December 31,
                                     -------------------------------------------
                                             1997                  1996
                                     ---------------------  --------------------
                                                 Percent               Percent
                                                 of Loans              of Loans
                                               in Category           in Category
                                                 to Total              to Total
                                     Amount        Loans    Amount       Loans
                                     ------    -----------  ------   -----------
                                               (Dollars in thousands)
Real estate loans:
  One- to four-family..............   $  96        81.35%    $ 45        77.18%
  Construction.....................      --         6.65       --         9.78
  Commercial real estate loans.....      60         8.87       --         8.71
  Commercial loan collateralized
     by lease finance receivables..      60         2.34       55         4.04
  Consumer loans...................      --          .79       --          .29
                                      -----       ------   ------       ------
    Total allowance for loan losses   $ 216       100.00%    $100       100.00%
                                      =====       ======   ======       ======

Investment Activities

    Investment Securities. We are required under federal regulations to maintain a minimum amount of liquid assets which may be invested in specified short-term securities and certain other investments. See "Regulation -- Regulation of Northfield Federal Savings -- Federal Home Loan Bank System" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." The level of liquid assets varies depending upon several factors, including: (i) the yields on investment alternatives, (ii) our judgment as to the attractiveness of the yields then available in relation to other opportunities, (iii) expectation of future yield levels, and (iv) our projections as to the short-term demand for funds to be used in loan origination and other activities. We classify our investment securities as "held to maturity", "available-for-sale" or "trading" in accordance with SFAS No. 115. At December 31, 1997, our investment portfolio policy allowed investments in instruments such as: (i) U.S. Treasury obligations, (ii) U.S. federal agency or federally sponsored agency obligations,
(iii) mortgage-backed securities, (iv) certificates of deposit, and (v) federal funds, including FHLB overnight and term deposits.

    Mortgage-Backed Securities. To supplement lending activities, we have invested in residential mortgage-backed securities. Mortgage-backed securities can serve as collateral for borrowings and, through repayments, as a source of liquidity. Mortgage-backed securities represent a participation interest in a pool of single-family or other type of mortgages. Principal and interest payments are passed from the mortgage originators, through intermediaries (generally quasi-governmental agencies) that pool and repackage the participation interests in the form of securities, to investors such as us. Our mortgage-backed securities portfolio consists of participations or pass-through certificates issued by the Federal Home Loan Mortgage Corporation (the "FHLMC"), the Federal National Mortgage Association ("FNMA") and the Government National Mortgage Association ("GNMA"). GNMA certificates are guaranteed as to principal and interest by the full faith and credit of the United States, while FHLMC and FNMA certificates are guaranteed by those agencies only. Our mortgage-backed securities portfolio was classified as "held to maturity" at December 31, 1997.

    Expected maturities will differ from contractual maturities due to scheduled repayments and because borrowers may have the right to call or prepay obligations with or without prepayment penalties.

     Mortgage-backed securities typically are issued with stated principal amounts. The securities are backed by pools of mortgages that have loans with interest rates that are within a set range and have varying maturities. The underlying pool of mortgages can be composed of either fixed-rate or adjustable mortgage loans. Mortgage-backed securities are generally referred to as mortgage participation certificates or pass-through certificates. The interest rate risk characteristics of the underlying pool of mortgages (i.e., fixed-rate or adjustable-rate) and the prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security is equal to the life of the underlying mortgages.

     The Bank also has a $395,000 investment in a real estate mortgage investment conduits (REMIC"). REMICs are securities derived by reallocating the cash flows from mortgage-backed securities or pools of mortgage loans in order to create multiple classes, or tranches, of securities with coupon rates and average lives that differ from the underlying collateral as a whole. At December 31, 1997, our REMIC had a weighted average life of two years. It is a fixed rate instrument currently paying principal in accordance with a predetermined schedule with an average yield of 7%.

     REMICs are subject to repayment by the mortgagors of the underlying collateral at any time. Such prepayment may subject our REMIC to yield and price volatility. To assess this volatility, the Federal Financial Institutions Examination Council ("FFIEC") adopted a policy in 1992 which requires an annual "stress" test of mortgage derivative securities. This policy, which has been adopted by the OTS, requires us to test the REMIC quarterly to determine whether
it is a  high-risk or nonhigh-risk security.   At December 31, 1997, the REMIC
met the criteria established by the policy to be designated as nonhigh-risk securities for continued classification as a suitable investment.

     The following table sets forth the carrying (i.e., amortized cost) value of our investment securities and mortgage-backed securities, at the dates indicated.

                                                            At December 31,
                                                      --------------------------
                                                         1997            1996
                                                      ----------      ----------
                                                             (In thousands)
Available for sale:
 Lord Abbett U.S. Government Securities Fund.......    $    --         $   197
Held to Maturity:
 Interest-bearing deposits in other banks..........      3,514           5,186
 Mortgage-backed securities........................      1,955           2,333
 Federal Home Loan Bank of Atlanta stock...........        226             226
                                                       -------         -------
  Total............................................    $ 5,695         $ 7,942
                                                       =======         =======

     The following table sets forth the scheduled maturities, carrying values, market values and average yields for our investment portfolio at December 31, 1997.


                              One Year or Less     One to Five Years    Five to Ten Years     More than Ten Years
                             -------------------  -------------------  ---------------------  -------------------
                                       Weighted             Weighted               Weighted             Weighted
                             Carrying   Average   Carrying   Average    Carrying    Average   Carrying   Average
                              Value      Yield     Value      Yield      Value       Yield     Value      Yield
                             --------  ---------  --------  ---------  ----------  ---------  --------  ---------
                                                           (Dollars in thousands)
Securities held to maturity:
 Interest-bearing deposits..   $3,257      6.03%      $158      7.51%        $ 99      5.50%    $   --        --%
 Mortgage-backed securities.      120      5.48         60      7.98          317      8.55      1,458      7.81
 FHLB stock.................       --                   --                     --                  226      7.25
                               ------                 ----                   ----               ------
       Total................   $3,377      6.01%      $218      7.64%        $416      7.82%    $1,684      7.73%
                               ======                 ====                   ====               ======


                                  Total Investment Portfolio
                                 -----------------------------
                                                      Weighted
                                 Carrying    Market    Average
                                  Value      Value      Yield
                                 --------    ------   --------
                                    (Dollars in thousands)
Securities held to maturity:
 Interest-bearing deposits..       $3,514    $3,514      6.08%
 Mortgage-backed securities.        1,955     2,011      7.79
 FHLB stock.................          226       226      7.25
                                   ------    ------


       Total................       $5,695    $5,751      6.71%
                                   ======    ======


Sources of Funds

     Deposits are our major external source of funds for lending and other investment purposes. Funds are also derived from the receipt of payments on loans and prepayment of loans and, to a much lesser extent, maturities of investment securities and mortgage-backed securities, borrowings and operations. Scheduled loan principal repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and market conditions.

     Deposits. Consumer and commercial deposits are attracted principally from within our primary market area through the offering of a selection of deposit instruments including regular savings accounts, money market accounts, and term certificate accounts. IRA accounts are also offered. Deposit account terms vary according to the minimum balance required, the time period the funds must remain on deposit, and the interest rate. The interest rates paid by us on deposits are set weekly at the direction of our senior management. Interest rates are determined based on our liquidity requirements, interest rates paid by our competitors, and our growth goals and applicable regulatory restrictions and requirements. We do not accept brokered deposits.

     At December 31, 1997, our deposits were represented by the various types of savings programs described below.


Interest      Minimum                                                         Minimum                       Percentage of
Rate (1)       Term                        Category                            Amount         Balances      Total Savings
--------      -------                      --------                           -------         --------      -------------
                                                                                        (Dollars in thousands)
 3.23%         None                  Passbook accounts                         $   25          $ 2,605           7.99%
 2.53          None                  Demand and NOW accounts                       25            2,079           6.37
 4.12          None                  Money market accounts                      1,000            7,816          23.96

                                     Certificates of Deposit
                                     -----------------------

 5.34          6 months              Fixed-Term, Fixed-Rate                       100            1,954           5.99
 5.43          12 months             Fixed-Term, Fixed-Rate                       100            2,394           7.34
 5.45          18 months             Fixed-Term, Fixed-Rate                       100              446           1.37
 5.75          30 months             Fixed-Term, Fixed-Rate                       100              196            .60
 5.92          36 months             Fixed-Term, Fixed-Rate                       100              447           1.37
 6.46          48 months             Fixed-Term, Fixed-Rate                       100              147            .45
 6.63          60 months             Fixed-Term, Fixed-Rate                       100            1,590           4.87
 6.97          72 months             Fixed-Term, Fixed-Rate                       100            4,418          13.54
 6.17                                Other                                      1,000            8,516          26.11
 6.19                                                                                        ---------         ------
 4.24                                   Total certificates of deposit                           20,108          61.64
                                                                                             ---------         ------
                                        Total deposits                                       $  32,608          99.96%
                                                                                             =========         ======
                                     Accrued interest on deposits                                   14            .04
                                                                                             ---------         ------
                                        Total savings on deposits                            $  32,622         100.00%
                                                                                             =========         ======

------------------
(1)  Indicates weighted average interest rate at December 31, 1997.

     The following table sets forth our time deposits classified by interest rate at the dates indicated.

                                            At December 31,
                                        -----------------------
                                         1997             1996
                                        ------           ------
              Rate                          (In thousands)
              ----
              4.00 -  5.99%...........  $ 10,996        $ 10,314
              6.00 -  7.99%...........     9,112           6,062
              8.00 -  9.99%...........        --               2
                                        --------        --------
                                        $ 20,108        $ 16,378
                                        ========        ========

    The following table sets forth the amount and maturities of our time deposits at December 31, 1997.

                                              Amount Due
                     -----------------------------------------------------------
                     Less Than     One to       Two to        After
Rate                  One Year   Two Years   Three Years   Three Years   Total
----                  --------   ---------   -----------   -----------   -----
                                          (In thousands)
4.00 - 5.99%.......   $ 7,075     $ 2,461      $   454       $ 1,006   $ 10,996
6.00 - 7.99%.......       688       3,321        3,061         2,042      9,112
                      -------     -------      -------       -------   --------
                      $ 7,763     $ 5,782      $ 3,515       $ 3,048   $ 20,108
                      =======     =======      =======       =======   ========

    The following table sets forth our savings activity for the periods indicated:


                             Balance at                                  Balance at
                            December 31,      % of       Increase       December 31,      % of
                               1997         Deposits    (Decrease)          1996        Deposits
                            ------------    --------    ----------      ------------    --------
                                                   (Dollars in thousands)
Demand and NOW accounts....  $ 2,079          6.37%       $  (45)          $ 2,124        7.29%
Money market deposit.......    7,816         23.96          (158)            7,974       27.39
Passbook savings accounts..    2,605          7.99           (22)            2,627        9.03
Certificates of deposit....   18,652         57.18         4,555            14,097       48.42
Jumbo certificates.........    1,456          4.46          (825)            2,281        7.83
Accrued interest on
 deposits..................       14           .04             1                13         .04
                             -------       -------        ------           -------     -------
                             $32,622        100.00%       $3,506           $29,116      100.00%
                             =======       =======        ======           =======     =======

     The following table indicates the amount of our certificates of deposit of $100,000 or more by time remaining until maturity as of December 31, 1997.

                                                         Certificates
             Maturity Period                              of Deposit
             ---------------                             ------------
                                                        (In thousands)
             Three months or less.....................     $   100
             Over three through six months............          --
             Over six through 12 months...............          --
             Over 12 months...........................       1,356
                                                           -------
               Total..................................     $ 1,456
                                                           =======

Savings Deposit Activity

     The following table sets forth our savings activities for the periods indicated.

                                                       Year Ended December 31,
                                                      -------------------------
                                                         1997           1996
                                                       --------       --------
                                                           (In thousands)
Opening balance....................................    $ 29,103       $ 29,162
Net increase (decrease) before interest credited...       2,027         (1,464)
Interest credited..................................       1,477          1,405
                                                       --------       --------
 Ending balance....................................    $ 32,607       $ 29,103
                                                       ========       ========

Net increase(decrease).............................    $  3,504       $    (59)
                                                       ========       ========

Percent increase (decrease)........................       12.04%          (.20)%
                                                       ========       ========

     Borrowings. Advances (borrowings) may be obtained from the FHLB of Atlanta to supplement our supply of lendable funds. Advances from the FHLB of Atlanta are typically secured by a pledge of our stock in the FHLB of Atlanta, a portion of our first mortgage loans and other assets. Each FHLB credit program has its own interest rate, which may be fixed or adjustable, and range of maturities.
At December 31, 1997, we had no borrowings from the FHLB of Atlanta.

                                                           At or for the
                                                       Year Ended December 31,
                                                      ------------------------
                                                        1997            1996
                                                       ------          ------
                                                       (Dollars in thousands)
Amounts outstanding at end of period:
  FHLB advances.............................          $    --          $   --
  Other short-term borrowings...............               --              --
Weighted average rate paid on:
  Other short-term borrowings...............               --              --

Maximum amount of borrowings outstanding
  at any month end:
  FHLB advances.............................          $ 1,600          $   --
  Other short-term borrowings...............               --              --

Approximate average short-term borrowings
  outstanding with respect to:
  FHLB advances.............................          $   350          $   --
  Other short-term borrowings...............               --              --
Approximate weighted average rate paid on:
  Other short-term borrowings...............               --              --

Competition

     We compete for deposits with other insured financial institutions such as commercial banks, thrift institutions, credit unions, finance companies, and multi-state regional banks in our market area. Loan competition varies depending upon market conditions. Our competition in originating real estate loans comes primarily from commercial banks, thrift institutions, credit unions and mortgage bankers, many of whom have greater resources than we have.

Properties

    The following table sets forth certain information regarding our offices and other material property. For a discussion of planned changes in our properties, see "Use of Proceeds."

                                                        Book Value at                       Deposits at
                                   Year     Owned or     December 31,      Approximate      December 31,
                                  Opened     Leased        1997 (1)      Square Footage         1997
                                  ------    --------     ----------      --------------     ------------
                                                        (Deposits in thousands)
Main Office:
1844 E. Joppa Road                 1983    Leased (2)     $ 14,550             3,150           $ 17,467
Baltimore, Maryland

Branch Office:
8705 Harford Road
Baltimore, Maryland                1923    Owned            25,824               750             15,167

Executive Offices:
8005 Harford Road
Baltimore, Maryland                1998    Leased (3)          N/A             2,915                 --


---------------
(1)  Cost less accumulated depreciation and amortization.
(2)  Present lease expires 08/31/98 and has been renewed through 03/31/03.
(3)  Lease commenced March 10, 1998 and will expire on June 10, 2000.

     The book value of the Bank's investment in premises and equipment totaled $40,374 at December 31, 1997. See Note 5 of Notes to Consolidated Financial Statements.

Personnel

     At December 31, 1997, we had eight full-time and two part-time employees. None of our employees are represented by a collective bargaining group. We believe that our relationship with our employees is good.

Legal Proceedings

     We are, from time to time, a party to legal proceedings arising in the ordinary course of our business, including legal proceedings to enforce our rights against borrowers. We are not currently a party to any legal proceedings which are expected to have a material adverse effect on our financial statements.

                                   REGULATION

     Set forth below is a brief description of certain laws which relate to us. The description is not complete and is qualified in its entirety by references to applicable laws and regulations.

General

     As a federally chartered, SAIF-insured savings institution, we are subject to extensive regulation by the OTS and the FDIC. Our lending activities and other investments must comply with various federal and state statutory and regulatory requirements, and the OTS periodically examines us for compliance with various regulatory requirements. The FDIC also has authority to conduct periodic examinations of us. We must file reports with the OTS describing our activities and our financial condition and we must obtain approvals from regulatory authorities before entering into certain transactions such as the conversion or mergers with other financial institutions. We are also subject to certain reserve requirements promulgated by the Board of Governors of the Federal Reserve System ("Federal Reserve System"). Our relationship with our depositors and borrowers is also regulated to a great extent by federal and state law, especially in such matters as the ownership of savings accounts and the form and content of our mortgage documents. This supervision and regulation
are primarily intended to protect depositors.   The regulatory structure also
gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in regulations, whether by the OTS, the FDIC or any other government agency, could have a material adverse impact on our operations.

Regulation of Northfield Federal Savings

     Insurance of Deposit Accounts. The FDIC maintains two separate funds for the insurance of deposits up to prescribed statutory limits. The Bank Insurance Fund ("BIF") insures the deposits of commercial banks and the SAIF insures the deposits of savings associations. We are a member of the SAIF. The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of the BIF and the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such assessment rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments are set within a range, based on the risk the institution poses to its deposit insurance fund. This risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

     Because a significant portion of the assessments paid into the SAIF by savings institutions were used to pay the cost of prior savings institution failures in the past years, the reserves of the SAIF fell below the level
required by law.   As a result, deposit insurance premiums for deposits insured by the BIF (which met its required reserve level) were substantially less than premiums for deposits such as ours which are insured by the SAIF. In order to recapitalize the SAIF and to eliminate the BIF-SAIF premium disparity, in November 1996 the FDIC imposed a one-time special assessment equal to $0.657 per $100 of SAIF-assessable deposits held at March 31, 1995, on institutions with deposits insured by the SAIF. We recognized this special assessment of $182,000 during fiscal 1996.

     As a result, beginning January 1, 1997, our annual deposit insurance premium was reduced from 0.23% to .064% of total assessable deposits. However, BIF institutions still pay lower assessments than comparable SAIF institutions because BIF institutions pay only 20% of the rate being paid by SAIF institutions on their deposits with respect to obligations issued by the Financing Corp., a federally chartered corporation which provided some of the financing required to resolve the thrift crisis in the 1980s.

     The recapitalization plan also provides for the merger of the SAIF and BIF to be effective January 1, 1999, assuming no savings institutions exist under federal law at that time. Under separate proposed legislation, Congress is considering the elimination of the federal thrift charter and the separate federal regulation of thrifts. As a result, we might have to convert to a different financial institution charter and be regulated under federal law as a national bank or under Maryland law as a state chartered commercial bank, including being subject to the more restrictive activity limitations imposed on national banks. We cannot predict the impact of our conversion to, or regulation as, a bank until the legislation requiring such change is enacted.

     Regulatory Capital Requirements. OTS capital regulations require savings institutions to meet three capital standards: (1) tangible capital equal to at least 1.5 % of total adjusted assets, (2) core capital equal to at least 3.0% of total adjusted assets, and (3) risk-based capital equal to at least 8.0% of total risk-weighted assets. In addition, the OTS may require that a savings institution that has a risk-based capital ratio less than 8.0%, a ratio of Tier 1 capital to risk-weighted assets of less than 4.0% or a ratio of Tier 1 capital to adjusted total assets of less than 4.0% (3.0% if the institution has received the highest rating on its most recent examination) take certain actions to
increase its capital ratios.   If the institution's capital is significantly
below the minimum required levels or if it is unsuccessful in increasing its capital ratios, the OTS may significantly restrict its activities.

    Tangible capital is defined as core capital less all intangible assets (including supervisory goodwill), less certain mortgage servicing rights and less certain investments. Core capital is defined as common stockholders' equity (including retained earnings), non-cumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, certain non-withdrawable accounts and pledged deposits of mutual savings associations and qualifying supervisory goodwill, less non-qualifying intangible assets, certain mortgage servicing rights and certain investments. Tier 1 has the same definition as core capital.

     Risk-based capital equals the sum of core capital plus supplementary capital. The components of supplementary capital include, among other items, cumulative perpetual preferred stock, perpetual subordinated debt, mandatory convertible subordinated debt, intermediate-term preferred stock, and the portion of the allowance for loan losses not designated for specific loan losses. Overall, supplementary capital is limited to 100% of core capital. A savings institution must calculate its risk-weighted assets by multiplying each asset and off-balance sheet item by various risk factors as determined by the OTS, which range from 0% for cash to 100% for delinquent loans, property acquired through foreclosure, commercial loans, and other assets. At December 31, 1997, we were in compliance with all regulatory capital requirements as is shown on the table below.

                                                     Percent
                                         Amount     of Assets
                                         -------    ---------
                                        (Dollars in thousands)
      Tangible capital................   $ 2,894         8.02%
      Tangible capital requirement....       541         1.50
                                         -------        -----
        Excess........................   $ 2,353         6.52%
                                         =======        =====

      Core capital....................   $ 2,894         8.02%
      Core capital requirement........     1,082         3.00
                                         -------        -----
        Excess........................   $ 1,812         5.02%
                                         =======        =====

      Risk-based capital..............   $ 3,109        17.19%
      Risk-based capital requirement..     1,447         8.00
                                         -------        -----
        Excess........................   $ 1,662         9.19%
                                         =======        =====

    The risk-based capital standards of the OTS generally require savings institutions with more than a "normal" level of interest rate risk to maintain additional total capital. An institution's interest rate risk will be measured in terms of the sensitivity of its "net portfolio value" to changes in interest rates. Net portfolio value is defined, generally, as the present value of expected cash inflows from existing assets and off-balance sheet contracts less the present value of expected cash outflows from existing liabilities. A savings institution will be considered to have a "normal" level of interest rate risk exposure if the decline in its net portfolio value after an immediate 200 basis point increase or decrease in market interest rates (whichever results in the greater decline) is less than two percent of the current estimated economic value of its assets. An institution with a greater than normal interest rate risk will be required to deduct from total capital, for purposes of calculating its risk-based capital requirement, an amount (the "interest rate risk component") equal to one-half the difference between the institution's measured interest rate risk and the normal level of interest rate risk, multiplied by the economic value of its total assets.

     The OTS calculates the sensitivity of an institution's net portfolio value based on data submitted by the institution in a schedule to its quarterly Thrift Financial Report and using the interest rate risk measurement model adopted by the OTS. The amount of the interest rate risk component, if any, to be deducted from an institution's total capital will be based on the institution's Thrift Financial Report filed two quarters earlier. Savings institutions with less than $300 million in assets and a risk-based capital ratio above 12% are generally exempt from filing the interest rate risk schedule with their Thrift Financial Reports. However, the OTS may require any exempt institution that it determines may have a high level of interest rate risk exposure to file such schedule on a quarterly basis and may be subject to an additional capital requirement based upon its level of interest rate risk as compared to its peers. Due to our size and risk-based capital level, we are exempt from the interest rate risk component.

    Dividend and Other Capital Distribution Limitations. OTS regulations require us to give the OTS 30 days advance notice of any proposed declaration of dividends to the Company. The OTS may prohibit the payment of dividends by us to the Company. In addition, we may not declare or pay a cash dividend on our capital stock if the effect would be to reduce our regulatory capital below the amount required for the liquidation account to be established at the time of the conversion. See "The Conversion -- Effects of Conversion to Stock Form on Depositors and Borrowers of Northfield Federal Savings -- Liquidation Account."

    OTS regulations limit upon all capital distributions by savings institutions, such as cash dividends, payments to repurchase or otherwise acquire its shares, payments to stockholders of another institution in a cash-out merger, and other distributions charged against capital. The rule establishes three tiers of institutions based primarily on an institution's capital level. An institution that exceeds all of its fully phased-in capital requirements before and after a proposed capital distribution ("Tier 1 institution") and has not been advised by the OTS that it is in need of more than the normal supervision can, after prior notice but without the approval of the OTS, make capital distributions during a calendar year equal to the greater of (i) 100.0% of its net income to date during the calendar year plus the amount that would reduce by one-half its "surplus capital ratio" (the excess capital over its fully phased-in capital requirements) at the beginning of the calendar year, or (ii) 75% of its net income over the most recent four quarter period. Any additional capital distributions require prior regulatory notice. As of December 31, 1997, we qualified as a Tier 1 institution.

    In the event our capital falls below our fully phased-in requirement or the OTS notifies us that we are in need of more than normal supervision, we would become a Tier 2 or Tier 3 institution and as a result, our ability to make capital distributions could be restricted. Tier 2 institutions, which are institutions that before and after the proposed distribution meet their current minimum capital requirements, may only make capital distributions of up to 75% of net income over the most recent four quarter period. Tier 3 institutions, which are institutions that do not meet current minimum capital requirements and propose to make a capital distribution, and Tier 2 institutions that propose to make a capital distribution in excess of the noted safe harbor level, must obtain OTS approval prior to making such distribution. In addition, the OTS could prohibit a proposed capital distribution by any institution, which would otherwise be permitted by the regulation, if the OTS determines that such distribution would constitute an unsafe or unsound practice. The OTS has proposed rules relaxing certain approval and notice requirements for well-capitalized institutions.

    A savings institution is prohibited from making a capital distribution if, after making the distribution, the savings institution would be undercapitalized (i.e., not meet any one of its minimum regulatory capital requirements). Further, a savings institution cannot distribute regulatory capital that is needed for its liquidation account.

    Qualified Thrift Lender Test. Savings institutions must meet a Qualified Thrift Lender test. We must maintain at least 65% of our portfolio assets (total assets less intangible assets, property we use in conducting our business and liquid assets in an amount not exceeding 20% of total assets) in Qualified Thrift Investments to satisfy the test. Qualified Thrift Investments consist primarily of residential mortgage loans and mortgage-backed and other securities related to domestic, residential real estate or manufactured housing. The shares of stock we own in the FHLB of Atlanta also qualify as Qualified Thrift Investments. Subject to an aggregate limit of 20% of portfolio assets, we may also count the following as Qualified Thrift Investments: (i) 50% of the dollar amount of residential mortgage loans originated for sale, (ii) investments in the capital stock or obligations of any service corporation or operating subsidiary as long as such subsidiary derives at least 80% of its revenues from domestic housing related activities, (iii) 200% of the dollar amount of loans and investments to purchase, construct or develop "starter homes," subject to certain other restrictions, (iv) 200% of the dollar amount of loans for the purchase, construction or development of domestic residential housing or community centers in "credit needy" areas or loans for small businesses located in such areas, (v) loans for the purchase, construction or development of community centers, (vi) loans for personal, family, household or educational purposes, subject to a maximum of 10% of portfolio assets, and (vii) shares of FHLMC or FNMA stock.

    If we satisfy the test, we will continue to enjoy full borrowing privileges from the FHLB of Atlanta. If we do not satisfy the test we may lose our borrowing restrictions and be subject to activities and branching restrictions applicable to national banks. Compliance with the Qualified Thrift Lender test is determined on a monthly basis in nine out of every 12 months. As of December 31, 1997, we were in compliance with our Qualified Thrift Lender requirement with approximately 98.79% of our assets invested in Qualified Thrift Investments.

    Transactions With Affiliates. Generally, transactions between a savings institution and its affiliates are subject to certain limitations. Such transactions must be on terms as favorable to the savings institution as comparable transactions with non-affiliates. In addition, certain of these transactions are restricted to an aggregate percentage of the savings institution's capital. Collateral in specified amounts must usually be provided
by affiliates in order to receive loans from the savings institution.   Our
affiliates include the Company and any company which would be under common control with us. In addition, a savings institution may not extend credit to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of any affiliate that is not a subsidiary. The OTS has the discretion to treat subsidiaries of savings institution as affiliates on a case-by-case basis.

    Loans to Directors, Executive Officers and Principal Stockholders. Loans from us to our directors, executive officers and, subsequent to the conversion, our principal stockholders may not be made on terms more favorable than those afforded to other borrowers. In addition, we cannot make loans in excess of certain levels to directors, executive officers or 10% or greater stockholders (or any of their affiliates) unless the loan is approved in advance by a majority of our board of directors with any "interested" director not voting. We are also prohibited from paying any overdraft of any of our executive officers or directors. We are also subject to certain other restrictions on the amount and type of loans to executive officers and directors and must annually report such loans to our regulators.

    Liquidity Requirements. All savings institutions are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings institutions. At December 31, 1997, our required liquid asset ratio was 4% and our actual ratio was 8.9%. Monetary penalties may be imposed upon institution for violations of liquidity requirements.

    Federal Home Loan Bank System. We are a member of the FHLB of Atlanta, which is one of 12 regional FHLBs. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from funds deposited by savings institutions and proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB.

    As a member, we are required to purchase and maintain stock in the FHLB of Atlanta in an amount equal to at least 1% of our aggregate unpaid residential mortgage loans, home purchase contracts or similar obligations at the beginning of each year, or 1/20 of our advances from the FHLB of Atlanta, whichever is greater. At December 31, 1997, we had $226,000 in FHLB stock, at cost, which was in compliance with this requirement.

    Federal Reserve System. The Federal Reserve System requires all depository institutions to maintain non-interest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts) and non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the Federal Reserve System may be used to satisfy the liquidity requirements that are imposed by the OTS. At December 31, 1997, our reserve met the minimum level required by the Federal Reserve System.

Holding Company Regulation

    General. The Company will be required to register and file reports with the OTS and will be subject to regulation and examination by the OTS. In addition, the OTS will have enforcement authority over the Company and any non-savings institution subsidiaries. This will permit the OTS to restrict or prohibit activities that it determines to be a serious risk to us. This regulation is intended primarily for the protection of our depositors and not for the benefit of you, as stockholders of the Company.

    The Company will also be required to file certain reports with, and comply with the rules and regulations of the SEC under the federal securities laws.

    Activities Restrictions. Since the Company will only own one savings institution, it will be able to diversify its operations into activities not related to banking, but only so long as we satisfy the Qualified Thrift Lender Test. If the Company controls more than one savings institution, it would lose the ability to diversify its operations into non-banking related activities, unless such other savings institutions each also qualify as a Qualified Thrift Lender and were acquired in a supervised acquisition. See "-- Qualified Thrift Lender Test."

     Restrictions on Acquisitions. The Company must obtain approval from the OTS before acquiring control of any other savings institution or savings and loan holding company, substantially all the assets thereof or in excess of 5% of the outstanding shares of another savings institution or savings and loan holding company. The Company's directors and officers or persons owning or controlling more than 25% of the Company's stock, must also obtain approval of the OTS before acquiring control of any savings institution or savings and loan holding company.

     The OTS may only approve acquisitions that will result in the formation of a multiple savings and loan holding company which controls savings institutions in more than one state if: (i) the multiple savings and loan holding company involved controls a savings institution which operated a home or branch office in the state of the institution to be acquired as of March 5, 1987; (ii) the acquiror is authorized to acquire control of the savings institution pursuant to the emergency acquisition provisions of the Federal Deposit Insurance Act; or
(iii) the statutes of the state in which the institution to be acquired is located specifically permit institutions to be acquired by state-chartered institutions or savings and loan holding companies located in the state where the acquiring entity is located (or by a holding company that controls such state-chartered savings institutions).

     Federal Securities Law. The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the common stock. Upon completion of the conversion, the common stock will be registered with the SEC under the Exchange Act and, under OTS regulations, generally may not be deregistered for at least three years thereafter. The Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the Exchange Act.

     The registration under the Securities Act of the common stock does not cover the resale of such shares. Shares of the common stock purchased by persons who are not affiliates of the Company may generally be resold without registration. Shares purchased by an affiliate of the Company will be subject to certain resale restrictions. As long as the Company meets the current public information requirements, each affiliate of the Company who complies with the other conditions would be able to sell a limited number of shares based upon the number of shares outstanding and the average trading volume for the common stock.

                                   TAXATION

Federal Taxation

    We are subject to the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), in the same general manner as other corporations.
However, prior to August 1996, savings institutions such as us, which met certain definitional tests and certain other conditions prescribed by the Code could benefit from certain favorable provisions regarding their deductions from taxable income for annual additions to their bad debt reserve. The amount of the bad debt deduction that a qualifying savings institution could claim for tax purposes with respect to additions to its reserve for bad debts for "qualifying real property loans" could be based upon our actual loss experience (the "experience method") or as a percentage of our taxable income (the "percentage of taxable income method"). Historically, we used the method that would allow us to take the largest deduction.

     In August 1996, the Code was revised to equalize the taxation of savings institutions and banks. Savings institutions, such as us, no longer have a choice between the percentage of taxable income method and the experience method in determining additions to bad debt reserves. Thrifts with $500 million of assets or less may still use the experience method, which is generally available to small banks currently. Larger thrifts may only take a tax deduction when a loan is actually charged off. Any reserve amounts added after 1987 will be taxed over a six year period beginning in 1996; however, bad debt reserves set aside through 1987 are generally not taxed. A savings institution may delay recapturing into income its post-1987 bad debt reserves for an additional two years if it meets a residential-lending test. This law is not expected to have a material impact on us. At December 31, 1997, we had $136,602 of post-1987 bad-debt reserves.

     Earnings appropriated to our bad debt reserve and claimed as a tax deduction including our supplemental reserves for losses will not be available for the payment of cash dividends or for distribution (including distributions made on dissolution or liquidation), unless we include the amount in income, along with the amount deemed necessary to pay the resulting federal income tax. If such amount is used for any purpose other than bad debt losses, including a dividend distribution or a distribution in liquidation, it will be subject to federal income tax at the then current rate.

     The Code imposes a tax ("AMT") on alternative minimum taxable income ("AMTI") at a rate of 20%. AMTI is increased by certain preference items, including the excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method. Only 90% of AMTI can be offset by net operating loss carryovers of which we currently have none. AMT is also adjusted by determining the tax treatment of certain items in a manner that negates the deferral of income resulting from the regular tax treatment of those items. Thus, our AMT is increased by an amount equal to 75% of the amount by which our adjusted current earnings exceeds our AMT (determined without regard to this adjustment and prior to reduction for net operating losses). In tax years beginning after December 31, 1997 a "small" corporation will not be subject to the AMT because its tentative minimum tax will be treated as zero. For a tax year beginning in 1998, a corporation that has had average annual gross receipts of corporation. Once a corporation is recognized as a small corporation, it will continue to be exempt from AMT as long as its average annual gross receipts for the prior 3-year period is not in excess of $7,500,000. If a corporation ceases to be a small corporation, the AMT will apply prospectively only.

     The Company may exclude from its income 100% of dividends received from us as a member of the same affiliated group of corporations. A 70% dividends received deduction generally applies with respect to dividends received from corporations that are not members of such affiliated group, except that an 80% dividends received deduction applies if the Company owns more than 20% of the stock of a corporation paying a dividend. The above exclusion amounts, with the exception of the affiliated group figure, were reduced in years in which we availed our self of the percentage of taxable income bad debt deduction method.

     Our federal income tax returns have not been audited by the IRS in the last ten years.

State Taxation

     We will continue to be subject to Maryland corporation income tax which is 7%. The Company is incorporated under Maryland law.


                           MANAGEMENT OF THE COMPANY

    Our board of directors consists of the same individuals who serve as directors of Northfield Federal Savings. Our articles of incorporation and bylaws require that directors be divided into three classes, as nearly equal in number as possible. Each class of directors serves for a three-year period, with approximately one-third of the directors elected each year. Our officers will be elected annually by the board and serve at the board's discretion.

    The following individuals will serve as executive officers of the Company.

             Name             Position(s) with the Company
             ----             ----------------------------

        G. Ronald Jobson      President and Chief Executive Officer
        John P. Sabol, Jr.    Vice President/Treasurer/Chief Financial Officer
        J. Thomas Hoffman     Secretary

 MANAGEMENT OF NORTHFIELD FEDERAL SAVINGS

Directors and Executive Officers

     Our board of directors is composed of six members, each of whom serves for a term of three years. Our proposed stock charter and bylaws require that directors be divided into three classes, as nearly equal in number as possible. Each class of directors serves for a three-year period, with approximately one-third of the directors elected each year. Our officers are elected annually by our board and serve at the board's discretion.

    The following table sets forth information with respect to our directors and executive officers, all of whom will continue to serve in the same capacities after the conversion.

                              Age as of       Positions(2)     Director   Term
Name                      December 31, 1997   with the Bank     Since    Expires
----                      -----------------   -------------     -----    -------

Gary R. Bozel                     40         Chairman of the       1985     2001
                                             Board

G. Ronald Jobson                  61         President,            1994     2000
                                             Chief Executive
                                             Officer and Director

J. Thomas Hoffman                 50         Secretary and         1983     2000
                                             Director

E. Thomas Lawrence, Jr.           43         Director              1994     1999

David G. Rittenhouse              81         Director              1974     1999

William R. Rush                   41         Director              1983     2001


Executive Officers Who Are Not Directors
----------------------------------------
Anthony B. Quigley                60         Vice President

John P. Sabol, Jr.                32         Vice President,
                                             Chief Financial
                                             Officer and Treasurer


     The business experience for the past five years of each of the directors and executive officers is as follows:

     Gary R. Bozel is a self-employed certified public accountant practicing in Towson, Maryland. He has served as our Chairman of the Board since 1996 and served as our President from 1993 to 1996. He is a member of the board of directors and finance committee of the Towson Golf and Country Club.

     G. Ronald Jobson has been our President and Chief Executive Officer since 1996. From 1984 to that time, he served as our Executive Vice President and Chief Executive Officer. He is active with the Country Club of Maryland and Parkville American Legion Post 184.

     J. Thomas Hoffman serves as our Secretary and is a self-employed sales consultant of financial products in Towson, Maryland. Mr. Hoffman is also a registered representative with John Hancock Financial Distributors Services, Inc., and is a member of the Parkville Optimist Club and Towson Business Association.

     E. Thomas Lawrence, Jr., is a painting contractor with Preferred Painting & Wall Covering Services, Inc., located in Fallston, Maryland; from 1972 to July 1995 he was Vice President of Painting Services, Inc. in Baltimore, Maryland.

     David G. Rittenhouse is the chief executive officer of the Rittenhouse Fuel Company, a heating oil, heat and air conditioning servicer located in Baltimore, Maryland.

     William R. Rush is a teacher and director of summer programs at the McDonogh School. Prior to 1997, Mr. Rush was a real estate appraiser and owner of a bar and restaurant in Parkville, Maryland. He is a member of the Maryland Association of Physical Education, Health, Recreation & Dance, the Maryland State Youth Soccer Association and Senior Olympics.

     Anthony B. Quigley has been employed by us since 1984 and currently serves as our Vice President, Security Officer and Savings Compliance Officer. He is a member of the Glen Burnie Park Improvement Association and the Holy Trinity Roman Catholic Church.

     John P. Sabol, Jr. has been employed with us since February 1993. He began his employment with us as a management trainee and, in November 1997, was appointed as our Vice President and Chief Financial Officer. He is a member of the Financial Managers Society.

Meetings and Committees of the Board of Directors

    The board of directors conducts its business through meetings of the board and through activities of its committees. During the year ended December 31, 1997, the board of directors held 26 regular meetings and two special meetings. No director attended fewer than 75% of the total meetings of the board of directors and committees on which such director served during the year ended December 31, 1997.

Director Compensation

    Our board meets twice per month. Each of the directors is paid an annual fee of $5,400. Total aggregate fees paid to the current directors, including a $6,000 year-end bonus paid to each director, for the year ended December 31, 1997 were $68,635.

    Deferred Compensation Plan. We adopted the Northfield Federal Savings Deferred Compensation Plan, effective December 24, 1997 for our directors and select executive officers. On the effective date, we established a bookkeeping account in the name of each participant. On December 31, 1997, each director's account was credited with an amount equal to the product of (i) $2,500, and (ii)
the director's full years of service as a director, up to 10 years.   In
recognition of their accrued years of service for us, the accounts of Messrs. Bozel, Hoffman, Jobson, Lawrence, Rittenhouse and Rush were credited with $25,000, $25,000, $7,500, $7,500, $25,000 and $25,000, respectively. Under the plan, before each calendar year begins, each non-employee director may elect to defer receipt of all or part of his future fees and any other participant may elect to defer receipt of up to 25% of his salary or 100% of his bonus compensation for the year. Deferred amounts are credited at the end of the calendar year to the participant's account. All amounts credited to participants' accounts are fully vested at all times. Until distributed in accordance with the terms of the plan, each participant's account will be credited with a rate of return equal to our highest rate of interest paid on our one-year certificates of deposit. Following the conversion, each participant may prospectively elect to have his account credited with either the highest return paid by us on our one-year certificates of deposit or the total return on the common stock of our holding company.

    Each participant may elect to receive plan benefits in a lump sum or in equal annual payments over a period of years designated by the participant. In the absence of an election the participant will receive payments in five substantially equal installments. In the event of a participant's death, the balance of his plan account will be paid in a lump sum (unless the participant elects to continue the previously designated distribution method) to his designated beneficiary, or if none, his estate.

    Any compensation accrued under the plan will be paid from our general assets. We have established a trust in order to hold assets with which to pay compensation. Trust assets would be subject to claims of our general creditors. In the event a participant prevails over us in a legal dispute as to the terms or interpretation of the plan, he would be reimbursed for his legal and other expenses. Upon the implementation of the plan, we recognized compensation expense totaling $115,000 to provide for participants' initial account balances.

Executive Compensation

    Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by our chief executive officer at December 31, 1997. No other employee earned in excess of $100,000 for the year ended December 31, 1997.

                                Annual Compensation
                         ---------------------------------
                                             Other Annual        All Other
Name              Year   Salary    Bonus   Compensation(1)    Compensation(2)
----              ----   ------    -----   ---------------    ---------------

G. Ronald Jobson  1997  $ 58,000  $ 8,000      $ 11,400           $ 6,515

-----------
(1)  Consists of director fees.
(2)  Consists of 401-k Plan contribution ($3,300) and country club fees
     ($3,215).

     Employment Agreement. We have entered into an employment agreement with our President, G. Ronald Jobson [Disclosure to Come.]

     Employee Stock Ownership Plan. We have established the ESOP for the exclusive benefit of participating employee of ours, to be implemented upon the completion of the conversion. Participating employees are employees who have completed one year of service with us (including at least 1,000 hours of service) and have attained the age of 21. An application for a letter of determination as to the tax-qualified status of the ESOP will be submitted to the IRS. Although no assurances can be given, we expect that the ESOP will receive a favorable letter of determination from the IRS.

     The ESOP is to be funded by contributions made by us in cash or common stock. Benefits may be paid either in shares of the common stock or in cash.
In accordance with the Plan, the ESOP may borrow funds with which to acquire up to 8.0% of the common stock to be issued in the conversion. The ESOP intends to borrow funds from the Company. The loan is expected to be for a term of 12 years at an annual interest rate equal to the prime rate plus one percentage
point, adjusted annually on each January 1st.   Presently it is anticipated that
the ESOP will purchase up to 8.0% of the common stock to be issued in the offering (36,000 shares based on the midpoint of the Estimated Valuation Range). The loan will be secured by the shares purchased. Shares purchased with such loan proceeds will be held in a suspense account for allocation among participants as the loan is repaid. We anticipate contributing approximately $______ annually (based on a 36,000 purchase) to the ESOP to meet principal obligations under the ESOP loan, as proposed. It is anticipated that all such contributions will be tax-deductible. This loan is expected to be fully repaid in approximately 12 years.

     Shares sold above the maximum of the Estimated Valuation Range (i.e., more than 517,500 shares) may be sold to the ESOP before satisfying remaining unfilled orders of Eligible Account Holders to fill the ESOP's subscription or the ESOP may purchase some or all of the shares covered by its subscription after the conversion in the open market.

     Contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of total compensation, excluding bonuses. All participants must be employed at least 500 hours in a plan year in order to receive an allocation. Participants will become 20% vested in their ESOP account balances for each year of service beginning with the first year of service, up to a maximum of 100% for five years of service. Vesting will be accelerated upon retirement, death, disability, change in control of the Company, or termination of the ESOP. Forfeitures will be reallocated to participants on the same basis as other contributions in the plan year. Benefits will be payable in the form of a lump sum upon retirement, death, disability or separation from service. Our contributions to the ESOP are discretionary and may cause a reduction in other forms of compensation. Therefore, benefits payable under the ESOP cannot be estimated.

     In the event of a change in control of us, the outstanding balance of any loans used to finance the purchase of shares by the ESOP will be payed off through a transfer or sale of shares held as collateral under such loan, with any remaining shares allocated to participant accounts pro rata based on their account balances. Participants terminating employment on or after the change in control will be entitled to receive a cash payment from the Company equal to the amount, if any, which would have been allocated to the participant's account immediately following the change in control but was precluded from allocation based on allocation limits applicable under federal tax laws.

     The board of directors has appointed non-employee directors to the ESOP Committee to administer the ESOP and to serve as the initial ESOP Trustees. The board of directors or the ESOP Committee may instruct the ESOP Trustees regarding investments of funds contributed to the ESOP. The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the board of directors or the ESOP Committee, subject to the Trustees' fiduciary duties.

Proposed Future Stock Benefit Plans

     Stock Option Plan.  We intend to adopt a stock option plan (the Option
Plan) following the conversion, subject to approval by the Company's stockholders, at a stockholders' meeting which we currently expect to be held no sooner than one year after the conversion. However, the Company may hold a stockholders' meeting as soon as six months after the conversion to adopt the Option Plan. If the Option Plan is adopted during the first year following the conversion, the Option Plan would be in compliance with the OTS conversion regulations in effect. See "-- Restrictions on Stock Benefit Plans." If the Option Plan is implemented more than one year after the conversion, which we expect, the Option Plan will comply with OTS regulations and policies that are applicable at such time. If the Option Plan is implemented within one year after the conversion, in accordance with OTS regulations, a number of shares equal to 10% of the aggregate shares of common stock to be issued in the offering (i.e., 45,000 shares based upon the sale of 450,000 shares at the midpoint of the Estimated Valuation Range) would be reserved for issuance by the Company upon exercise of stock options to be granted to our officers, directors and employees from time to time under the Option Plan. The purpose of the Option Plan would be to provide additional performance and retention incentives to certain officers, directors and employees by facilitating their purchase of a stock interest in the Company. Under the OTS conversion regulations, the Option Plan, would provide for a term of 10 years, after which no awards could be made, unless earlier terminated by the board of directors pursuant to the Option Plan and the options would vest over a five year period (i.e., 20% per year), beginning one year after the date of grant of the option. Options would expire no later than 10 years from the date granted and would expire earlier if the Option Committee so determines or in the event of termination of employment. Options would be granted based upon several factors, including seniority, job duties and responsibilities, job performance, our financial performance and a comparison of awards given by other savings institutions converting from mutual to stock form.

     The Company would receive no monetary consideration for the granting of stock options under the Option Plan. It would receive the option price for each share issued to optionees upon the exercise of such options. Shares issued as a result of the exercise of options will be either authorized but unissued shares or shares purchased in the open market by the Company. However, no purchases in the open market will be made that would violate applicable regulations restricting purchases by the Company. The exercise of options and payment for the shares received would contribute to the equity of the Company.

     Management Recognition Plan. We intend to adopt the MRP following the conversion, the objective of which is to enable us to retain personnel and directors of experience and ability in key positions of responsibility. The Company expects to hold a stockholders' meeting no sooner than one year after the conversion in order for stockholders to vote to approve the MRP, but may elect instead to hold a stockholders' meeting as early as six months after the conversion. If the MRP is implemented within one year after the conversion, in accordance with applicable OTS regulations, the shares granted under the MRP will be in the form of restricted stock vesting over a five year period (i.e., 20% per year) beginning one year after the date of grant of the award. Additionally, the number of shares to be granted could not exceed 4% of the shares sold in the conversion if the MRP is adopted during the first year following conversion. If the MRP is implemented more than one year after the conversion, the MRP will comply with such OTS regulations and policies that are applicable at such time. Compensation expense in the amount of the fair market value of the common stock granted will be recognized pro rata over the years during which the shares are payable. Until they have vested, such shares may not be sold, pledged or otherwise disposed of and are required to be held in escrow. Any shares not so allocated would be voted by the MRP Trustees. Awards would be granted based upon a number of factors, including seniority, job duties and responsibilities, job performance, our performance and a comparison of awards given by other institutions converting from mutual to stock form. The MRP would be managed by a committee of non-employee directors (the "MRP Trustees"). The MRP Trustees would have the responsibility to invest all funds contributed by us to the trust created for the MRP (the "MRP Trust").

     We expect to contribute sufficient funds to the MRP so that the MRP Trust can purchase, in the aggregate, up to 4% of the amount of common stock that is sold in the conversion. The shares purchased by the MRP would be authorized but unissued shares or would be purchased in the open market. Whether such shares will be purchased in the open market or newly issued of the Company, and the timing of such purchases, will depend on market and other conditions and the alternative uses of capital available to the Company. In the event the market price of the common stock is greater than $10.00 per share, our contribution of funds will be increased. Likewise, in the event the market price is lower than $10.00 per share, our contribution will be decreased. In recognition of their prior and expected services to us and the Company, as the case may be, the officers, other employees and directors responsible for implementation of the policies adopted by the board of directors and our profitable operation will, without cost to them, be awarded stock under the MRP. Based upon the sale of 450,000 shares of common stock in the offering at the midpoint of the Estimated Valuation Range, the MRP Trust is expected to purchase up to 18,000 shares of common stock.

     Restrictions on Stock Benefit Plans. OTS regulations provide that in the event we implement stock option or management and/or employee stock benefit plans within one year from the date of conversion, such plans must comply with the following restrictions: (i) the plans must be fully disclosed in the prospectus, (ii) for stock option plans, the total number of shares for which options may be granted may not exceed 10% of the shares issued in the conversion, (iii) or restricted stock plans such as the MRP, the shares may not exceed 3% of the shares issued in the conversion (4% for institutions with 10% or greater tangible capital), (iv) the aggregate amount of stock purchased by the ESOP in the conversion may not exceed 10% (12% for well-capitalized institutions utilizing a 4% management recognition plan), (v) no individual employee may receive more than 25% of the available awards under the Option Plan or the MRP, (vi) directors who are not employees may not receive more than 5% individually or 30% in the aggregate of the awards under any plan, (vii) all plans must be approved by a majority of the total votes eligible to be cast at any duly called meeting of the Company's stockholders held no earlier than six months following the conversion, (viii) for stock option plans, the exercise price must be at least equal to the market price of the stock at the time of grant, (ix) for restricted stock plans such as the MRP, no stock issued in a conversion may be used to fund the plan, (x) neither stock option awards nor restricted stock awards may vest earlier than 20% as of one year after the date of stockholder approval and 20% per year thereafter, and vesting may be accelerated only in the case of disability or death (or if not inconsistent with applicable OTS regulations in effect at such time, in the event of a change in control), (xi) the proxy material must clearly state that the OTS in no way endorses or approves of the plans, and (xii) prior to implementing the plans, all plans must be submitted to the Regional Director of the OTS within five days after stockholder approval with a certification that the plans approved by the stockholders are the same plans that were filed with and disclosed in the proxy materials relating to the meeting at which stockholder approval was received.

Certain Related Transactions

     During the year ended December 31, 1997, certain of our officers and directors had loans from us totaling approximately $618,000. All of such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

                  RESTRICTIONS ON ACQUISITIONS OF THE COMPANY

     The following discussion is a general summary of the material provisions of the articles of incorporation and bylaws of the Company and certain other Maryland corporate law and regulatory provisions, which may be deemed to have such an anti-takeover effect. The description of these provisions is necessarily general and we refer you, in each case, to the articles of incorporation and bylaws of the Company which are incorporated herein by reference. See "Available Information" as to how to obtain a copy of these documents.

     While our board of directors is not aware of any effort that might be made to obtain control of the Company after conversion, our board of directors believes that it is appropriate to include certain provisions as part of the Company's articles of incorporation and bylaws to protect the interests of the Company and its stockholders from hostile takeovers ("anti-takeover"provisions) which the board of directors might conclude are not in the best interests of us or our stockholders. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the board of directors but which individual stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over the current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current board of directors or management of the Company more difficult.

Provisions of the Company's Articles of Incorporation and Bylaws

     Restriction on Acquisition of Common Stock; Limitations on Voting Rights. The charter of the Company provides that, for a period of five years after completion of the conversion, no person may directly or indirectly, acquire or offer to acquire beneficial ownership of more than 10% of any class of equity security outstanding of the Company (the "Limit"), unless the "continuing" board of directors has first approved by a two-thirds vote the offer or acquisition. Any shares acquired in violation of this restriction will not be counted as shares outstanding for voting purposes, nor will the holder be entitled to vote such shares. After five years from the date of conversion, should any party acquire the beneficial ownership of shares in excess of 10%, the record holders of more than 10% of any outstanding class of equity security of the Company who obtained such shares without the requisite approval would be entitled to cast only one-hundredth (1/100) of a vote for each share owned in excess of 10%, and the aggregate voting power of such holders shall be allocated proportionately among such record holders. A person is a beneficial owner of a security if he has the power to vote or direct the voting of all or part of the voting rights of the security, or has the power to dispose of or direct the disposition of the security. The Company's articles of incorporation further provide that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock.

     Election of Directors. The Company's articles of incorporation provide that the board of directors of the Company will be divided into three staggered classes, with directors in each class elected for three-year terms. As a result of this provision, it would take two annual elections to replace a majority of the Company's board. The Company's articles of incorporation provide that the size of the board of directors may be increased or decreased only if two-thirds of the directors then in office concur in such action. The articles of incorporation also provide that any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Finally, the articles of incorporation and the bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual or special meeting of stockholders.

     The articles of incorporation provide that a director may only be removed for cause by the affirmative vote of at least 80% of the shares of the Company entitled to vote generally in an election of directors cast at a meeting of stockholders called for that purpose.

     Restrictions on Call of Special Meeting. The articles of incorporation of the Company provide that a special meeting of stockholders may be called only pursuant to a resolution adopted by a majority of the board of directors, or a committee of the board. Stockholders may call a special meeting only if 25% of the outstanding shares entitled to vote on the matter for which the meeting is called.

     Absence of Cumulative Voting. The Company's articles of incorporation provides that stockholders may not cumulate their votes in the election of directors.

     Authorized Shares. The articles of incorporation authorizes the issuance of 8,000,000 shares of common stock and 2,000,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued in the conversion to provide the Company's board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the exercise of stock options. However, these additional authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The board of directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of its ability to fix voting rights for a series of preferred stock, the board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control of the Company and thereby assist management to retain its position. The Company's board currently has no plans for the issuance of additional shares, other than the possible issuance of additional shares pursuant to stock benefit plans.

     Procedures for Certain Business Combinations. The articles of incorporation require the affirmative vote of at least 80% of the outstanding shares of the Company in order for the Company to engage in or enter into certain "Business Combinations," as defined therein, with any "Related Party" (as defined below) or any affiliates of the "Related Party", unless the proposed transaction has been approved in advance by a two-thirds vote of the Company's board of directors, excluding those who were not directors prior to the time the "Related Party" became the "Related Party." Absent this provision, only the approval of a majority of the shares outstanding would be required.

     The term "Related Party" is defined to include any person and the affiliates and associates of the person (other than the Company or its subsidiary) who beneficially owns, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company. Any amendment to this provision requires the affirmative vote of at least 80% of the shares of the Company entitled to vote generally in an election of directors.

     Amendment to Articles of Incorporation and Bylaws. Amendments to the Company's articles of incorporation must be approved by the Company's board of directors and also by a majority of the outstanding shares of the Company's voting stock, provided, however, that approval by at least 80% of the outstanding voting stock of the Company entitled to vote in the election of directors is generally required for certain provisions (i.e., provisions relating to restrictions on the acquisition and voting of greater than 10% of the common stock; number, classification, election and removal of directors; amendment of bylaws; call of special stockholder meetings; director liability; certain business combinations; power of indemnification; and amendments to provisions relating to the foregoing in the articles of incorporation).

     The bylaws may be amended by a majority vote of the board of directors or the affirmative vote of the holders of at least 80% of the outstanding shares of the Company entitled to vote in the election of directors cast at a meeting called for that purpose.

Maryland General Corporation Law

     The Maryland General Corporation Law contains several provisions designed to provide Maryland corporations with additional protections against hostile takeovers.

     The Maryland Business Combination Statute restricts certain transactions between a Maryland corporation and a holder, directly or indirectly, of 10% or more of the corporation's outstanding voting stock (an "interested stockholder"). For a period of five years following the date that a stockholder becomes an interested stockholder, Maryland's Business Combination Statute prohibits the following types of transactions between the corporation and the interested stockholder (unless certain conditions, described below, are met):
(i) mergers or consolidations; (ii) sales, leases, exchanges or other dispositions other than in the ordinary course of business or pursuant to a dividend, in any twelve-month period, of assets having an aggregate book value of 10% or more of the total market value of the outstanding stock of the corporation or of its net worth; (iii) issuances or transfers by the corporation or any subsidiary thereof of any equity securities of the corporation or any subsidiary thereof having a market value of 5% or more of the total market value of the outstanding stock of the corporation to any interested stockholder or affiliate of any interested stockholder; (iv) the adoption of a proposal or plan of liquidation or dissolution of the corporation in which anything other than cash will be received by an interested stockholder or any affiliate of any interested stockholder; (v) any reclassification of securities, or recapitalization of the corporation, or any merger, consolidation, or share exchange of the corporation with any of its subsidiaries which has the effect of increasing by 5% or more of the total number of outstanding shares, the proportionate amount of the outstanding shares of any class of equity securities of the corporation or any subsidiary thereof which is owned by an interested stockholder or any affiliate of an interested stockholder; and (vi) the receipt by any interested stockholder or any affiliate thereof of the benefit, directly or indirectly, (except proportionately as a stockholder) of any loan, advance, guarantee, pledge, or other financial assistance or any tax credit or other tax advantage provided by the corporation or any of its subsidiaries. Additionally, after the five-year prohibition on business combinations has expired, a business combination must (i) be recommended by the board of directors and approved by (a) 80% of the votes entitled to be cast, and (b) two-thirds of the votes cast by disinterested stockholders, or (ii) meet the rigorous fair price requirements of the Statute, or (iii) qualify for one of the statutory exemptions. This restriction does not apply if before such person becomes an interested stockholder, the board of directors approves the transaction in which the interested stockholder becomes an interested stockholder or approves the business combination, or a statutory exemption applies. A Maryland corporation may exempt itself from the requirements of the statute in its articles of incorporation. However, our holding company has not exempted itself from the provisions of this Statute.

     The Maryland Control Share Acquisition Statute prohibits a person who acquires over specified limits of shares of our holding company (that is, 20%, 33 1/3 or 50% of its outstanding shares) from voting those shares in excess of each specified limited unless two-thirds of our holding company's disinterested stockholders vote to approve voting rights for the excess shares. A Maryland corporation may include a provision in its articles of incorporation or bylaws exempting the corporation from Maryland's Control Share Acquisition Statute. Our holding company, however, has not exempted itself from the provisions of Maryland's Control Share Acquisition Statute.

Benefit Plans

     In addition to the provisions of the Company's articles of incorporation and bylaws described above, certain benefit plans of ours adopted in connection with the conversion contain provisions which also may discourage hostile takeover attempts which the boards of directors might conclude are not in the best interests for us or our stockholders. For a description of the benefit plans and the provisions of such plans relating to changes in control, see "Management of Northfield Federal Savings -- Proposed Future Stock Benefit Plans."

Regulatory Restrictions

     For three years following conversion, OTS regulations prohibit any person, without the prior approval of the OTS, from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution if such person is, or after consummation of such acquisition would be, the beneficial owner of more than 10% of such stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to a vote of stockholders.

     Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the OTS. In addition, any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Control in this context means ownership of, control of, or holding proxies representing more than 25% of the voting shares of a savings association or the power to control in any manner the election of a majority of the directors of such institution.

     Federal law also provides that no "person," acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings association unless at least 60 days prior written notice has been given to the OTS and the OTS has not objected to the proposed acquisition. Control is defined for this purpose as the power, directly or indirectly, to direct the management or policies of a savings association or to vote more than 25% of any class of voting securities of a savings association. Under federal law (as well as the regulations referred to below) the term "savings association" includes state-chartered and federally chartered SAIF-insured institutions, federally chartered savings and loans and savings banks whose accounts are insured by the FDIC and holding companies thereof.

     Federal regulations require that, prior to obtaining control of an insured institution, a person, other than a company, must give 60 days notice to the OTS and have received no OTS objection to such acquisition of control, and a company must apply for and receive OTS approval of the acquisition. Control, involves a 25% voting stock test, control in any manner of the election of a majority of the institution's directors, or a determination by the OTS that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of an institution's voting stock, if the acquiror also is subject to any one of either "control factors," constitutes a rebuttable determination of control under the regulations. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings association's stock after the effective date of the regulations must file with the OTS a certification that the holder is not in control of such institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the OTS, as applicable.


                         DESCRIPTION OF CAPITAL STOCK

     The Company is authorized to issue 8,000,000 shares of the common stock, $0.01 par value per share, and 2,000,000 shares of preferred stock, $0.01 par value per share. The Company currently expects to issue up to 595,125 shares of common stock in the conversion. The Company does not intend to issue any shares of preferred stock in the conversion, nor are there any present plans to issue such preferred stock following the conversion. Each share of common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. THE COMMON STOCK OF THE COMPANY WILL REPRESENT NONWITHDRAWABLE CAPITAL AND WILL NOT BE INSURED BY US, THE FDIC, OR ANY OTHER GOVERNMENT AGENCY.

Common Stock

     Voting Rights. Each share of the common stock will have the same relative rights and will be identical in all respects with every other share of the common stock. The holders of the common stock will possess exclusive voting rights in the Company, except to the extent that shares of Preferred Stock issued in the future may have voting rights, if any. Each holder of the common stock will be entitled to only one vote for each share held of record on all matters submitted to a vote of holders of the common stock and will not be permitted to cumulate their votes in the election of the Company's directors.

     Liquidation. In the unlikely event of the complete liquidation or dissolution of the Company, the holders of the common stock will be entitled to receive all assets of the Company available for distribution in cash or in kind, after payment or provision for payment of (i) all debts and liabilities of the Company (including all deposits with us and accrued interest thereon); (ii) any accrued dividend claims; (iii) liquidation preferences of any Preferred Stock which may be issued in the future; and (iv) any interests in the liquidation account established upon the conversion for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to have their deposits with us.

     Dividends. From time to time, dividends may be declared and paid to the holders of the common stock, who will share equally in any such dividends. For information about cash dividends, see "Dividends" and "Taxation."

     Restrictions on Acquisition of the Common Stock. See "Restrictions on Acquisition of the Company" for a discussion of the limitations on acquisition of shares of the common stock.

     Other Characteristics. Holders of the common stock will not have preemptive rights with respect to any additional shares of the common stock which may be issued. Therefore, the board of directors may sell shares of capital stock of the Company without first offering such shares to existing stockholders of the Company. The common stock is not subject to call for redemption, and the outstanding shares of common stock when issued and upon receipt by the Company of the full purchase price therefor will be fully paid and non-assessable.

Serial Preferred Stock

     None of the 2,000,000 authorized shares of preferred stock of the Company will be issued in the conversion. After the conversion is completed, the board of directors of the Company will be authorized to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof, subject to regulatory approval but without stockholder approval. If and when issued, the serial preferred stock is likely to rank prior to the common stock as to dividend rights, liquidation preferences, or both, and may have full or limited voting rights. The board of directors, without stockholder approval, can issue serial preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock. The board of directors has no present intention to issue any of the serial preferred stock.

                             LEGAL AND TAX MATTERS

     The legality of the common stock has been passed upon for us by Housley
Kantarian & Bronstein, P.C., Washington, D.C.   Certain legal matters for
Trident Securities may be passed upon by Thacher Proffitt & Wood, Washington, D.C. The federal income tax consequences of the conversion have been passed upon for us by Housley Kantarian & Bronstein, P.C., Washington, D.C. The Maryland income tax consequences of the conversion have been passed upon for us by Anderson Associates, LLP.

                                    EXPERTS

     The financial statements of Northfield Federal Savings as of December 31, 1997 and 1996, and for the years then ended, have been included herein in reliance upon the report of Anderson Associates, LLP, independent certified public accountants, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

     Ferguson has consented to the publication herein of a summary of its letters to us setting forth its opinion as to the estimated pro forma market value of us in the converted form and its opinion setting forth the value of subscription rights and to the use of its name and statements with respect to it appearing in this document.

                            ADDITIONAL INFORMATION

     The Company has filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock offered in this document. As permitted by the rules and regulations of the SEC, this document does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The SEC also maintains an internet address ("Web site") that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address for this Web site is "http: //www. sec. gov." The statements contained in this document as to the contents of any contract or other document filed as an exhibit to the Form SB-2 describe the material features of such contract or document but are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.

     Northfield Federal Savings has filed an Application for Conversion with the OTS with respect to the conversion. Pursuant to the rules and regulations of the OTS, this document omits certain information contained in that Application. The Application may be examined at the principal office of the OTS, 1700 G Street, N.W., Washington, D.C. 20552 and at the Southeast Regional Office of the OTS, 1475 Peachtree Street, N.E., Atlanta, Georgia 30309 without charge.

     A copy of the articles of incorporation and the bylaws of the Company are available without charge from Northfield Federal Savings.

                          NORTHFIELD FEDERAL SAVINGS

                         INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Independent Auditor's Report                                                 F-1

Statements of Financial Condition as of December 31, 1997 and 1996           F-2

Statements of Operations for the Years Ended December 31, 1997 and 1996      F-3

Statements of Retained Earnings for the Years Ended December 31, 1997 and
 1996                                                                        F-4

Statements of Cash Flows for the Years Ended December 31, 1997 and 1996      F-5

Notes to Financial Statements                                                F-7


All schedules are omitted because the required information is either not applicable or is included in the financial statements or related notes.

Separate financial statements for the Company have not been included since it will not engage in material transactions until after the conversion. The Company, which has been inactive to date, has no significant assets, liabilities, revenues, expenses or contingent liabilities.

                   [LETTERHEAD OF ANDERSON ASSOCIATES, LLP]


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


Board of Directors
Northfield Federal Savings
Baltimore, Maryland

    We have audited the statements of financial condition of Northfield Federal Savings as of December 31, 1997 and 1996, and the related statements of operations, retained earnings and cash flows for each of the two years in the two year period ended December 31, 1997. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northfield Federal Savings as of December 31, 1997 and 1996, and the results of its operations and cash flows for each of the two years in the two year period ended December 31, 1997 in conformity with generally accepted accounting principles.


                                                  /s/ Anderson Associates, LLP

February 12, 1998
Baltimore, Maryland

                           NORTHFIELD FEDERAL SAVINGS
                           --------------------------
                              Baltimore, Maryland
                              -------------------

                       STATEMENTS OF FINANCIAL CONDITION
                       ---------------------------------

                                                               December 31,
                                                               ------------
                                                            1997          1996
                                                            ----          ----
   Assets
   ------
Cash                                                     $   116,900  $   172,850
Interest bearing deposits in other banks                   3,513,650    5,186,074
Securities available for sale (Note 2)                             -      196,772
Mortgage backed securities (Note 3)                        1,955,008    2,333,119
Loans receivable, net (note 4)                            29,961,032   23,841,394
Accrued interest receivable - loans                          149,536      127,180
                            - investments                     25,000       41,157
                            - mortgage backed
                               securities                     12,693       15,194
Premises and equipment, at cost, less
 accumulated depreciation (Note 5)                            40,374       52,301
Federal Home Loan Bank of Atlanta stock
 at cost (Note 6)                                            226,400      226,400
Deferred income taxes (Note 10)                               26,279            -
Prepaid income taxes (Note 10)                                     -          782
Prepaid expenses and other assets                             57,544       34,846
                                                         -----------  -----------

Total assets                                             $36,084,416  $32,228,069
                                                         ===========  ===========

   Liabilities and Retained Earnings
   ---------------------------------

Liabilities
-----------
  Deposit accounts (Note 7)                              $32,621,766  $29,115,850
  Advance payments by borrowers for expenses                 371,262      316,973
  Deferred income taxes (Note 10)                                  -       57,612
  Income taxes payable (Note 10)                              62,964        2,600
  Other liabilities                                          134,667        5,329
                                                         -----------  -----------
Total liabilities                                         33,190,659   29,498,364

Commitments and contingencies - Notes 4 and 5

Retained earnings (substantially restricted) (Note 9)      2,893,757    2,749,226
Net unrealized loss on investment securities
 net of tax                                                        -      (19,521)
                                                         -----------  -----------
Total retained earnings                                    2,893,757    2,729,705
                                                         -----------  -----------

Total liabilities and retained earnings                  $36,084,416  $32,228,069
                                                         ===========  ===========


The accompanying notes to financial statements are an integral part of these statements.

                           NORTHFIELD FEDERAL SAVINGS
                           --------------------------
                              Baltimore, Maryland
                              -------------------

                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                         Years Ended
                                                         December 31,
                                                         ------------
                                                       1997         1996
                                                       ----         ----
Income
------
   Interest and fees on loans (Note 4)              $2,209,375   $1,927,726
   Interest on securities available for sale            14,888       15,216
   Interest on mortgage backed securities              166,235      161,432
   Other interest income                               235,958      352,631
                                                    ----------   ----------
Total interest income                                2,626,456    2,457,005

Interest Expense
----------------
   Interest on deposits (Note 7)                     1,473,588    1,394,152
   Interest on short-term borrowings                    19,973        2,556
                                                    ----------   ----------
Total interest expense                               1,493,561    1,396,708
                                                    ----------   ----------

Net interest income                                  1,132,895    1,060,297

Provision for losses on loans (Note 4)                 123,270       10,000
                                                    ----------   ----------
Net interest income after provision
 for losses on loans                                 1,009,625    1,050,297

Non-Interest Income (Loss)
--------------------------
   Loss on sale of securities available for sale       (32,321)           -
   Fees on loans                                         8,366        7,101
   Fees on deposits                                     14,033       18,978
   All other income                                      7,504        5,359
                                                    ----------   ----------
Net non-interest income (loss)                          (2,418)      31,438

Non-Interest Expenses
---------------------
   Compensation and related expenses                   469,637      328,285
   Occupancy                                            63,201       59,397
   Deposit insurance                                    15,238      250,195
   Service bureau expense                               56,637       55,651
   Furniture, fixtures and equipment expense            28,075       31,673
   Advertising                                          30,013       22,412
   Other                                               108,702       95,662
                                                    ----------   ----------
Total non-interest expenses                            771,503      843,275
                                                    ----------   ----------

Income before tax provision                            235,704      238,460

Provision for income tax (Note 10)                      91,173       89,581
                                                    ----------   ----------

Net income                                          $  144,531   $  148,879
                                                    ==========   ==========


The accompanying notes to financial statements are an integral part of these statements.

                           NORTHFIELD FEDERAL SAVINGS
                           --------------------------
                              Baltimore, Maryland
                              -------------------

                        STATEMENTS OF RETAINED EARNINGS
                        -------------------------------
            FOR YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996
            -------------------------------------------------------

                                                               Net Unrealized
                                                               Loss on Investment
                                           Retained            Securities Net
                                           Earnings                of Tax                   Total
                                           --------           ------------------            -----
Balance - December 31, 1995                $2,600,347               $(13,946)            $2,586,401

Net change in unrealized loss on                    -                 (5,575)                (5,575)
 investment securities

Net income for year ended
 December 31, 1996                            148,879                      -                148,879
                                           ----------               --------             ----------

Balance - December 31, 1996                 2,749,226                (19,521)             2,729,705

Net change in unrealized loss on
 investment securities                              -                 19,521                 19,521

Net income for year ended
 December 31, 1997                            144,531                      -                144,531
                                           ----------               --------             ----------

Balance - December 31, 1997                $2,893,757                   $  -             $2,893,757
                                           ==========               ========             ==========

The accompanying notes to financial statements are an integral part of these statements.

                           NORTHFIELD FEDERAL SAVINGS
                           --------------------------
                              Baltimore, Maryland
                              -------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                          Years Ended December 31,
                                                         ---------------------------
                                                             1997           1996
                                                             ----           ----
Operating Activities
--------------------
  Net income                                             $    144,531   $   148,879
  Adjustments to Reconcile Net Income to
   Net Cash Provided by Operating Activities
   -----------------------------------------
    Net amortization of premiums and accretion of
     discounts on certificates of deposit                       7,358        11,111
    Stock dividends on investments                            (14,637)      (15,216)
    Loss on sale of securities available for sale              32,321             -
    Net amortization of premiums and accretion of
     discounts on mortgage backed securities                    2,244         2,272
    Loan fees deferred                                         77,225        59,520
    Amortization of deferred loan fees                        (27,831)      (42,971)
    Provision for losses on loans                             123,270        10,000
    (Increase) decrease in accrued interest on loans          (22,356)       18,863
    Decrease in accrued interest on investments                16,157        16,924
    Decrease in accrued interest on mortgage
     backed securities                                          2,501         4,785
    Provision for depreciation                                 18,049        23,299
    Increase in deferred income taxes                         (96,173)      (24,888)
    Decrease in prepaid income taxes                              782        75,664
    (Increase) decrease in prepaid expenses and
     other assets                                             (22,698)       12,426
    Increase (decrease) in accrued interest payable             1,615        (8,351)
    Increase in income taxes payable                           60,364         2,600
    Increase (decrease) in other liabilities                  129,338       (25,974)
                                                         ------------   -----------
       Net cash provided by operating activities              432,060       268,943

Cash Flows from Investing Activities
------------------------------------
  Proceeds from maturing certificates of deposit              970,154       755,037
  Purchases of certificates of deposit                       (150,000)            -
  Proceeds from sale of securities available for sale         210,891             -
  Purchases of mortgage backed securities                           -      (499,063)
  Principal collected on mortgage backed securities           375,867       317,970
  Longer term loans originated                            (10,580,784)   (6,493,718)
  Principal collected on longer term loans                  4,012,325     3,412,231
  Net decrease in short-term loans                            276,157       908,611
  Purchases of premises and equipment                          (6,122)       (9,552)
                                                         ------------   -----------
       Net cash used by investing activities               (4,891,512)   (1,608,484)

                           NORTHFIELD FEDERAL SAVINGS
                           --------------------------
                              Baltimore, Maryland
                              -------------------

                            STATEMENTS OF CASH FLOWS
                            ------------------------

                                                         Years Ended December 31,
                                                         ------------------------
                                                          1997              1996
                                                          ----              ----
Cash Flows from Financing Activities
------------------------------------
  Net decrease in demand deposits, money market,
   passbook accounts and advance payments by
   borrowers for taxes and insurance                     $ (171,777)     $  (525,232)
  Net increase in certificates of deposit                 3,730,367          518,741
                                                         ----------      -----------
       Net cash provided (used) by financing
        activities                                        3,558,590           (6,491)
                                                         ----------      -----------

Decrease in cash and cash equivalents                      (900,862)      (1,346,032)
Cash and cash equivalents at beginning of year            3,645,304        4,991,336
                                                         ----------      -----------
Cash and cash equivalents at end of year                 $2,744,442      $ 3,645,304
                                                         ==========      ===========

Reconciliation of cash and cash equivalents:
  Cash                                                   $  116,900      $   172,850
  Interest bearing accounts in other banks                3,513,650        5,186,074
                                                         ----------      -----------
                                                          3,630,550        5,358,924

    Less - Certificates of deposit maturing in
            90 days or more included in interest
            bearing accounts in other banks                (886,108)      (1,713,620)
                                                         ----------

Cash and cash equivalents                                $2,744,442      $ 3,645,304
                                                         ==========      ===========

Supplemental disclosures of cash flows information:
  Cash paid during year for:
    Interest                                             $1,491,949      $ 1,405,078
    Income taxes                                         $  126,200      $    68,193

The accompanying notes to financial statements are an integral part of these statements.

                          NORTHFIELD FEDERAL SAVINGS
                          --------------------------
                              Baltimore, Maryland
                              -------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


Note 1 - Summary of Significant Accounting Policies
         ------------------------------------------

         Business
         --------

            The Association's primary business activity is the acceptance of deposits from the general public in its market area and using the proceeds for investments and loan originations. The Association is subject to competition from other financial institutions. The Association is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

         Basis of Financial Statement Presentation
         -----------------------------------------

            The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. See the discussion below of the determination of that estimate.

         Securities Available for Sale
         -----------------------------

            Securities available for sale consisted of certain equity securities. Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount. Gains and losses on the sale of securities available for sale are determined using the specific identification method.

         Mortgage Backed Securities
         --------------------------

            Mortgage backed securities, including real estate mortgage investment conduits ("REMICs"), are stated at cost, adjusted for amortization of premium or discount on purchase, since management has the intention and ability to hold them to maturity. Amortization is computed using a method which approximates level yield over the life of the security. Gains and losses on the sale of investments and mortgage backed securities are determined using the specific identification method. See Note 3 for discussion of prepayment risk and recoverability of mortgage backed securities.

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

         Loans Receivable
         ----------------

            Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal balance adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans.

            Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

            An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrowers' ability to pay. Determining the amount of the allowance for loan losses requires the use of estimates and assumptions. Management believes the allowance for losses on loans is adequate. While management uses available information to estimate losses on loans, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Association's allowances for losses on loans. Such agencies may require the Association to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Statement of Financial Accounting Standards ("SFAS") No. 114, as amended by SFAS No. 118 addresses the accounting by creditors for impairment of certain loans. It is generally applicable for all loans except large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, including residential mortgage loans and consumer installment loans. It also applies to all loans that are restructured in a troubled debt restructuring involving a modification of terms. SFAS No. 114 requires that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement.

            Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a payment is received on a loan on non-accrual status, the amount received is allocated to principal and interest in accordance with the contractual terms of the loan.

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

         Premises and Equipment
         ----------------------

            Land is carried at cost, premises and equipment are carried at cost less accumulated depreciation. Depreciation is computed on the straight-line method, based on the useful lives of the respective assets.

         Income Taxes
         ------------

            Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          Statement of Cash Flows
          -----------------------

            In the statement of cash flows, cash and equivalents include cash and interest bearing deposits in other banks with a maturity date of less than ninety days.

         Reclassification
         ----------------

            Certain prior year's amounts have been reclassified to conform to the current year's presentation.

Note 2 - Securities Available for Sale
         -----------------------------

            The Association had no securities available for sale at December 31, 1997. At December 31, 1996, the securities available for sale consisted of the Association's investment in Lord Abbett U.S. Government Securities Fund at a cost of $228,575, a gross unrealized loss of $31,803 and fair value of $196,772.

            The Association recognized a loss of $32,321 during the year ended December 31, 1997 due to the full redemption of securities in the Lord Abbett U.S. Government Securities Fund. No gains or losses were realized during the year ended December 31, 1996.

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 3 - Mortgage Backed Securities
         --------------------------

            Mortgage backed securities at December 31, 1997 and 1996 consist of the following:

                                                         1997         1996
                                                      -----------  -----------
         GNMA participating certificates              $  815,950   $1,018,329
         FNMA participating certificates                  46,305       50,525
         FHLMC participating certificates                701,770      766,108
         REMIC                                           395,071      500,000
                                                      ----------   ----------
                                                       1,959,096    2,334,962
          Net - unamortized premiums and discounts        (4,088)      (1,843)
                                                      ----------   ----------
                                                      $1,955,008   $2,333,119
                                                      ==========   ==========

            The amortized cost and fair value of mortgage backed securities are as follows as of December 31, 1997 and 1996, respectively.

                                      Gross          Gross
                                    Amortized      Unrealized     Unrealized
                                       Cost          Gains          Losses       Fair Value
                                    ----------     ----------     ----------     ----------

                                                       December 31, 1997
                                    -------------------------------------------------------
GNMA participating certificates     $  812,201        $49,580     $        -     $  861,781
FNMA participating certificates         46,305          1,048              -         47,353
FHLMC participating certificates       701,431          4,941          2,748        703,624
REMIC                                  395,071          3,105              -        398,176
                                    ----------        -------     ----------     ----------
                                    $1,955,008        $58,674        $ 2,748     $2,010,934
                                    ==========        =======     ==========     ==========

                                                       December 31, 1996
                                    -------------------------------------------------------
GNMA participating certificates     $1,014,748        $49,024     $        -     $1,063,772
FNMA participating certificates         50,525          1,957              -         52,482
FHLMC participating certificates       767,846          1,302         12,571        756,577
REMIC                                  500,000          5,425              -        505,425
                                    ----------        -------     ----------     ----------
                                    $2,333,119        $57,708        $12,571     $2,378,256
                                    ==========        =======     ==========     ==========

            No gains or losses were realized during the years ended December 31, 1997 and 1996.

            Certain mortgage backed securities including REMICs are subject to significant prepayments risks. In periods of declining interest rates mortgages may be repaid more rapidly than anticipated resulting in greater amortization of premiums and reduced yields. In addition, the Association may be unable to reinvest at an interest rate comparable to the rate on the prepaying mortgage backed security. In contrast, in periods of increasing interest rates, market values of mortgage backed securities, including

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 3 - Mortgage Backed Securities - Continued
         --------------------------

         REMICs, will decline. Since principal payments on REMICs do not commence upon purchase of the investment, REMICs are more susceptible to market value fluctuations. Cash flows from the REMICs include interest only for one or more years and principal and interest payments thereafter provided by mortgage backed securities guaranteed by FHLMC or GNMA and backed by residential mortgages. All interest payments on the Association's REMICs are at fixed rates. Management anticipates full recoverability to the principal balance of REMICs.

Note 4 - Loans Receivable
         ----------------

            Loans receivable at December 31, 1997 and 1996 consist of the following:

                                                           1997          1996
                                                       ------------  ------------
         One to four family residential mortgage
          loans                                        $25,739,458   $19,439,391
         Construction loans                              2,104,575     2,461,800
         Commercial real estate loans                    2,805,693     2,195,236
         Commercial loan collateralized by lease
          finance receivables                              741,226     1,017,913
         Home equity line of credit loans                  177,141             -
         Loans secured by deposits                          74,142        73,612
                                                       -----------   -----------
                                                        31,642,235    25,187,952

         Less
         ----
            Undisbursed portion of loans in process     (1,197,270)   (1,027,520)
            Deferred loan origination fees                (268,433)     (219,038)
            Allowance for losses on loans                 (215,500)     (100,000)
                                                       -----------   -----------
                                                        (1,681,203)   (1,346,558)
                                                       -----------   -----------
                                                       $29,961,032   $23,841,394
                                                       ===========   ===========

            Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Association's lending area. Commercial and construction loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

            A substantial portion of the Association's loans receivable are mortgage loans secured by residential and commercial real estate properties located in the state of Maryland. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. The Association generally does not lend more than 90% of the appraised value of a property and requires private mortgage insurance on residential mortgages with loan-to-value ratios in excess of 80%. In addition, the Association generally obtains personal guarantees of repayment from borrowers

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 4 - Loans Receivable - Continued
         ----------------

         and/or others for construction, commercial and multifamily residential loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

            The commercial loan collateralized by lease finance receivables represents a loan to a leasing company collateralized by leases receivable to individuals and businesses secured by personal property and is primarily dependent upon the financial condition of the borrower and lessors for repayment.

            The following is a summary of the allowance for loan losses for the years ended December 31:

         Balance at December 31, 1995                                 $ 90,000
         Provision for losses on loans                                  10,000
                                                                      --------
         Balance at December 31, 1996                                  100,000
         Provision for losses on loans                                 123,270
         Charge-offs                                                    (7,770)
                                                                      --------
         Balance at December 31, 1997                                 $215,500
                                                                      ========

            A loan is considered impaired when it is probable that the Association will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans are summarized as follows for the years ended December 31:


                                                           1997         1996
                                                         --------     --------
         Aggregate recorded investment                   $135,000     $270,000
         Allowance for loan losses                          1,350        2,700
         Interest income recognized during
          impairment                                        9,442       21,513

            The Association was not committed to advance any additional amounts on the above loans at December 31, 1997.

            The Association had no non-accrual loans that were not subject to SFAS No. 114.

            The following table presents a summary of the activity with respect to loans to directors and officers for the years ended December 31, 1997 and 1996, respectively.

                                                         1997           1996
                                                       ---------      ---------
         Balance outstanding - beginning of year       $498,213       $535,925
         New loans                                      153,900              -
         Principal repayments                           (34,161)       (37,712)
                                                       --------       --------
         Balance outstanding - end of year             $617,952       $498,213
                                                       ========       ========

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 4 - Loans Receivable - Continued
         ----------------

            The Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. Mortgage loan commitments, exclusive of loans in process not reflected in the accompanying statements at December 31, 1997, approximate $394,800. These commitments are for mortgage loans with fixed rates between 7.125% and 11.50% at December 31, 1997. Non-recourse leasing loan commitments not reflected in the accompanying statements at December 31, 1997 are approximately $64,000 with fixed rates between 10.00% and 10.50%.

            The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial condition at December 31, 1997, as a liability for credit loss.

Note 5 - Premises and Equipment
         ----------------------

            Premises and equipment at December 31, 1997 and 1996 are as follows:

                                                 1997        1996     Useful Lives
                                              ----------  ----------  -------------
         Land                                 $  15,000   $  15,000               -
         Office building and improvements        49,497      49,497   5 to 35 years
         Furniture, fixtures and equipment      228,757     222,635   5 to 15 years
                                              ---------   ---------
                                                293,254     287,132
          Less - accumulated depreciation      (252,880)   (234,831)
                                              ---------   ---------
                                               $ 40,374   $  52,301
                                              =========   =========

            The Association has entered into a long-term lease for the premises of its main office. Rental expense under the lease for the property for the years ended December 31, 1997 and 1996 was $39,500 and $34,167, respectively. At December 31, 1997, the minimum rental commitments under noncancellable operating leases are as follows:

            Year Ended December 31,
            -----------------------
                    1998                   $ 40,333
                    1999                     42,000
                    2000                     42,000
                    2001                     42,000
                    2002                     42,000
                    2003                     28,000
                                           --------
                                           $236,333
                                           ========

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 6- Investment in Federal Home Loan Bank of Atlanta Stock
        -----------------------------------------------------

            The Association is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta ("FHLB") in an amount equal to at least 1% of the unpaid principal balances of the Association's residential mortgage loans or 1/20 of its outstanding advances from the FHLB, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.

Note 7 - Deposit Accounts
         ----------------

            Deposit accounts at December 31, 1997 and 1996 consist of the following:

                                                                   1997                   1996
                                                           ------------------     ------------------
                                                               Amount      %          Amount      %
                                                             ---------     -        ---------     -
         Demand and NOW accounts including
          non-interest bearing deposits of
          $338,633 in 1997 and $277,778
          in 1996                                          $ 2,078,419     6.37%  $ 2,123,746    7.29%
         Money markets                                       7,816,045    23.96     7,973,913   27.39
         Passbook savings                                    2,604,543     7.99     2,627,415    9.03
         Certificates of deposit                            20,108,422    61.64    16,378,055   56.25
                                                           -----------  -------   -----------  ------
                                                            32,607,429    99.06    29,103,129   99.06
         Accrued interest on deposits                           14,337      .04        12,721     .04
                                                           -----------  -------   -----------  ------
                                                           $32,621,766   100.00%  $29,115,850  100.00%
                                                           ===========  =======   ===========  ======

            Certificates of deposit mature as follows at December 31:

               1998                          $ 7,763,351
               1999                            5,782,167
               2000                            3,515,330
               2001                            1,618,777
               2002                            1,195,899
               2003                              232,898
                                             -----------
               Total                         $20,108,422
                                             ===========

            Interest expense on deposits is summarized as follows for the year ended December 31:

                                                   1997                1996
                                                   ----                ----
         NOW accounts                          $    50,263          $    44,959
         Money markets                             302,996              289,428
         Savings                                    76,881               80,670
         Certificates of deposit                 1,043,448              979,095
                                               -----------           ----------
                                               $ 1,473,588          $ 1,394,152
                                               ===========           ==========

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 7 - Deposit Accounts - Continued
         ----------------

               The Association had deposits of $100,000 or more of approximately $1,456,188 and $2,281,290 at December 31, 1997 and 1996, respectively.

               Deposit Insurance Reform. Currently, there are two deposit insurance funds maintained by the Federal Deposit Insurance Corporation ("FDIC"), the Bank Insurance Fund ("BIF") and the Savings Association Insurance Fund ("SAIF"). The Association's deposits are insured by SAIF. Legislation has been passed concerning the Deposit Insurance Reform that required the Association to pay a one-time assessment of .657% of insured deposits at March 31, 1995, which was approximately $181,500. The Association's SAIF deposit insurance premiums have been reduced to .064% of insured deposits beginning January 1, 1997 from the rate of .23% of insured deposits. BIF and SAIF may be merged on January 1, 1999.

Note 8 - Employee Benefit Plan and Deferred Compensation
         -----------------------------------------------

               The Association has a 401(k) Plan which requires, under certain conditions, a contribution of up to 5% of eligible employees' total compensation. The total expense related to this Plan for the year ended December 31, 1997 and 1996 was $23,769 and $23,483, respectively.

               During the year ended December 31, 1997, the Association entered into a Deferred Compensation Agreement with all of the current directors. The Association recorded an expense during the year ended December 31, 1997 of $115,000 and additional liability under this Agreement is being accrued by charges to operating expense during the term of employment.

Note 9 - Retained Earnings
         -----------------

               The Association is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Association must meet specific capital guidelines that involve quantitative measures of the Association's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Association's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 9 - Retained Earnings - Continued
         -----------------

               Quantitative measures established by regulation to ensure capital adequacy require the Association to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Association meets all capital adequacy requirements to which it is subject.

               As of December 31, 1997, the most recent notification from the Federal Deposit Insurance Corporation has categorized the Association as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Association must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios at least 100 to 200 basis points above those ratios set forth in the table. There have been no conditions or events since that notification that management believes have changed the Association's category.

               The following table presents the Association's capital position based on the December 31, 1997 financial statements.

                                                                             To Be Well
                                                                           Capitalized Under
                                                     For Capital             Prompt Corrective
                                Actual             Adequacy Purposes         Action Provisions
                         --------------------    ---------------------    -----------------------
                           Amount        %            Amount      %            Amount        %
                           ------       ---           ------     ---           -------      ---
Tangible (1)             $2,893,757     8.02%      $  541,266    1.50%        $   N/A        N/A %
Tier I capital (2)        2,893,757    15.99%           N/A      N/A %         1,085,520     6.00%
Core (1)                  2,893,757     8.02%       1,082,532    3.00%         1,804,221     5.00%
Risk-weighted (2)         3,109,257    17.19%       1,447,360    8.00%         1,809,200    10.00%

          (1)  To adjusted total assets
          (2)  To risk-weighted assets.

                                                      Current Requirements
                                                      --------------------
          Total retained earnings                       $ 2,893,757
                                                        -----------

          Tangible and core capital                       2,893,757
              General valuation allowance                   215,500
                                                        -----------

          Risk-based capital                            $ 3,109,257
                                                        ===========

          Total assets                                  $36,084,416
                                                        -----------

          Tangible and adjusted tangible assets         $36,084,416
                                                        ===========

          Risk-weighted assets                          $18,092,000
                                                        ===========

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 10- Income Taxes
         ------------

               The income tax provision consists of the following for the years ended December 31:

                                         1997       1996
                                         ----       ----
         Current expense               $187,346   $114,469
         Deferred expense (benefit)     (96,173)   (24,888)
                                       --------   --------
            Total tax expense          $ 91,173   $ 89,581
                                       ========   ========

            The income tax provision is reconciled to the amount computed to the statutory federal income tax rate as follows for December 31:

                                              1997               1996
                                       -----------------  -----------------
                                        Amount      Rate    Amount     Rate
                                        ------      ----    ------     ----
Statutory federal income tax rate       $80,139    34.00%   $81,076   34.00%
State tax net of federal income tax
 benefit                                 11,059     4.69     10,720    4.50
Surtax exemption                              -        -     (2,384)  (1.00)
Other                                       (25)    (.01)       169     .07
                                        -------    -----    -------   -----
                                        $91,173    38.68%   $89,581   37.57%
                                        =======    =====    =======   =====

            The tax effects of temporary differences between financial reporting basis and income tax basis of assets and liabilities are as follows at December 31:

                                                           1997        1996
                                                           ----        ----
         Deferred Tax Assets:
            Deferred loan origination fees              $  27,571   $  42,354
            Deferred compensation                          44,413           -
            Unrealized loss on investment securities       32,160      44,442
            Allowance for loan losses                      83,226      38,620
                                                        ---------   ---------
                                                          187,370     125,416

         Deferred Tax Liabilities:
            Federal Home Loan Bank of Atlanta stock
             dividend                                     (32,595)    (32,595)
            Depreciation                                   (3,510)     (6,765)
            Excess of tax bad debt reserve over
             base year                                    (52,756)    (65,945)
            Conversion from accrual to cash method
             of accounting                                (72,230)    (77,723)
                                                        ---------   ---------
                                                         (161,091)   (183,028)
                                                        ---------   ---------
         Net deferred tax assets (liabilities)          $  26,279   $ (57,612)
                                                        =========   =========

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 10- Income Taxes - Continued
         ------------

               The Association was allowed a special bad debt deduction limited generally to 8% of otherwise taxable income for the year beginning December 1, 1987 through December 31, 1995. Beginning January 1, 1996 the percentage of taxable income method of computing the Association's tax bad debt deduction is no longer allowed and the amount by which the tax reserve for bad debts exceeds such amount at December 31, 1987 must be recaptured over a six year period. A tax liability has been established for the recapture. If the amounts which qualified as deductions for federal income tax purposes prior to December 31, 1987 are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate. Retained earnings at December 31, 1997 and 1996 include $579,687, for which no provision for federal income tax has been provided. The unrecorded deferred income tax liability on the above amount was approximately $223,875.

Note 11 - Disclosures About Fair Value of Financial Instruments
          -----------------------------------------------------

               The estimated fair values of the Association's financial instruments are summarized below. The fair values of a significant portion of these financial instruments are estimates derived using present value techniques prescribed by the FASB and may not be indicative of the net realizable or liquidation values. Also, the calculation of estimated fair values is based on market conditions at a specific point in time and may not reflect current or future fair values.

               The carrying amount is a reasonable estimate of fair value for interest bearing deposits in other banks due to the short-term nature of that investment. Fair value is based upon net asset values for investment securities, bid prices published in financial newspapers for mortgage backed securities were used to estimate fair value for these investments. The carrying amount of Federal Home Loan Bank of Atlanta stock is a reasonable estimate of fair value. Loans receivable were discounted using a single discount rate, comparing the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities, except for adjustable rate mortgages which were considered to be at market rates. These rates were used for each aggregated category of loans as reported on the Office of Thrift Supervision Quarterly Report. The fair value of demand deposits, savings accounts and money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered on deposits of similar remaining maturities.

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 11 - Disclosures About Fair Value of Financial Instruments - Continued
          -----------------------------------------------------

                                                December 31, 1997
                                              ----------------------
                                              Carrying    Estimated
                                               Amount    Fair Value
                                              ---------  -----------
                                              (Amounts in Thousands)
Financial Assets
----------------
   Interest bearing deposits
    in other banks                              $ 3,514      $ 3,514
   Mortgage backed securities                     1,955        2,011
   Federal Home Loan Bank of Atlanta stock          226          226

   Loans receivable                              29,961       31,772

Financial Liabilities
---------------------
   Savings                                      $ 2,605      $ 2,605
   NOW and money market deposit accounts          9,894        9,894
   Certificates of deposit                       20,108       20,222
   Advance payment by borrowers for
    expenses                                        371          371

Note 12 - Plan of Conversion
          ------------------

               On December 17, 1997, the Board of Directors adopted a Plan of Conversion ("Plan"), whereby the Association will convert from a federally chartered mutual savings and loan to a federally chartered stock savings bank. The Plan is subject to approval of regulatory authorities and the Association's members at a special meeting. The stock of the Association will be issued to a holding company formed in connection with the conversion. The capital stock will be offered at a price to be determined by the Board of Directors based upon an appraisal to be made by an independent appraisal firm. The exact number of shares to be offered will be determined by the Board of Directors in conjunction with that appraisal. A Subscription Offering of shares of common stock will be offered initially to Eligible Account Holders, Employee Stock Benefit Plans of the Association, supplemental Eligible Account Holders and other members. Any shares of common stock not sold in the Subscription Offering will be sold in a Community Offering.

               At the time of the conversion, the Association will establish a Liquidation Account in an amount equal to its capital as of the date of the latest statement of financial condition appearing in the final prospectus. The Liquidation Account will be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their accounts at the Association after the conversion.

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 12 - Plan of Conversion - Continued
          ------------------

               In the unlikely event of a complete liquidation of the Association, and only in such event, each Eligible Account Holder and Supplemental Eligible Account Holder would receive from the Liquidation Account, a liquidation distribution based on the proportionate share of the then total remaining qualifying deposits.

               Under the regulations of the Office of Thrift Supervision ("OTS"), the Association will not be permitted to pay dividends on its stock after the conversion if its regulatory capital would thereby be reduced below the amount then required for the forementioned Liquidation Account or the Association's regulatory capital requirements. Federal regulations also preclude any repurchase of the stock for three years after the conversion except for an offer made on a pro rata basis to all stockholders of the Association and with the prior approval of the OTS. The Association may, however, make capital distributions up to 100% of its net income plus the amount that would reduce by one-half its surplus capital ratio at the beginning of the calendar year, subject to the aforementioned restrictions, and the Association has not been notified that it is in need of more than normal supervision. As of December 31, 1997, the Association has not been notified that it requires more than normal supervision.

               The costs associated with the conversion are expected to be deferred and deducted from the proceeds from the sale of stock. If the conversion does not occur, related expenses will be deducted from current income. Costs of $22,712 were incurred through December 31, 1997.

Note 13 - Recent Accounting Pronouncements
          --------------------------------

               FASB Statement on Accounting for Stock-Based Compensation - In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123. SFAS No. 123 defines a "fair value based method" of accounting for an employee stock option whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period. FASB has encouraged all entities to adopt the fair value based method, however, it will allow entities to continue the use of the "intrinsic value based method" prescribed by Accounting Principles Board ("APB") Opinion No. 25. Under the intrinsic value based method, compensation cost is the excess of the market price of the stock at the grant date over the amount an employee must pay to acquire the stock. However, most stock option plans have no intrinsic value at the grant date and, as such, no compensation cost is recognized under APB Opinion No. 25. Entities electing to continued use of the accounting treatment of APB Opinion No. 25 must make certain pro forma disclosures as if the fair value based method had been applied. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years beginning after December 15, 1995. Pro forma disclosures must include the effects of all awards granted in fiscal years beginnings after December 14, 1994. If the proposed Option Plan is adopted management will use the intrinsic value method. Accordingly, there will be no impact as a result of the Association's adoption of SFAS No. 123.

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 13 - Recent Accounting Pronouncements - Continued
          --------------------------------

               FASB Statement on Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - In June 1996, FASB issued SFAS No. 125, which will be effective, on a prospective basis, for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1996. SFAS No. 125 supersedes SFAS No. 122, Accounting for Mortgage Servicing Rights. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities based on consistent application of a financial-components approach that focuses on control. SFAS No. 125 extends the "available for sale" and "trading" approach of SFAS No. 115 to non-security financial assets that can be contractually prepaid or otherwise settled in such a way that the holder of the asset would not recover substantially all of its recorded investment. In addition, SFAS No. 125 amends SFAS No. 115 to prevent a security from being classified as held to maturity if the security can be prepaid or settled in such a manner that the holder of the security would not recover substantially all of its recorded investment. The extension of the SFAS No. 115 approach to certain non-security financial assets and the amendment to SFAS No. 115 are effective for financial assets held on or acquired after January 1, 1997. FASB has proposed to defer the effective date of SFAS No. 125 until January 1, 1998 for certain transactions including repurchase agreements, dollar-roll, securities lending and similar transactions. Management adopted SFAS No. 125 on January 1, 1997. There was no impact on the Association's financial statements of such adoption.

               FASB Statement on Earnings Per Share - In February 1997, FASB issued SFAS No. 128, "Earnings Per Share". SFAS 128 supersedes APB Opinion No. 15, "Earnings Per Share" and specifies the computation, presentation and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock. SFAS No. 128 replaces the presentation of primary earnings per share with a presentation of basic earnings per share and fully diluted earnings per share with diluted earnings per share. It also requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires the reconciliation of the numerator and denominator of the basic earnings per share computation to the numerator and denominator of the diluted earnings per share computation. This Statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods. SFAS No. 128 will be adopted by the Association in the initial period after December 15, 1997. Management does not believe the impact of adopting SFAS No. 128 will be material to the Association's financial statements.

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 13 - Recent Accounting Pronouncements - Continued
          --------------------------------

               FASB Statement on Disclosure of Information About Capital Structure - In February 1997, FASB issued SFAS No. 129. The Statement incorporates the disclosure requirements of APB Opinion No. 15, "Earnings per Share", and makes them applicable to all public and nonpublic entities that have issued securities addressed by the Statement. APB Opinion No. 15 requires disclosure of descriptive information about securities that is not necessarily related to the computation of earnings per share. The Statement continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinion No. 10, Omnibus Opinion -1996 and No. 15, Earnings Per Share and FASB Statement No. 47, Disclosure of Long-Term Obligations, for entities that were subject to the requirements of those standards. This Statement eliminates the exemption of nonpublic entities from certain disclosure requirements of Opinion 15 as provided by Statement No. 21, Suspension of the Reporting of Earnings per Share and Segment Information for Nonpublic Enterprises. It supersedes specific disclosure requirements of Opinion 10 and 15 and Statement 47 and consolidates them in this Statement for ease of retrieval and for greater visibility to nonpublic entities. This Statement is effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 will be adopted by the Association in the initial period after December 15, 1997. Management does not believe the impact of adopting SFAS No. 129 will be material to the Association's financial statements.

               FASB Statement on Reporting Comprehensive Income - In June 1997, FASB issued SFAS No. 130, "Reporting Comprehensive Income", which requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, expense, gains and losses that bypass the income statement and are reported in a separate component of equity, i.e., unrealized gains and losses on certain investment securities. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Management does not believe that adoption of SFAS No. 130 will have a material adverse effect on the Association's financial position or results of operations.

               FASB Statement on Disclosures Regarding Segments - In June 1997, FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". Statement 131 establishes standards for the way public enterprises are to report information about operating segments in annual financial statements and requires those enterprises to report selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement 131 supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise" but retains the requirement to report information about major customers. It amends Statement No. 94, "Consolidation of all Majority-Owned Subsidiaries" to remove the special disclosure requirements for previously unconsolidated subsidiaries.

NORTHFIELD FEDERAL SAVINGS
--------------------------
Baltimore, Maryland
-------------------

NOTES TO FINANCIAL STATEMENTS
-----------------------------


Note 13 - Recent Accounting Pronouncements - Continued
          --------------------------------

          Statement 131 is effective for financial statements for periods beginning after December 15, 1997. Management does not believe the impact of adopting SFAS No. 131 will be material to the Association's financial statements.

               FASB Statement on Employers Disclosures About Pensions and Other Postretirement Benefits - In February 1998, FASB issued SFAS No. 132 which standardizes disclosure requirements for pensions and postretirement benefits. This Statement is effective for fiscal years beginning after December 15, 1997. Management believes the adoption of this Statement will not have a material effect on the financial statements of the Association.

                                   GLOSSARY

Bank Northfield Federal Savings Bank, a federally chartered stock savings bank

BIF                 Bank Insurance Fund of the FDIC

Common Stock        The common stock, $.01 par value per share, of Northfield
                    Bancorp, Inc.

Community Offering  Offering for sale to certain members of the general public of any shares of common stock not subscribed for in the Subscription Offering, including the possible offering of common stock in a Syndicated Community Offering

Company             Northfield Bancorp, Inc.

Conversion          Simultaneous conversion of Northfield Federal Savings to a stock savings bank, the issuance of the stock savings bank's outstanding capital stock to the Company and the Company's offer and sale of common stock

Eligible Account    Savings account holders of Northfield Federal Savings with
Holders             account balances of at least $50.00 as of the close of
                    business on December 31, 1995


ESOP                Employee Stock Ownership Plan

Estimated           Estimated pro forma market value of the common stock ranging
Valuation Range     from $3,825,000 to $5,175,000

Exchange Act        Securities Exchange Act of 1934, as amended

Expiration Date     __:__.m., Eastern Time, on ___________, 1998

FASB                Financial Accounting Standards Board

FDIC                Federal Deposit Insurance Corporation

Federal Reserve     The Board of Governors of the Federal Reserve System
System

Ferguson            Ferguson & Company

FHLB                Federal Home Loan Bank

FHLMC               Federal Home Loan Mortgage Corporation

FNMA                Federal National Mortgage Association

IRA                 Individual retirement account or arrangement

IRS                 Internal Revenue Service

MRP Management recognition plan to be adopted no earlier than six months after the conversion

NASD                National Association of Securities Dealers, Inc.

NOW account         Negotiable order of withdrawal account

NPV                 Net portfolio value

Offering Subscription, Community and Syndicated Community Offerings, collectively

Option Plan         Stock option plan to be adopted no earlier than six months after the conversion

Order Form          Form for ordering stock accompanied by a certification
                    concerning certain matters

Other Members       Savings account holders (other than eligible account holders and supplemental eligible account holders) and certain
                    borrowers (borrowers whose loans were outstanding on
                    ________ __, 199__ and continue to be outstanding) who are entitled to vote at the Special Meeting due to the existence of a savings account or a borrowing, respectively, on the
                    Voting Record Date for the Special Meeting

OTC Electronic      An electronic stock data system operated by Nasdaq
Bulletin Board

OTS                 Office of Thrift Supervision

Plan of             Plan of Northfield Federal Savings to convert from a
Conversion          federally chartered mutual savings association to a
                    federally chartered stock savings bank, with the name
                    "Northfield Federal Savings Bank," and the issuance of the
                    Bank's outstanding capital stock to the Company and the
                    issuance of the Company's stock to the public

Purchase Price      $10.00 per share price of the common stock

SAIF                Savings Association Insurance Fund of the FDIC

SEC                 Securities and Exchange Commission

Securities Act      Securities Act of 1933, as amended

SFAS                Statement of Financial Accounting Standards adopted by FASB

Special Meeting     Special Meeting of members of Northfield Federal Savings
                    called for the purpose of approving the Plan of Conversion

Subscription        Offering of non-transferable rights to subscribe for the
Offering            common stock, in order of priority, to Eligible Account
                    Holders, tax-qualified employee plans, Supplemental Eligible
                    Account Holders and Other Members

Supplemental        Depositors, who are not Eligible Account Holders of
Eligible            Northfield Federal Savings, with account balances of at
Account Holders     least $50.00 on March 31, 1998

Syndicated          Offering of shares of common stock remaining after the
Community Offering  Subscription Offering and undertaken prior to the end and as part of the Community Offering, and which may, at our
                    discretion be made to the general public on a best efforts basis by a selling group of broker-dealers

Trident Securities  Trident Securities, Inc.

Voting Record       The close of business on ___________, 1998, the date for
Date                determining members entitled to vote at the Special Meeting

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this document In connection with the offering made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by Northfield Federal Savings, the Company, or Trident Securities. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction In which such offer or solicitation would be unlawful. Neither the delivery of this document by Northfield Federal Savings, the Company, or Trident Securities nor any sale made hereunder shall in any circumstances create an implication that there has been no change in the of Northfield Federal Savings or the Company, since any of the dates as of which information is furnished herein or since the date hereof.


                            NORTHFIELD BANCORP, INC.

                              Up to 595,125 Shares
                                  Common Stock



                                   PROSPECTUS



                           TRIDENT SECURITIES,  INC.



                            Dated ___________, 1998



                 THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS
                  AND ARE NOT FEDERALLY INSURED OR GUARANTEED.


Until the later of __________, 1998 (90 days after the date of this Prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Article XVII of the Company's Articles of Incorporation sets forth circumstances under which directors, officers, employees and agents of the Company may be indemnified against liability which they may incur in their capacities, as follows:

                                 ARTICLE XVII

                                INDEMNIFICATION

          A. The Corporation shall indemnify, to the fullest extent permissible under the Maryland General Corporation Law, any individual who is or was a director, officer, employee or agent of the Corporation, and any individual who serves or served at the Corporation's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, in any proceeding in which the individual is made a party as a result of his service in such capacity.

          B. (1) Reasonable expenses incurred by any person identified in paragraph A of this Article XVII who is a party to a proceeding will be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of: (i) a written affirmation by such person of his good faith belief that the standard of conduct necessary for indemnification by the Corporation as authorized in this Article XVII has been met; and (ii) a written undertaking by or on behalf of such person to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

              (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make the repayment.

          C.  Nonexclusive.  The indemnification and advance payment of expenses
              ------------
provided by paragraphs A and B shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

          D.  Continuation.  The indemnification and advancement of expenses
              ------------
provided by this Article XVII shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article XVII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A and B shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

          E.  Insurance.  The Corporation shall purchase and maintain insurance
              ---------
on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A and B.

          F.  Intention and Savings Clause.  It is the intention of this Article
              ----------------------------
XVII to provide for indemnification to the fullest extent permitted by the General Corporation Law of the State of Maryland, and this Article XVII shall be interpreted accordingly. If this Article XVII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article XVII that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Maryland is amended, or other Maryland law is enacted, to permit further or additional indemnification of the persons defined in this Article XVII.A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Maryland, as so amended, or such other Maryland law.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     In addition, Article XVI of the Company's Articles of Incorporation sets forth the limits of a director's liability to the Company or its stockholders as follows:

                                  ARTICLE XVI

               LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITY

     An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (iii) to the extent otherwise required by Maryland law. If Maryland law is amended or enacted after the date of filing of these Articles to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by Maryland law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     Pursuant to its Charter and Tennessee law, the Company is permitted to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Company. Northfield Federal currently maintains such a policy and it is intended that the Company will become a party to such policy.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         *     Legal Fees and Expenses.......................  $ 82,000
         *     Printing, Word Processing, Postage and Mailing    50,000
         *     Appraisal and Business Plan Fees and Expenses.    25,000
         *     Accounting Fees and Expenses..................    40,000
         *     Blue Sky Filing Fees and Expenses
               (including counsel fees)......................     6,000
         *     Transfer Agent Fees and Stock Certificates....     6,000
         *     Conversion Agent Fees.........................     6,000
         *     Federal Filing Fees (OTS and SEC).............    25,000
         *     Underwriter=s Expenses........................    38,000
         *     Other Expenses................................    29,200
                                                               --------
         **    Total.........................................  $307,200
                                                               ========

______________
*    Estimated

** Does not include $67,800 in estimated underwriting fees. Calculation of the underwriting fees assumes that the midpoint of the Estimated Valuation Range is sold in the Conversion, 8% of the stock is sold to the ESOP, 67,000 shares are sold to directors and officers of Northfield Federal, and the remaining shares are sold in the Subscription and Community Offerings.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

          Not applicable.


ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

          The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

          (a)  LIST OF EXHIBITS

       EXHIBIT NO.                                DESCRIPTION
       -----------                                -----------
           1.1   Form of Sales Agency Agreement with Trident Securities,  Inc.

           1.2   Engagement Letter with Trident Securities, Inc.

           2     Plan of Conversion (Exhibit A to Proxy Statement filed as Exhibit 99.2)

           3.1   Articles of Incorporation of Northfield Bancorp, Inc.

           3.2   Bylaws of Northfield Bancorp, Inc.

           4     Form of Common Stock Certificate of Northfield Bancorp, Inc.

           5     Opinion of Housley Kantarian & Bronstein, P.C. regarding legality of securities being registered

           8.1   Form of Federal Tax Opinion of Housley Kantarian & Bronstein, P.C.

          8.2    Form of State Tax Opinion of Anderson Associates, LLP

          8.3    Opinion of Ferguson & Company as to the value of subscription rights for tax purposes

          10.1   Form of Northfield Bancorp, Inc. 19__ Stock Option Plan

          10.2   Form of Northfield Bancorp, Inc. Management Recognition Plan

          10.3   Northfield Federal Savings Deferred Compensation Plan

         *10.4   Employment Agreement between Northfield Federal Savings and G. Ronald Jobson

          23.1   Consent of Housley Kantarian & Bronstein, P.C. (in opinions filed as Exhibits 5 and 8.1)

          23.2   Consent of Anderson Associates, LLP

          23.3   Consent of Ferguson & Company

          24     Power of Attorney (reference is made to the signature page of the Form SB-2)

          27     Financial Data Schedule

        * 99.1   Proposed Form of Stock Order Form and Form of Certification

          99.2   Proxy Statement for Special Meeting of Members of Northfield Federal Savings; Form of Proxy

          99.3   Form of Miscellaneous Solicitation and Marketing Materials

          99.4   Appraisal Report

______________
*       To be filed by amendment.

             (b)    FINANCIAL STATEMENT SCHEDULES.

          No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.


ITEM 28. UNDERTAKINGS

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sells securities, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement (or the most recent post-effective amendment thereof);

          (iii) To include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To file a post-effective amendment or remove from registration any of the securities that remain unsold at the end of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Baltimore, State of Maryland, on March 24, 1998.

                              NORTHFIELD BANCORP, INC.


                              By: /s/ G. Ronald Jobson
                                  --------------------
                                  G. Ronald Jobson
                                  President and Chief Executive Officer
                                  (Duly Authorized Representative)


                               POWER OF ATTORNEY

     We, the undersigned Directors of Northfield Bancorp, Inc., hereby severally constitute and appoint G. Ronald Jobson, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said G. Ronald Jobson who may act, may deem necessary or advisable to enable Northfield Bancorp, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Northfield Bancorp, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said G. Ronald Jobson shall do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

     Signatures                        Title                           Date
     ----------                        -----                           ----


/s/ G. Ronald Jobson            President, Chief Executive        March 24, 1998
-----------------------------
G. Ronald Jobson                Officer and Director
                                (Principal Executive Officer)

/s/ John P. Sabol, Jr.          Vice President and Chief          March 24, 1998
-----------------------------
John P. Sabol, Jr.              Financial Officer (Principal
                                Accounting and Financial Officer)

/s/ Gary R. Bozel               Chairman of the Board             March 24, 1998
-----------------------------
Gary R. Bozel

/s/ J. Thomas Hoffman           Director                          March 24, 1998
-----------------------------
J. Thomas Hoffman

/s/ E. Thomas Lawrence, Jr.     Director                          March 24, 1998
-----------------------------
E. Thomas Lawrence, Jr.

/s/ David G. Rittenhouse        Director                          March 24, 1998
-----------------------------
David G. Rittenhouse

/s/ William R. Rush             Director                          March 24, 1998
-----------------------------
William R. Rush